                                                                  EXHIBIT (A)(1)

    THIS DOCUMENT IS  IMPORTANT AND  REQUIRES YOUR  IMMEDIATE ATTENTION. IF
        YOU ARE IN ANY DOUBT AS TO  HOW TO ACT, YOU SHOULD CONSULT YOUR
            FINANCIAL OR LEGAL ADVISOR IMMEDIATELY.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     OFFER

                                       BY

                      UUNET HOLDINGS AUSTRALIA PTY LIMITED
                               (ACN 085 531 684)

   A WHOLLY OWNED SUBSIDIARY OF UUNET TECHNOLOGIES, INC. WHICH IS, IN TURN, A
                           WHOLLY OWNED SUBSIDIARY OF

                               MCI WORLDCOM, INC.

                  TO PURCHASE ALL OF YOUR ORDINARY SHARES AND
                           AMERICAN DEPOSITARY SHARES

                                       IN

                                OZEMAIL LIMITED
                               (ACN 066 387 157)

                                      FOR

                         A NET CASH PAYMENT OF US$2.20
                  FOR EACH ORDINARY SHARE OR US$22.00 FOR EACH
                           AMERICAN DEPOSITARY SHARE

   THE OFFER WILL EXPIRE AT 1:00 A.M., NEW YORK CITY TIME ON TUESDAY, FEBRUARY 9, 1999 AND AT 5:00 P.M., SYDNEY TIME ON TUESDAY, FEBRUARY 9, 1999, UNLESS THE OFFER IS EXTENDED.

                    FINANCIAL ADVISOR TO MCI WORLDCOM, INC.

                                 MERRILL LYNCH

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

LOGO MCI WORLDCOM

                                                                January 8, 1999
                                                                  (Sydney time)

Dear OzEmail Securityholder

  I am pleased to enclose an offer by UUNET Holdings Australia Pty Limited, a wholly owned subsidiary of MCI WORLDCOM, Inc., to acquire all of your ordinary shares and American Depositary Shares ("ADSs") in OzEmail Limited.

  The offer price is US$2.20 per ordinary share and US$22.00 per ADS and will be paid to you in cash. The offer price provides shareholders with a premium of approximately 50 percent over the weighted average trading price of OzEmail shares on The Nasdaq National Market over the three months before the date on which the offer was announced.

  Under the offer you have the option of electing to receive payment in either United States or Australian dollars. If you choose to receive payment in Australian dollars, the offer price of US$2.20 per ordinary share (US$22.00 per ADS) will be converted into Australian dollars based on the prevailing exchange rate at the time funds are made available for payment.

  The three largest holders of ordinary shares are Malcolm Turnbull, Trevor Kennedy and Sean Howard, each of whom is a director of OzEmail. They collectively hold 67,000,000 shares (representing approximately 46%) and announced on December 14, 1998 that they intended to accept the offer, subject to reviewing the offer documents and absent a more favorable offer. Also, on January 4, 1999, the Board of Directors of OzEmail unanimously recommended shareholders to accept the offer in the absence of a higher offer and indicated that they intend to accept the offer for their own shareholdings in the absence of a higher offer.

  OzEmail is listed on both the Australian Stock Exchange and The Nasdaq National Market. In order to comply with United States Securities Laws and the Australian Corporations Law, the offer documents are complex. Accordingly, you are urged to read the documents carefully and if you have any questions please call any of the contact numbers on the back cover of this document.

  To accept this offer:

  . Ordinary Shareholders should follow the instructions on the enclosed Acceptance and Transfer Form (blue form); and

  . American Depositary Shareholders should follow the instructions on the enclosed Letter of Transmittal (yellow form).

  The offer will expire at 5:00 p.m. Sydney time (1:00 a.m. New York City time) on Tuesday, February 9, 1999, unless extended.

                                          Yours sincerely

                                          /s/ John W Sidgmore

                                          John W Sidgmore
                                          Vice Chairman

515 East Amite Street
Jackson, MS 39201
601 360 8600

                          OFFER TO PURCHASE FOR CASH
                        ALL OUTSTANDING ORDINARY SHARES
                        AND AMERICAN DEPOSITARY SHARES
                                      OF
                                OZEMAIL LIMITED
                                      BY
                     UUNET HOLDINGS AUSTRALIA PTY LIMITED
                         A WHOLLY OWNED SUBSIDIARY OF
                           UUNET TECHNOLOGIES, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                              MCI WORLDCOM, INC.
                                      AT
                       US$2.20 NET PER ORDINARY SHARE OR
              US$22.00 NET PER AMERICAN DEPOSITARY SHARE IN CASH

   THE OFFER WILL EXPIRE AT 1:00 A.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 9, 1999, AND AT 5:00 P.M., SYDNEY TIME, ON TUESDAY, FEBRUARY 9, 1999, UNLESS THE OFFER IS EXTENDED. TENDERING HOLDERS OF SECURITIES WILL BE PERMITTED TO WITHDRAW THEIR TENDERED SECURITIES AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER. SEE "WITHDRAWAL RIGHTS" IN SECTION 4.


  THE OFFER IS CONDITIONAL UPON, AMONG OTHER THINGS, THE MINIMUM ACCEPTANCE CONDITION DESCRIBED IN SECTION 1.2(i) AND THE OTHER TERMS AND CONDITIONS CONTAINED IN THE "INTRODUCTION AND OFFER" AND SECTIONS 1, 2, 3, 4 AND 14.

                                   IMPORTANT

  THE OFFER IS MADE FOR SECURITIES OF AN AUSTRALIAN CORPORATION. WHILE THE OFFER IS SUBJECT TO BOTH UNITED STATES AND AUSTRALIAN DISCLOSURE REQUIREMENTS, HOLDERS SHOULD BE AWARE THAT CERTAIN PARTS OF THIS DOCUMENT HAVE BEEN PREPARED SUBSTANTIALLY IN ACCORDANCE WITH U.S. FORMAT AND STYLE, WHICH DIFFER FROM AUSTRALIAN FORMAT AND STYLE. IN PARTICULAR, THE PART A STATEMENT, WHICH IS REQUIRED BY THE AUSTRALIAN CORPORATIONS LAW AND WHICH IS INCLUDED AS ANNEXURE A TO THIS OFFER (THE "PART A STATEMENT"), CONTAINS INFORMATION CONCERNING THE OFFER THAT IS MATERIAL TO A HOLDER OF SECURITIES AND IS NOT SUMMARIZED ELSEWHERE. HOLDERS OF SECURITIES ARE URGED TO REVIEW THE PART A STATEMENT.

  IN ADDITION, WITH CERTAIN EXCEPTIONS PURSUANT TO MODIFICATIONS OF THE AUSTRALIAN CORPORATIONS LAW GRANTED BY THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION, THE OFFER IS SUBJECT TO THE U.S. TENDER OFFER RULES APPLICABLE TO SECURITIES REGISTERED UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND TO THE PROVISIONS OF THE AUSTRALIAN CORPORATIONS LAW.

  The consideration payable under the Offer is denominated in United States dollars. However, all tendering holders will have the right to elect to receive payment in Australian dollars. In the event a holder does not make an election, a holder tendering American Depositary Shares will receive United States dollars and a holder tendering Shares will receive Australian dollars. The conversion of United States dollars into Australian dollars will be made on the basis described in Section 3. The attention of all holders of Securities is drawn to the description in that Section of the mechanism for converting United States dollars into Australian dollars and of the exchange rate risks attached thereto. A reference in this Offer to Purchase to "US$" or "US dollars" is to United States dollars and a reference to "A$" is to Australian dollars.

  See Section 18 "Certain Definitions" for the definitions of certain terms used in this Offer to Purchase.

  Questions and requests for assistance, or for additional copies of this Offer to Purchase, the Acceptance and Transfer Form, the Letter of Transmittal or other tender offer (known in Australia as "takeover offer") materials, may be directed in the United States to the Information Agent or the Dealer Manager, or in Australia to (in the case of additional documents) the Registry or (in the case of questions and requests for assistance) to the Financial Advisor, in each case at their respective addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Holders of Shares or American Depositary Shares may also contact brokers, dealers, commercial banks and trust companies for assistance concerning the Offer.

           The Dealer Manager for the Offer in the United States is:

MERRILL LYNCH LOGO

January 8, 1999 (Sydney, Australia time)
(January 7, 1999, New York time)

                                   IMPORTANT

HOLDERS OF ADSS

  Any holder desiring to tender all or any portion of such holder's American Depositary Shares should either:

    (i) complete and sign the Letter of Transmittal (or a facsimile thereof) in accordance with the instructions in the Letter of Transmittal and:

      (A) mail or deliver it, together with the American Depositary Receipts evidencing tendered American Depositary Shares and any other required documents, to the U.S. Depositary; or

      (B) tender such American Depositary Shares pursuant to the procedures for book-entry transfer set forth in Section 2; or

    (ii) request such holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such holder. A holder whose American Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such holder desires to tender such American Depositary Shares.

  A holder who desires to tender American Depositary Shares, and whose American Depositary Receipts evidencing such American Depositary Shares are not immediately available, or who cannot comply with the procedures for book-entry transfer described in this Offer to Purchase prior to the expiration of the Offer, may tender such American Depositary Shares by following the procedures for guaranteed delivery set forth herein.

HOLDERS OF SHARES

  Any holder desiring to tender all or any portion of such holder's Shares should either:

    (i) if such Shares are held in a CHESS Holding, comply with the procedures set forth in the Securities Clearing House Business Rules by:

      (A) instructing such holder's Controlling Participant to initiate acceptance of the Offer, or if such holder is a Broker or Non-Broker Participant by accepting the Offer, prior to the expiration of the Offer; and

      (B) in order to avoid backup withholding tax, completing and signing Substitute Form W-8 or W-9, as applicable, set out in Section III of the Acceptance and Transfer Form and returning it in accordance with the instructions contained in the Acceptance and Transfer Form; or

    (ii) if such Shares are held in certificated form, complete and sign the Acceptance and Transfer Form in accordance with the instructions in the Acceptance and Transfer Form and mail or deliver it, together with the certificates evidencing such Shares to the Registry in Australia or, if such holder is located in the United States, to the U.S. Depositary; or

    (iii) if such Shares are held in an Issuer Sponsored Holding, complete and execute the Acceptance and Transfer Form in accordance with the instructions which appear on it and mail or deliver it to the Registry in Australia, or if such holder is located in the United States, to the U.S. Depositary, in each case at the address set forth on the back cover of this Offer to Purchase.

  A person who is entitled to be registered in respect of certificated Shares but who, at the time of acceptance of the Offer, is not registered as the holder of such Shares, must accept the Offer by completing and signing the Acceptance and Transfer Form in accordance with the instructions in the Acceptance and Transfer Form and mailing or delivering it, together with evidence which establishes that person's entitlement to be registered in respect of those Shares, to the Registry in Australia or, if such person is located in the United States, to the U.S. Depositary.

                               TABLE OF CONTENTS

SUMMARY OF OFFER.....................................................        4
INTRODUCTION AND OFFER...............................................        6
THE TENDER OFFER.....................................................        8
1.TERMS OF THE OFFER.................................................        8
2.PROCEDURES FOR TENDERING SHARES AND ADSs...........................       11
3.ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES AND ADSs.............       16
4.WITHDRAWAL RIGHTS..................................................       18
5.CERTAIN TAX CONSEQUENCES...........................................       20
6.PRICE RANGE OF SHARES; DIVIDENDS; EXCHANGE RATE....................       22
7.CERTAIN INFORMATION CONCERNING OZEMAIL.............................       23
8. CERTAIN INFORMATION CONCERNING PURCHASER, INTERMEDIATE, AND MCI
   WORLDCOM..........................................................       25
9.SOURCE AND AMOUNT OF FUNDS.........................................       32
10.BACKGROUND OF THE OFFER; CONTACTS WITH OZEMAIL....................       33
11.PURPOSE OF THE OFFER; PLANS FOR OZEMAIL...........................       35
12.DIVIDENDS AND DISTRIBUTIONS.......................................       38
13. EFFECT OF THE OFFER ON THE MARKET FOR THE SECURITIES; THE NASDAQ
    NATIONAL MARKET AND AUSTRALIAN STOCK EXCHANGE QUOTATION AND
    EXCHANGE ACT REGISTRATION........................................       38
14.CERTAIN CONDITIONS OF THE OFFER...................................       40
15.CERTAIN LEGAL MATTERS; REGULATORY APPROVALS.......................       43
16.FEES AND EXPENSES.................................................       44
17.MISCELLANEOUS.....................................................       45
18.CERTAIN DEFINITIONS...............................................       45
SCHEDULE A--INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE
 OFFICERS OF MCI WORLDCOM, INTERMEDIATE AND PURCHASER................       49
SCHEDULE B--TRANSACTION IN SHARES AND ADSs DURING THE PAST FOUR
 MONTHS BY MCI WORLDCOM, INTERMEDIATE AND PURCHASER..................       55
ANNEXURE A--PART A STATEMENT......................................... PART A-1

    APPENDIX A HALF-YEARLY REPORT FOR THE HALF YEAR ENDED
               30 JUNE 1998................................................................    A-1
    APPENDIX B FORM 8-K CURRENT REPORT DATED JUNE 19, 1998.................................    B-1
    APPENDIX C FORM 6-K FOR QUARTER ENDED JUNE 30, 1998....................................    C-1
    APPENDIX D NEWS RELEASE DATED SEPTEMBER 14, 1998.......................................    D-1
    APPENDIX E NEWS RELEASE DATED NOVEMBER 6, 1998.........................................    E-1
    APPENDIX F EXEMPTIONS FROM AND MODIFICATIONS TO THE CORPORATIONS LAW GRANTED BY THE
               ASIC........................................................................    F-1

                                SUMMARY OF OFFER

  This general summary is solely for the convenience of holders of Shares and ADSs and is qualified in its entirety by reference to the full text and more specific details in this Offer to Purchase. Certain terms used in this Offer to Purchase are defined in Section 18.

Purchase Price      Purchaser, a wholly owned subsidiary of Intermediate which is, in turn, a wholly owned subsidiary of MCI WorldCom, is offering to purchase all outstanding Shares and ADSs of OzEmail, together with all Rights attached to those Securities, at a purchase price of US$2.20 per Share or US$22.00 per ADS, net to the seller in cash, subject to the terms and conditions of the Offer. Tendering holders may elect to have the purchase price converted into Australian dollars at the exchange rate available on the day Purchaser makes funds available for payment to the Registry or U.S.
                    Depositary in respect of the relevant Securities. See
                    Section 3 "Acceptance for Payment and Payment for Shares and ADSs--Currency Election".

How to Tender       See Section 2 "Procedures for Tendering Shares and ADSs".
Shares or ADSs      For assistance in the United States call the Information
                    Agent or the Dealer Manager. For assistance in Australia call the Registry or the Financial Advisor or consult your broker. Telephone numbers for the Information Agent, the Dealer Manager, the Registry and the Financial Advisor are set forth on the back cover of this Offer.

Expiration Date     1:00 a.m., New York City time on Tuesday, February 9, 1999, and 5:00 p.m., Sydney time, on Tuesday, February 9, 1999, unless extended by Purchaser, in which event the Expiration
                    Date shall be the latest time and date upon which the Offer, as so extended, shall expire.

Payment Date        Payment will be made not later than the earlier of (i) the third U.S. business day after the Expiration Date and (ii)
                    30 days after the later of the date the Offer is accepted by the holder and the Condition Waiver Date. See Section 3
                    "Acceptance for Payment and Payment for Shares and ADSs".

Withdrawal Rights   Tendered Securities may be withdrawn at any time prior to
                    the Expiration Date. See Section 4 "Withdrawal Rights".

Minimum and Other   The Offer is conditional upon, among other things,
Conditions          Purchaser being entitled at the Expiration Date to not less than 90% of all Shares (including Shares represented by ADSs) and either:

                       (a) three-quarters of the offerees have at the
                           Expiration Date disposed of to Purchaser (whether by accepting the Offer or otherwise) the Shares or Shares represented by ADSs subject to acquisition that were held by them; or

                       (b) at least three-quarters of the persons who were
                           registered as the holders of Shares or Shares represented by ADSs immediately before the day on which the Part A Statement was served on OzEmail are not so registered at the end of one month after the end of the Offer Period.

                    Under the Australian Corporations Law, the method of application of the Minimum Condition to Shares represented by ADSs is unclear and untested. This is because, in the U.S., owners of Shares represented by ADSs often hold through a nominee, and it is neither customary nor a requirement of U.S. law for a nominee, when lodging an acceptance, to identify either the names of the persons on whose behalf the offer is accepted, or even the number of persons on whose behalf the offer is accepted. During the Offer Period, the manner in which paragraphs (a) and (b) above will apply to the Offer will be resolved by Purchaser together with the ASIC, and may require a modification to the Corporations Law (which the ASIC has the power to grant within the Offer Period), and a public announcement will be made.

                    As at January 8, 1999 (Sydney time), Purchaser was entitled to 21,863,174 Securities or approximately 14.9% of the number of Securities outstanding.

                    The Offer is also subject to a number of other conditions. See "Introduction and Offer" and Sections 1, 2, 3, 4 and 14.

United States
Income Tax          The sale of Securities pursuant to the Offer will be a
Consequences        taxable event to the holder for United States federal
                    income tax purposes. See Section 5 "Certain Tax
                    Consequences--Certain United States Federal Income Tax
                    Consequences".

Australian Income
Tax Consequences    The sale of Securities pursuant to the Offer will be a
                    taxable event to the holder for Australian income tax purposes. See Section 5 "Certain Tax Consequences--Certain
                    Australian Tax Consequences".

                            INTRODUCTION AND OFFER

To the holders of Shares and American Depositary Shares of OzEmail Limited:

  The Offer. UUNET Holdings Australia Pty Limited ("Purchaser"), a company incorporated in New South Wales and a wholly owned subsidiary of UUNET Technologies, Inc. ("Intermediate"), a Delaware corporation, which is, in turn, a wholly owned subsidiary of MCI WORLDCOM, Inc., a Georgia corporation ("MCI WorldCom"), hereby offers to purchase all outstanding ordinary shares (the "Shares"), including American Depositary Shares representing Shares (the "ADSs", and together with the Shares, the "Securities"), together with all Rights attached to those Securities, of OzEmail Limited (ACN 066 387 157), a corporation incorporated under the laws of the State of New South Wales, Australia ("OzEmail"), at a price of US$2.20 per Share or US$22.00 per ADS, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in this Offer to Purchase and (i) in the case of Shares, in the related Acceptance and Transfer Form, and (ii) in the case of ADSs, in the related Letter of Transmittal (which Offer to Purchase, Acceptance and Transfer Form and Letter of Transmittal, as amended from time to time, together constitute the "Offer"). A holder may accept the Offer in respect of some or all of such holder's Securities.

  This Offer extends to holders of Securities resulting from the exercise of outstanding options for Securities ("Options"). Holders of Options who desire to tender Securities issuable upon exercise of such Options must first exercise those Options and then tender the resulting Securities in accordance with the procedures set forth in Section 2 "Procedures for Tendering Shares and ADSs". Securities resulting from the exercise of Options must be obtained and tendered into the Offer by the holder prior to the Expiration Date. Purchaser is not offering to purchase (nor will tenders be accepted of) Options pursuant to the Offer.

  Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes (including stamp duty) on the purchase by Purchaser of Securities pursuant to the Offer. A TENDERING HOLDER OF SECURITIES WHO IS (I) A U.S. HOLDER (AS DEFINED HEREIN) SHOULD COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 OR (II) A NON-U.S. HOLDER SHOULD COMPLETE AND SIGN THE SUBSTITUTE FORM W-8, BOTH OF WHICH ARE INCLUDED IN THE LETTER OF TRANSMITTAL AND THE ACCEPTANCE AND TRANSFER FORM, AS APPROPRIATE. UNLESS A HOLDER COMPLETES AND SIGNS A SUBSTITUTE FORM W-8 OR W-9 AS APPLICABLE, PURCHASER WILL BACKUP WITHHOLD UNITED STATES FEDERAL INCOME TAX AT THE RATE OF 31% OF THE GROSS PROCEEDS PAYABLE TO SUCH HOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. FAILURE TO COMPLETE THE SUBSTITUTE FORM W-8 OR W-9 IS NOT A CONDITION PRECEDENT TO VALID ACCEPTANCE OF THE OFFER, BUT WILL GENERALLY RESULT IN THE IMPOSITION OF WITHHOLDING TAX. SEE SECTION 5 "CERTAIN TAX CONSEQUENCES--CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES--INFORMATION REPORTING AND BACKUP WITHHOLDING". ACCORDINGLY, ALL HOLDERS OF SECURITIES (INCLUDING HOLDERS OF SHARES HELD THROUGH CHESS) WHO WISH TO ACCEPT THE OFFER ARE URGED TO COMPLETE, AS APPROPRIATE, EITHER THE SUBSTITUTE FORM W-8 OR W-9 CONTAINED IN THE LETTER OF TRANSMITTAL AND ACCEPTANCE AND TRANSFER FORM AND SIGN AND RETURN THE RELEVANT FORM IN ACCORDANCE WITH THE PROCEDURES SPECIFIED IN SECTION 2.

  Purchaser will pay all charges and expenses of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), as the Dealer Manager in the United States (the "Dealer Manager") and as Financial Advisor (the "Financial Advisor"), The Bank of New York as U.S. Depositary (the "U.S. Depositary"), National Registry Services Pty Limited as Registry (the "Registry") and MacKenzie Partners, Inc., as Information Agent (the "Information Agent"), incurred in connection with the Offer. See Section 16 "Fees and Expenses".

  The purpose of the Offer is to acquire control of, and if sufficient Securities are acquired, ultimately acquire all outstanding Securities of, OzEmail. If the Minimum Condition is satisfied, Purchaser will become entitled to compulsorily acquire all Securities including those issued on exercise of Options, of holders that have not accepted the Offer and, in that event, it is Purchaser's present intention to compulsorily acquire, upon the terms applicable under the Offer immediately prior to the Expiration Date and in accordance with the Corporations Law, all of those Shares.

  In addition, Purchaser will, after the Expiration Date and if sufficient Securities are acquired under the Offer, be seeking a modification of the Corporations Law to permit it to compulsorily acquire all Securities which are issued pursuant to the exercise of Options which remain outstanding after the Expiration Date, as and when such Securities are issued pursuant to the exercise of those Options. See Sections 1.2 "Conditions; Waiver", 11 "Purpose of the Offer; Plans for OzEmail--Intention to Compulsorily Acquire" and 14 "Certain Conditions of the Offer".

  By letter dated December 21, 1998, OzEmail has advised Purchaser that as at the date of that letter:

    (i) there were 146,732,714 Shares outstanding, of which approximately 42,855,100 Shares were represented by ADSs; and

    (ii) the total number of Options outstanding for one share each was 9,958,090.

  The conditions of the Offer are described in Sections 1.2 "Conditions; Waiver" and 14 "Certain Conditions of the Offer". Purchaser expressly reserves the right in its sole discretion to waive any one or more of the conditions to the Offer, subject to the limitations imposed by applicable law as set forth in Section 1 "Terms of the Offer" and Section 14 "Certain Conditions of the Offer".

  THIS OFFER TO PURCHASE, THE PART A STATEMENT, THE ACCEPTANCE AND TRANSFER FORM AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

                               THE TENDER OFFER

1. TERMS OF THE OFFER

1.1 OFFER PERIOD

  Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), Purchaser will purchase and pay for all Securities validly tendered prior to the Expiration Date (as defined herein) and not withdrawn in accordance with Section 4.

  The term "Expiration Date" means 1:00 a.m., New York City time, on Tuesday, February 9, 1999 and 5:00 p.m., Sydney time, Tuesday, on February 9, 1999 unless and until Purchaser, in its sole discretion, shall have extended the period of time during which the Offer is open as described in Section 1.4 below, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by Purchaser, shall expire.

1.2 CONDITIONS; WAIVER

  The Offer is conditional upon:

    (i) Purchaser being entitled at the Expiration Date to not less than 90% of all Shares (including Shares represented by ADSs) and either:

      (A) three-quarters of the offerees have at the Expiration Date disposed of to Purchaser (whether by accepting the Offer or otherwise) the Shares or Shares represented by ADSs subject to acquisition that were held by them; or

      (B) at least three-quarters of the persons who were registered as the holders of Shares or Shares represented by ADSs immediately before the day on which the Part A Statement was served on OzEmail are not so registered at the end of one month after the end of the Offer Period; and

    (ii) the other conditions set forth in Section 14.

  Under the Australian Corporations Law, the method of application of the Minimum Condition to Shares represented by ADSs is unclear and untested. This is because, in the U.S., owners of Shares represented by ADSs often hold through a nominee, and it is neither customary nor a requirement of U.S. law for a nominee, when lodging an acceptance, to identify either the names of the persons on whose behalf the offer is accepted, or even the number of persons on whose behalf the offer is accepted. During the Offer Period, the manner in which paragraphs (A) and (B) above will apply to the Offer will be resolved by Purchaser together with the ASIC, and may require a modification to the Corporations Law (which the ASIC has the power to grant within the Offer Period), and a public announcement will be made.

  Subject to compliance with applicable laws, Purchaser reserves the right (but shall not be obligated) to waive the Minimum Condition or waive any or all other conditions at any time prior to the Expiration Date. If the Offer becomes or is declared free of all conditions, Purchaser will purchase all Securities validly tendered and not withdrawn. Furthermore, unless the Australian Securities and Investments Commission (the "ASIC") consents, Purchaser will not be permitted to purchase Securities if all conditions have not been satisfied or waived as described above.

1.3 VARIATION OF OFFER; TERMINATION

  Subject to the applicable regulations of the SEC, Purchaser expressly reserves the right, in its sole discretion at any time and from time to time, to:

    (i) amend or vary the Offer as permitted by Section 654 of the Corporations Law (which, except in relation to increases in the Offer consideration and certain extensions of the Offer Period, generally restricts the offeror from varying the Offer without the consent of the ASIC); and

    (ii) if the requisite consent of the ASIC is obtained, and subject to any conditions as may be specified in such consent, withdraw the Offer prior to the Expiration Date and not accept for payment any Securities if any of the conditions referred to in Section 14 have been breached (which breach has not been waived) or upon the occurrence of any of the events specified in Section 14 "Certain Conditions of the Offer", in each case by giving oral or written notice of such termination or amendment to the U.S. Depositary and by making a public announcement thereof, as described below, and in accordance with the procedures prescribed by Section 657 of the Corporations Law described in Section 1.5 below.

  Purchaser acknowledges that it will promptly return the Securities tendered after the expiration or withdrawal of the Offer if at that time the Offer remains subject to a condition that has not been satisfied or waived.

1.4 EXTENSION OF OFFER

  Except as specified below, Purchaser expressly reserves the right, in its sole discretion, but subject to applicable laws and compliance with the procedures specified in Section 1.5, at any time and from time to time prior to the Expiration Date, to extend for any reason the period of time during which the Offer is open, including as a result of the occurrence of any of the events specified in Section 14, by giving oral or written notice of such extension to the U.S. Depositary and by making a public announcement thereof, as described below, and by following the procedures prescribed by Section 657 of the Corporations Law, as described in Section 1.5 below. Subject to the rights of holders to withdraw tendered Securities prior to the Expiration Date, Purchaser also reserves the right to retain until the Expiration Date Securities which have been tendered during the period or periods for which the Offer is extended. During any such extension, all Securities previously tendered and not withdrawn will remain subject to the terms and conditions of the Offer, subject to the rights of a tendering holder to withdraw any tendered Securities prior to the Expiration Date. See Section 4 "Withdrawal Rights". Under no circumstance will interest be paid on the purchase price for tendered Securities, whether or not the Offer is extended.

  If Purchaser varies the consideration for the Offer, declares the Offer to be free of all or any conditions or waives an event which would cause the breach or non-fulfillment of any condition, Purchaser will notify holders of such variation, declaration or waiver in accordance with the procedures described below, will provide any additional information required by applicable laws and will extend the Offer to the extent required by Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act.

  If, prior to the Expiration Date, Purchaser should decide to increase the consideration being offered in the Offer, such increase in the consideration being offered will be applicable to all holders whose Securities are accepted for payment pursuant to the Offer, and if at the time notice of any such increase in the consideration being offered is first published, sent or given to holders of such Securities, the Offer is scheduled to expire at any time earlier than the period ending on the tenth U.S. business day from and including the date that such notice is first so published, sent or given, the Offer will be extended at least until the expiration of such ten U.S. business day period. For purposes of the Offer, a "U.S. business day" means any day other than a Saturday, Sunday or federal holiday in the United States and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time, as calculated in accordance with Rule 14d-1 under the Exchange Act.

  If Purchaser declares the Offer free from all conditions and if at the time such declaration is made the Offer is scheduled to expire at any time earlier than the period ending on the fifth U.S. business day from and including the date that such declaration is so made, the Offer will be extended at least until the expiration of such five U.S. business day period.

1.5 NOTIFICATION OF WAIVER, VARIATION, EXTENSION OR WITHDRAWAL

  Any extension, withdrawal, waiver or variation of the Offer will be followed as promptly as practicable by public announcement thereof. In the case of an extension, such announcement will be made no later than 9:00 a.m.,

New York City time, on the next U.S. business day after the previously scheduled Expiration Date. Subject to applicable law (including Rules 14d-4(c), 14d-6(d) and 14e-1(d) under the Exchange Act), and without limiting the generality of the manner in which Purchaser may choose to make any public announcement, Purchaser shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service in the United States.

  Under the Corporations Law, a variation of the Offer shall be made by serving on OzEmail a notice signed by two directors of Purchaser (or their agents) authorized so to sign by a resolution passed at a meeting of the directors, which notice has been registered by the ASIC and which sets out, among other things, the terms of the proposed variation and particulars of any resulting modifications to the Part A Statement. A copy of that notice must also be sent to each person to whom an Offer is made. Pursuant to a modification granted by the ASIC, a notice of variation of the Offer will also be served on the ASX and published in a newspaper circulating nationally in Australia and will be released to the Dow Jones News Service in the United States as soon as practicable after the variation of the Offer.

1.6 OPTIONS

  Under the Corporations Law, the Offer is made to each holder of Securities on January 8, 1999. Pursuant to modifications of the Corporations Law granted by the ASIC, the Offer is also made to all holders of Securities issued during the Offer Period on the exercise of Options or otherwise. Accordingly, the Offer relates to and is made in respect of all Securities which are outstanding during the Offer Period.

1.7 OFFER TO NEW HOLDERS

  Pursuant to Section 649 of the Corporations Law, if at the time the Offer is made to a holder of Securities, or at any time before the Expiration Date, another person is, or is entitled to be, registered as the holder of such first holder's Securities to which this Offer relates then (i) a corresponding Offer is deemed to have been made to that other person in respect of those Securities, (ii) a corresponding Offer is deemed to have been made to the first holder in respect of any other Securities to which the Offer relates, and (iii) this Offer is deemed to have been withdrawn from such first holder immediately after that time.

1.8 NOMINEES

  If at any time during the Offer Period the holder is a trustee for or nominee of two or more persons, or the holder's Shares or ADSs for some other reason consist of two or more distinct portions within the meaning of section 650 of the Corporations Law, then a separate Offer will be deemed to have been made to the holder in relation to each of the distinct portions of the holder's Shares or ADSs.

1.9 REGISTERS

  Pursuant to the Subscription Agreement entered into between OzEmail and Purchaser on December 12, 1998 (the "Subscription Agreement"), OzEmail has provided to Purchaser a list of holders of the Shares (including a list of holders of ADSs) and security position listings. A demand may be made on The Bank of New York as depositary under the deposit agreement pursuant to which the ADSs are issued for a list of ADS holders. A further demand may be made on OzEmail pursuant to Rule 14d-5 under the Exchange Act for the use of OzEmail's shareholder list (including a list of holders of ADSs) and security position listings. Based upon the information provided pursuant to such requests, this Offer to Purchase, the Part A Statement, the related Acceptance and Transfer Form and Letter of Transmittal and, if required, other relevant materials will be mailed to record holders of Securities and to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the shareholder list of OzEmail and persons listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Securities.

2. PROCEDURES FOR TENDERING SHARES AND ADSS

2.1 VALID TENDER OF SHARES

  This section should be read together with the instructions on the Acceptance and Transfer Form. The provisions of this section shall be deemed to be incorporated in, and form a part of the Acceptance and Transfer Form. The instructions printed on the Acceptance and Transfer Form shall be deemed to form part of the terms of the Offer as it relates to Shares.

  UNLESS A HOLDER OF SHARES (INCLUDING A HOLDER OF UNCERTIFICATED SHARES HELD THROUGH CHESS) COMPLETES, SIGNS AND RETURNS A SUBSTITUTE FORM W-8 OR W-9 CONTAINED IN THE ACCEPTANCE AND TRANSFER FORM, PURCHASER WILL BACKUP WITHHOLD UNITED STATES FEDERAL INCOME TAX AT THE RATE OF 31% OF THE GROSS PROCEEDS PAYABLE TO SUCH HOLDER OR OTHER PAYEE PURSUANT TO THE OFFER. FAILURE TO COMPLETE THE SUBSTITUTE FORM W-8 OR W-9 IS NOT A CONDITION PRECEDENT TO A VALID ACCEPTANCE OF THE OFFER, BUT WILL GENERALLY RESULT IN THE IMPOSITION OF WITHHOLDING TAX. SEE SECTION 5 "CERTAIN TAX CONSEQUENCES--CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES--INFORMATION REPORTING AND BACKUP WITHHOLDING". ACCORDINGLY, ALL HOLDERS OF SECURITIES (INCLUDING HOLDERS OF SHARES HELD THROUGH CHESS) WHO WISH TO ACCEPT THE OFFER ARE URGED TO COMPLETE, AS APPROPRIATE, EITHER THE SUBSTITUTE FORM W-8 OR W-9 CONTAINED IN THE LETTER OF TRANSMITTAL AND ACCEPTANCE AND TRANSFER FORM AND SIGN AND RETURN THE RELEVANT FORM IN ACCORDANCE WITH THE PROCEDURES SPECIFIED IN SECTION 2.

  CHESS Holdings. For holders of Shares held through the Clearing House Electronic Subregister System ("CHESS"), acceptance of the Offer and tender of those Shares can only be made in accordance with the Securities Clearing House ("SCH") Business Rules. To tender Shares which are in a CHESS Holding, a holder should:

    (i) instruct such holder's CHESS Controlling Participant to initiate acceptance of the Offer in accordance with Rule 16.3 of the SCH Business Rules before the Expiration Date and notify the holder's Controlling Participant whether the holder wishes to receive the consideration in U.S. or Australian dollars; or

    (ii) if the holder is a Broker or a Non Broker Participant, initiate acceptance of the Offer in accordance with Rule 16.3 of the SCH Business Rules before the Expiration Date and advise the Registry whether the holder wishes to receive the consideration in U.S. or Australian dollars.

  If a holder of Shares held through CHESS does not accept the Offer in accordance with Rule 16.3 of the SCH Business Rules as described above, but completes and returns the relevant sections of the Acceptance and Transfer Form, Purchaser may treat that form as a valid acceptance of the Offer, conditional upon that holder's Controlling Participant subsequently initiating acceptance of the Offer in accordance with the authorization granted by the holder in the Acceptance and Transfer Form.

  Issuer Sponsored Holdings. For holders of Shares which are held in Issuer Sponsored Holdings, acceptance of the Offer and tender of those Shares can only be made by completing and executing the Acceptance and Transfer Form in accordance with the instructions which appear on it and mailing or delivering it to the Registry in Australia or, if such holder is located in the United States, to the U.S. Depositary, in each case at the address set forth on the back cover of this Offer to Purchase.

  Certificated Shares. For holders of Shares which are held in certificated form, acceptance of the Offer and tender of those Shares can only be made by completing and executing the Acceptance and Transfer Form in accordance with the instructions which appear on it and mailing or delivering it, together with any Share certificate(s) evidencing the Shares, to the Registry in Australia or, if such holder is located in the United States, to the U.S. Depositary, in each case at the address set forth on the back cover of this Offer to Purchase.

  Beneficial Owners. Beneficial owners whose shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in accepting the Offer.

  Entitlement to Shares. A person who is entitled to be registered in respect of Shares but who, at the time of acceptance of the Offer, is not registered as the holder of such Shares, must accept the Offer by completing and signing the Acceptance and Transfer Form in accordance with the instructions which appear on it and mailing or delivering it, together with evidence which establishes that person's entitlement to be registered in respect of those Shares, to the Registry in Australia or, if such person is located in the United States, to the U.S. Depositary, in each case at the address set forth on the back cover of this Offer to Purchase.

  The Acceptance and Transfer Form. The Acceptance and Transfer Form and the signing instructions set out in it form part of this Offer to Purchase and their requirements must be observed in the acceptance of the Offer by holders of certificated Shares, by persons entitled to become registered as holders of certificated Shares and by holders of Shares in an Issuer Sponsored Holding and should be observed in the acceptance of this Offer by holders of Shares held through CHESS. By signing and returning the Acceptance and Transfer Form, a holder will:

    (i) accept the Offer directly or, in the case of Shares held through CHESS, authorize Purchaser to instruct the holder's Controlling Participant to initiate the acceptance of this Offer to Purchase on the holder's behalf in circumstances where the holder has not previously initiated such acceptance as described above;

    (ii) elect whether the holder wishes to receive Australian dollars or U.S. dollars in respect of the Shares (see Section 3 "Acceptance for Payment and Payment for Shares and ADSs--Currency Election") unless, in the case of the CHESS Holder, the holder has instructed his or her broker as to the currency election; and

    (iii) provide certain information required in order to avoid the imposition of United States federal backup withholding tax (see
          Section 5 "Certain Tax Consequences--Certain United States Federal Income Tax Consequences--Information Reporting and Backup Withholding").

  Acceptance of the Offer by holders of certificated Shares or by persons entitled to certificated Shares will be deemed effective only when the duly completed Acceptance and Transfer Form and any relevant Share certificate(s) or other documents have been received by the Registry or the U.S. Depositary, as applicable, in each case at the address as set forth on the back cover of this Offer to Purchase.

  Acceptance of the Offer by holders of Shares in an Issuer Sponsored Holding or by persons entitled to Shares in an Issuer Sponsored Holding will be deemed effective only when the duly completed Acceptance and Transfer Form has been received by the Registry or the U.S. Depositary, as applicable, in each case at the address as set forth on the back cover of this Offer to Purchase.

  HOLDERS OF SHARES ARE ADVISED THAT THE METHOD CHOSEN TO SEND SHARE CERTIFICATES, IF ANY, AND THE PROPER COMPLETION OF AND DELIVERY OF THE ACCEPTANCE AND TRANSFER FORM AND OTHER DOCUMENTS IS AT THE OPTION AND RISK OF EACH TENDERING HOLDER AND THE DELIVERY THEREBY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE REGISTRY OR THE U.S. DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY PRIOR TO THE EXPIRATION DATE.

  Notwithstanding the foregoing, Purchaser may in its discretion treat any Acceptance and Transfer Form received by the Registry or the U.S. Depositary as valid or waive any requirement of this section in any case, but the payment of the consideration in accordance with the Offer will not be made until any irregularity has been resolved or waived and any Share certificate(s) or other documents have been received or an acceptable indemnity in lieu of receipt of the Share certificate(s), together with any other documents required to procure registration, have been received by the Registry or the U.S. Depositary.

2.2 VALID TENDER OF ADSS

  This section should be read together with the instructions on the Letter of Transmittal. The provisions of this section shall be deemed to be incorporated in, and form a part of, the relevant Letter of Transmittal. The instructions printed on the Letter of Transmittal shall be deemed to form part of the terms of the Offer as it relates to ADSs. Except as set forth below, in order for ADSs to be validly tendered pursuant to the Offer, the Letter of Transmittal or a facsimile thereof, properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry delivery of ADSs and any other required documents must be received by the U.S. Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date and (i) the ADRs evidencing tendered ADSs must be received by the U.S. Depositary along with the Letter of Transmittal, (ii) ADSs must be tendered pursuant to the procedure for book-entry transfer described below and a Book-Entry Confirmation (as defined below) must be received by the U.S. Depositary, in each case prior to the Expiration Date, or (iii) the tendering holder must comply with the guaranteed delivery procedures described below.

  The Offer in respect of ADSs shall be validly accepted by delivery of a Letter of Transmittal, the relevant ADRs evidencing ADSs and other required documents to the U.S. Depositary by holders of ADSs (without any further action by the U.S. Depositary), subject to the terms and conditions set out in the Letter of Transmittal. The acceptance of the Offer by a tendering holder of ADSs evidenced by ADRs pursuant to the procedures described above, subject to the withdrawal rights described below, will be deemed to constitute a binding agreement between such tendering holder of ADSs and Purchaser upon the terms and subject to the conditions of the Offer. IF AN ADR EVIDENCING AN ADS HAS BEEN TENDERED BY A HOLDER OF ADSS, THEN THE SHARES REPRESENTED BY SUCH ADSS MAY NOT BE TENDERED INDEPENDENTLY OR IF SHARES HAVE BEEN TENDERED THEN NO ADSS REPRESENTING SUCH SHARES MAY BE TENDERED INDEPENDENTLY.

  HOLDERS OF ADSS ARE ADVISED THAT THE METHOD CHOSEN TO SEND ADR CERTIFICATES, IF ANY, AND THE PROPER COMPLETION OF AND DELIVERY OF THE LETTER OF TRANSMITTAL AND OTHER DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE OPTION AND RISK OF EACH TENDERING HOLDER AND THE DELIVERY THEREBY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE U.S. DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY PRIOR TO THE EXPIRATION DATE.

  Book-Entry Transfer. The U.S. Depositary will establish an account with respect to interests in ADSs held in book-entry form at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Offer within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of interests in ADSs by causing the Book-Entry Transfer Facility to transfer such interests in ADSs into the U.S. Depositary's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. Although delivery of interests in ADSs evidenced by ADRs may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or a facsimile thereof, properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry delivery of interests in ADSs, and any other required documents, must, in any case, be transmitted to and received by the U.S. Depositary at one of its addresses set forth on the back cover of this Offer to Purchase prior to the Expiration Date for ADSs evidenced by ADRs to be validly tendered or the guaranteed delivery procedures described below must be complied with.

  The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the U.S. Depositary and forming a part of the Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry

Transfer Facility tendering an interest in the ADSs, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against the participant.

  REQUIRED DOCUMENTS MUST BE TRANSMITTED TO AND RECEIVED BY THE U.S. DEPOSITARY AT ONE OF ITS ADDRESSES SET FORTH ON THE BACK COVER PAGE OF THIS OFFER TO PURCHASE. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE U.S. DEPOSITARY.

  Signature Guarantees. Signatures on all Letters of Transmittal must be guaranteed by a member firm of a registered national securities exchange, a member of the NASD or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"), unless the ADSs tendered thereby are tendered (i) by a registered holder of ADSs who has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 1 of the Letter of Transmittal.

  If an ADR is registered in the name of a person other than the signer of the Letter of Transmittal or if payment is to be made, or an ADR not accepted for payment or not tendered is to be returned, to a person other than the registered holder(s), then the ADR must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear on the ADR, with the signature(s) on such ADR or stock powers guaranteed as described above. Evidence of the payment of any applicable stock transfer tax must also be presented. See Instructions 1 and 5 of the Letter of Transmittal.

  If the ADRs are forwarded separately to the U.S. Depositary, a properly completed and duly executed Letter of Transmittal (or facsimile thereof) must accompany each such delivery.

  Guaranteed Delivery. If a holder of ADSs evidenced by ADRs desires to tender ADSs pursuant to the Offer and such holder's ADRs evidencing such ADSs are not immediately available or time will not permit all required documents to reach the U.S. Depositary prior to the Expiration Date or the procedure for book-entry transfer cannot be completed prior to the Expiration Date, such ADSs may nevertheless be tendered if all the following conditions are satisfied:

    (i) the tender is made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Purchaser herewith, is received by the U.S. Depositary as provided below prior to the Expiration Date; and

    (iii) the ADRs (or a Book-Entry Confirmation) representing all tendered ADSs, in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal are received by the U.S. Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  Any Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the U.S. Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery and a representation that the holder on whose behalf the tender is being made is deemed to own the ADSs within the meaning of Rule 14e-4 under the Exchange Act.

  Notwithstanding any other provisions hereof, payment for ADSs accepted for payment pursuant to the Offer will in all cases be made only after receipt by the U.S. Depositary within the permitted period of time of ADRs evidencing such ADSs, or of Book-Entry Confirmation with respect to, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal.

Accordingly, payment might not be made to all tendering holders at the same time and will depend upon when ADRs evidencing such ADSs are received by the U.S. Depositary or Book-Entry Confirmations with respect to such ADSs are received into the U.S. Depositary's account at the Book-Entry Transfer Facility.

2.3 SECURITIES ISSUED ON EXERCISE OF OPTIONS

  Pursuant to modifications of the Corporations Law granted by the ASIC, the Offer is also made to all holders of Securities issued during the Offer Period pursuant to the exercise of Options. Purchaser is not offering to purchase (nor will tenders be accepted of) Options pursuant to the Offer. Accordingly, holders of Options who desire to tender Securities issuable upon exercise of such Options must first exercise those Options and then tender the resulting Securities in accordance with the procedures set forth in this Section 2 for the tender of Shares or ADSs as applicable.

  In addition, Purchaser will, after the Expiration Date and if sufficient Securities are acquired under the Offer, be seeking a modification of the Corporations Law to permit it to compulsorily acquire all Shares which are issued pursuant to the exercise of Options which remain outstanding after the Expiration Date, as and when such Securities are issued pursuant to the exercise of those Options. See Section 11--"Purpose of the Offer; Plans for OzEmail--Intention to Compulsorily Acquire".

2.4 APPOINTMENT AS PROXY AND ATTORNEY

  By tendering Securities, a holder irrevocably appoints Purchaser and each of its directors, secretaries and officers from time to time jointly and each of them severally as such holder's true and lawful attorney-in-fact and proxy with effect from the date that this Offer or any contract resulting from acceptance of this Offer becomes free from its conditions or such conditions are satisfied or waived or, in the case of ADSs, the date from which such ADSs are accepted for payment, with power to do all things which such holder could lawfully do in relation to its Securities or in exercise of any right derived from the holding of its Securities, including (without limiting the generality of the foregoing):

    (i) attending and voting at any meeting of OzEmail;

    (ii) demanding a poll for any vote to be taken at any meeting of OzEmail;

    (iii) proposing or seconding any resolution to be considered at any meeting of OzEmail;

    (iv) requisitioning the convening of any meeting of OzEmail and convening a meeting pursuant to any such requisition;

    (v) notifying OzEmail that such holder's address in the records of OzEmail for all purposes including the despatch of notices of meeting, annual reports and dividends, should be altered to an address nominated by Purchaser;

    (vi) receiving from OzEmail, or any other party, and retaining any Share certificates which were held by OzEmail, or any other party;

    (vii) executing all forms, notices, instruments (including an instrument appointing a director of Purchaser as a proxy) in respect of any or all of the Securities and resolutions relating to the Securities and generally to exercise all powers and rights which a person may have as a shareholder and performing such action as may be appropriate in order to vest good title in the Securities in Purchaser; and

    (viii) doing all things incidental and ancillary to any of the foregoing,

and to have agreed that in exercising the powers conferred by that power of attorney, the attorney may act in the interest of Purchaser as the intended registered holder and beneficial holder of such holder's Securities. Such appointment, being given for valuable consideration to secure the interest acquired in such holder's Securities, when effective, will revoke all prior proxies given by such holder with respect to the Securities without further action and no subsequent proxies will be given by such holder with respect to such Securities. Such appointment is irrevocable, and terminates upon registration of a transfer to Purchaser of such holder's Securities. Purchaser reserves the right to require that, in order for Securities to be deemed validly tendered, immediately upon Purchaser's acceptance for payment of such Securities, Purchaser must be able to exercise full voting rights with respect to such Securities. As set forth in Section 4, the Offer will not be deemed to be validly accepted in respect of any Securities which have been withdrawn, and accordingly the foregoing proxy and power of attorney will cease to be effective in respect of any Securities which are validly withdrawn. If such Securities are subsequently re-tendered the appointment of proxies and attorneys-in-fact with respect to those Securities and the effectiveness of such appointment as described above will apply. If the Offer or any contract resulting from acceptance of the Offer becomes free from its conditions or such conditions are satisfied or waived, the proxy and power of attorney will be effective by reason of such fact unless and until such time, if any, that the Securities to which they relate are properly withdrawn.

2.5 DETERMINATION OF VALIDITY

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Securities pursuant to any of the procedures described above will be determined by Purchaser in the reasonable exercise of its discretion, whose determination will be final and binding on all parties. Purchaser reserves the absolute right to reject any or all tenders determined by it not to be in proper form or if the acceptance for payment of, or payment for, the Securities, may, in the opinion of Purchaser's counsel, be unlawful. Purchaser also reserves the absolute right, in its discretion, to waive any defect or irregularity in any tender with respect to Securities of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No tender of Securities will be deemed to have been validly made until all defects and irregularities have been cured or waived.

  Purchaser's reasonable interpretation of the terms and conditions of the Offer (including the Acceptance and Transfer Form, Letter of Transmittal and the instructions thereto) will be final and binding. None of MCI WorldCom, Intermediate, Purchaser, the Dealer Manager, the Financial Advisor, the U.S. Depositary, the Information Agent, the Registry, the Controlling Participant or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification.

3. ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES AND ADSS

3.1 PAYMENT

  Upon the terms of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), if the conditions of the Offer are satisfied or are waived, then subject to Purchaser's right to withdraw the Offer with the consent of the ASIC, Purchaser will pay for all Securities validly tendered prior to the Expiration Date (and not properly withdrawn in accordance with Section 4) promptly, but in any event not later than the earlier of:

    (i) the third U.S. business day after the Expiration Date; and

    (ii) thirty days after the later of:

      (A) the date the Offer is accepted by tendering holders of Securities; and

      (B) the Condition Waiver Date.

  Payment for Securities accepted pursuant to the Offer will be made by check (which, in relation to payments for certificated Shares, Shares held in an Issuer Sponsored Holding or Shares held through CHESS tendered by holders with a registered address in Australia will be drawn on the Australian branch of an Australian bank) and be sent by pre-paid ordinary mail or, in the case of holders with addresses outside of Australia or the United States, by pre-paid airmail, to the address of the tendering holder as shown in the relevant Acceptance and Transfer Form or maintained under the SCH Business Rules, in the case of Shares, or the Letter of Transmittal, in the case of ADSs (subject to any Special Payment Instructions or Special Delivery Instructions included therein). UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE FOR SECURITIES BE PAYABLE.

3.2 CURRENCY ELECTION

  The consideration payable under the Offer is denominated in U.S. dollars. However, all tendering holders will have the right to elect to receive all (but not part) of the payment in Australian dollars. Provision for and instructions in respect of such election are contained in the Letter of Transmittal, in the case of a holder tendering ADSs, and in the Acceptance and Transfer Form, in the case of a holder tendering Shares. In addition, holders of Shares through CHESS can also elect to receive payment in U.S. or Australian dollars by instructing their Controlling Participant to make such an election. Holders of Shares in an Issuer Sponsored Holding and holders of certificated Shares can elect to receive payment in U.S. or Australian dollars by making an election on the Acceptance and Transfer Form. In the event a holder does not make such an election, a holder tendering ADSs will receive U.S. dollars and a holder tendering Shares will be deemed to have elected to receive Australian dollars. Conversion of U.S. dollars into Australian dollars will be made on the following basis: the cash amount payable in U.S. dollars to which such holder would otherwise be entitled pursuant to the terms of the Offer will be converted, without charge, from U.S. dollars to Australian dollars at the exchange rate obtainable by the Registry, in the case of certificated Shares tendered by holders located outside the United States or Shares held in an Issuer Sponsored Holding or held through CHESS, or the U.S. Depositary, in the case of ADSs or certificated Shares tendered by holders located in the United States, on the spot market in Sydney, in the case of the Registry, and in New York, in the case of the U.S. Depositary, at approximately noon (Sydney or New York City time, as applicable) on the date cash consideration is made available by Purchaser to the Registry or the U.S. Depositary, as applicable, for delivery in respect of the relevant Securities. A holder of Securities will receive such amount on the basis set out above in respect of the whole of such holder's holding of Shares or ADSs in respect of which such holder accepts the Offer.

  THE ACTUAL AMOUNT OF AUSTRALIAN DOLLARS RECEIVED WILL DEPEND UPON THE EXCHANGE RATE PREVAILING ON THE BUSINESS DAY ON WHICH FUNDS ARE MADE AVAILABLE TO THE RELEVANT PAYMENT AGENT BY PURCHASER. HOLDERS OF SECURITIES SHOULD BE AWARE THAT THE U.S. DOLLAR/AUSTRALIAN DOLLAR EXCHANGE RATE WHICH IS PREVAILING AT THE DATE ON WHICH AN ELECTION IS MADE TO RECEIVE AUSTRALIAN DOLLARS AND ON THE DATE OF PAYMENT MAY BE DIFFERENT FROM THAT PREVAILING ON THE BUSINESS DAY ON WHICH FUNDS ARE MADE AVAILABLE TO THE REGISTRY OR THE U.S. DEPOSITARY, AS THE CASE MAY BE, BY PURCHASER. IN ALL CASES, FLUCTUATIONS IN THE U.S. DOLLAR/AUSTRALIAN DOLLAR EXCHANGE RATE ARE AT THE RISK OF TENDERING HOLDERS OF SECURITIES WHO ELECT, OR WHO IN DEFAULT OF SUCH ELECTION ARE DEEMED TO HAVE ELECTED, TO RECEIVE THEIR CONSIDERATION IN AUSTRALIAN DOLLARS. PURCHASER SHALL HAVE NO RESPONSIBILITY WITH RESPECT TO THE CASH CONSIDERATION PAYABLE OTHER THAN TO MAKE PAYMENT IN ACCORDANCE WITH THE FOREGOING.

3.3 ACCEPTANCE FOR PAYMENT OF SHARES

  Purchaser shall be taken to have accepted Shares for payment when this Offer has been validly accepted in accordance with its terms or any defects in the acceptance have been waived or cured and the Offer is or has become unconditional in all respects.

3.4 ACCEPTANCE FOR PAYMENT OF ADSS

  In all cases, payment for ADSs tendered and accepted for payment pursuant to the Offer will be made only after receipt within the permitted time period by the U.S. Depositary of (i) (A) the ADRs evidencing such ADSs or (B) confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such ADRs into the Book-Entry Transfer Facility pursuant to the procedure set forth in Section 2, (ii) (A) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, or (B) an Agent's Message in connection with a book-entry transfer and (iii) any other documents required by the Letter of Transmittal.

  For purposes of the Offer, Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered ADSs if and when Purchaser gives oral or written notice to the U.S. Depositary of Purchaser's acceptance of such ADSs for payment. Payment for ADSs accepted pursuant to the Offer will be made by deposit of the aggregate purchase price therefor with the U.S. Depositary, which pursuant to the Letter of Transmittal will be appointed and act as agent for tendering holders for the purpose of receiving payment from Purchaser and transmitting payment to such tendering holders. Purchaser's acceptance for payment of ADSs tendered pursuant to the Offer will constitute a binding agreement between the tendering holder and Purchaser upon the terms and subject to the conditions of the Offer.

  Upon the deposit of funds with the U.S. Depositary for the purpose of making payments to tendering holders of ADSs, Purchaser's obligation to make such payment shall be satisfied and tendering holders must thereafter look solely to the U.S. Depositary for payment of amounts owed to them by reason of the acceptance for payment of ADSs pursuant to the Offer.

3.5 GENERAL

  Purchaser will pay any stock transfer taxes (including stamp duty) incident to the transfer to it of validly tendered Securities, except as otherwise provided in Instruction 6 of the Letter of Transmittal, as well as any charges and expenses of the Dealer Manager, the Financial Advisor, the U.S. Depositary, the Registry and the Information Agent.

  If any tendered Securities are not accepted for payment for any reason pursuant to the terms and conditions of the Offer or if Share certificates and ADRs are submitted evidencing more Shares than are tendered, then, in the case of certificated Shares and ADSs, Share certificates and ADRs evidencing unpurchased or untendered Shares and ADSs will be returned, without expense to the tendering holder (or, in the case of ADSs tendered by book-entry transfer into the U.S. Depositary's account at the Book-Entry Transfer Facility pursuant to the procedure set forth in Section 2, such ADSs will be credited to an account maintained at the Book-Entry Transfer Facility), as promptly as practicable following the expiration or termination of the Offer and, in the case of Shares held in an Issuer Sponsored Holding, by notification to the Registry or, in the case of Shares held in a CHESS Holding, in accordance with the SCH Business Rules.

  IF, PRIOR TO THE EXPIRATION DATE, PURCHASER SHALL INCREASE THE CONSIDERATION OFFERED TO HOLDERS OF SECURITIES PURSUANT TO THE OFFER, SUCH CONSIDERATION WILL BE PAID TO ALL HOLDERS WHOSE SECURITIES ARE PURCHASED IN THE OFFER (INCLUDING ANY SECURITIES WHICH HAVE BEEN TENDERED PREVIOUSLY AND PAID FOR).

4. WITHDRAWAL RIGHTS

  Except as otherwise provided in this Section 4, tenders of Securities made pursuant to the Offer are irrevocable. Holders of Securities will be able to withdraw their acceptances at any time prior to the Expiration Date and, unless previously accepted for payment by Purchaser pursuant to the Offer, may also be withdrawn at any time after March 8, 1999. The Offer will not be deemed to have been validly accepted in respect of any Securities which have been withdrawn. However, the Offer may be accepted again in respect of the withdrawn Securities by the holder re-tendering those Securities by following one of the procedures described in Section 2 at any time prior to the Expiration Date.

  Holders who have validly tendered Securities and been paid for those Securities in accordance with Section 3 may withdraw those Securities by providing to the Registry (in the case of a holder of certificated Shares or Shares in an Issuer Sponsored Holding located outside the United States or a holder of Shares through CHESS) or the U.S. Depositary (in the case of holders of certificated Shares located in the United States or ADSs), prior to the Expiration Date:

    (i) a notice of withdrawal in respect of those Securities; and

    (ii) cleared funds in an identical amount and in the same currency as the funds that were paid to such holder by Purchaser for the tendered Securities to be withdrawn,

in which case Purchaser will arrange for Securities (as originally tendered by the holder) to be returned to the holder. However, in the foregoing circumstances, if a holder wishes to effect a withdrawal and has not received the purchase monies for such Securities even though those purchase monies have been paid by Purchaser in respect of such holder's Securities, such holder's notice of withdrawal will be effective upon receipt of a notice of withdrawal in the manner described herein without providing such funds with the notice of withdrawal, but (a) such notice of withdrawal will be deemed to be an agreement to provide such cleared funds as soon as possible following receipt of such funds by the holder and (b) no certificate or other evidence of ownership of such Securities will be returned to the holder until such funds have been paid.

  All questions as to the form and validity (including, without limitation, time of receipt) of notices of withdrawal will be determined by Purchaser, in the reasonable exercise of its discretion, the determination of which will be final and binding. None of MCI WorldCom, Intermediate, Purchaser, the Dealer Manager, the Financial Advisor, the U.S. Depositary, the Information Agent, the Registry, the Controlling Participant or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

  Withdrawal of Uncertificated Shares. Any withdrawal of Shares held through a CHESS Holding must be made in accordance with Rule 16.5 of the SCH Business Rules. Any holder of Shares held in CHESS who wishes to withdraw those shares from the Offer in accordance with the foregoing must instruct their Controlling Participant to initiate that withdrawal prior to the Expiration Date. Withdrawals of uncertificated Shares may not be rescinded.

  Withdrawal of Certificated Shares. For a withdrawal of certificated Shares to be effective, a written or facsimile transmission notice of withdrawal must be received by the Registry, in the case of holders located outside the United States, or the U.S. Depositary, in the case of holders located in the United States, prior to the Expiration Date at their respective addresses set forth on the back cover of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the certificated Shares to be withdrawn, the number of certificated Shares to be withdrawn and the name of the registered holder, if different from that of the person who tendered the Shares evidenced by such Share certificates. Withdrawals of certificated Shares may not be rescinded.

  Withdrawal of Issuer Sponsored Holding. For a withdrawal of Shares in an Issuer Sponsored Holding to be effective a written or facsimile transmission notice of withdrawal must be received by the Registry prior to the Expiration Date at one of the addresses of the Registry set forth on the back of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the Shares to be withdrawn, the number of Shares in an Issuer Sponsored Holding and the name of the registered holder, if different from that of the person who tendered the Shares. Withdrawals of Issuer Sponsored Holdings may not be rescinded.

  Withdrawal of ADSs. For a withdrawal of ADSs to be effective, a written or facsimile transmission notice of withdrawal must be received by the U.S. Depositary prior to the Expiration Date at one of its addresses set forth on the back cover of this Offer to Purchase. Any such notice of withdrawal must specify the name of the person who tendered the ADSs to be withdrawn, the number of ADSs to be withdrawn and (if ADRs have been tendered) the name of the registered holder, if different from that of the person who tendered the ADSs evidenced by such ADRs. If ADRs evidencing ADSs to be withdrawn have been delivered or otherwise identified to the U.S. Depositary, then prior to the physical release of such ADRs, the serial numbers shown on the particular ADRs evidencing the ADSs to be withdrawn must be submitted to the U.S. Depositary, and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless interests in ADSs evidenced by ADRs have been tendered for the account of an Eligible Institution. If interests in ADSs evidenced by ADRs to be withdrawn have been tendered pursuant to the procedure for book-entry transfer as set forth in Section 2, any notice of withdrawal must also specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn ADSs, in which case a notice of withdrawal will be effective if delivered to the U.S. Depositary by any method of delivery described in the first sentence of this paragraph. Withdrawals of ADSs may not be rescinded.

5. CERTAIN TAX CONSEQUENCES

5.1 CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of certain United States federal income tax consequences of the Offer to holders of the Securities and is for general information purposes only. This summary is based on the United States federal income tax law now in effect, which is subject to change, possibly retroactively. This summary does not discuss all aspects of United States federal income taxation which may be important to particular holders in light of their individual investment circumstances, such as holders who acquired their Securities through the exercise of Options or otherwise as compensation, or to holders subject to special tax rules (e.g., financial institutions, broker-dealers, insurance companies, and tax-exempt organizations). In addition, this summary does not address state, local or foreign tax consequences. This summary assumes that holders hold their Securities as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code"). Holders of the Securities are urged to consult their tax advisors regarding the specific United States federal, state, local, and foreign income and other tax consequences of the Offer.

  For purposes of this summary, a "U.S. holder" means a beneficial holder of the Securities who, for United States federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

  U.S. Holders. In general, a U.S. holder will recognize capital gain or loss upon the receipt of payment in exchange for the Securities pursuant to the Offer in an amount equal to the difference between the amount realized and the holder's adjusted tax basis in the Securities tendered. Any such gain will be treated as income from sources within the United States and, although the matter is subject to uncertainty, any such loss may be treated as a foreign source loss for federal income tax purposes.

  Under recently enacted legislation, the maximum individual U.S. federal income tax rate on net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual holder from the disposition of Securities that have been held for more than 12 months will generally be subject to tax at a rate not to exceed 20%. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. Certain limitations exist on the deductibility of capital losses by both corporations and individual taxpayers.

  U.S. holders who receive payments in Australian dollars for their Securities pursuant to the Offer should consult their tax advisors regarding whether the receipt of such payments would result in foreign exchange gain or loss for United States federal income tax purposes.

  Non-U.S. Holders. A non-U.S. holder will generally not be subject to United States federal income tax on gain recognized upon the exchange of the Securities for cash pursuant to the Offer unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder or (ii) in the case of a non-U.S. holder who is a non-resident alien individual, such holder is present in the United States for 183 days or more and certain other conditions are met. Non-U.S. holders should also consult applicable treaties, if any, which may exempt from United States taxation any such gain.

  Information Reporting and Backup Withholding. Payments made to holders of the Securities pursuant to the Offer may be subject to information reporting to the U.S. Internal Revenue Service and to United States federal backup withholding tax at the rate of 31% on the gross amount of such payments. Backup withholding will not apply to a holder who furnishes a correct taxpayer identification number or a certificate of foreign status and makes certain other required certifications, or who is otherwise exempt from backup withholding (e.g., a U.S. corporation). To avoid information reporting and backup withholding, holders of the Securities may provide the U.S. Depositary or the Registry, as the case may be, with a properly executed Substitute Form W-9 ("Request for Taxpayer Identification Number and Certification"), in the case of a U.S. holder, or a properly executed Substitute Form W-8 ("Certificate of Foreign Status"), in the case of a non-U.S. holder. These forms are included in the Letter of Transmittal and the Acceptance and Transfer Form for your convenience. If a tendering holder fails to provide a properly completed Substitute Form W-8 or W-9 Purchaser will withhold tax from payments made to such holder unless it is otherwise satisfied that such holder is an exempt foreign person. See Instruction 11 of the Letter of Transmittal or Section III of the Acceptance and Transfer Form.

5.2 CERTAIN AUSTRALIAN TAX CONSEQUENCES

  Securities Exchanged by Australian Residents. In general, an Australian resident holder of Securities who, pursuant to the Offer, exchanges those Securities for cash will be taxed in Australia on any profit arising from that exchange where the Securities were purchased in the course of carrying on a business or with the intent of profit-making by sale.

  Alternatively, where the Australian resident holder of Securities did not acquire them in those circumstances (e.g., they were purchased as a long term investment in order to derive future dividend income), any gain on disposal of those Securities will be taxed under Australia's capital gains tax rules.

  Broadly, if the capital gains tax rules apply, the exchange will result in a taxable capital gain to the holder if the cash consideration received for the Securities exceeds the Securities' cost base (i.e., broadly, the Securities' acquisition cost, in addition to incidental costs associated with acquisition or disposal), indexed for inflation where the Securities have been held for greater than 12 months. In calculating the taxable capital gain, if any, all amounts (e.g., consideration and cost base) are to be expressed in Australian dollars, calculated at the exchange rate at the time the holder elects to accept the Offer.

  Options Exercised by Australian Residents. In general, an Australian resident holder of Options who exercises Options and exchanges the Shares issued on exercise for cash will be taxed in Australia on any profit arising from this transaction where the Options were originally acquired in the course of carrying on a business or with the intent of profit-making by sale of the Securities.

  Alternatively, where the Australian resident holder of Options did not acquire them in those circumstances (e.g., they were acquired as an investment), any gain arising from this transaction will be taxed under Australia's capital gains tax rules.

  Broadly, the transaction will result in a taxable capital gain to the holder if the consideration receivable in respect of the Securities exceeds the sum of the Option's exercise price, any cost of acquiring the Option and incidental costs associated with acquisition or exercise and disposal, indexed for inflation where the Options had been held for greater than 12 months. Special rules may, however, be applicable to Options issued by OzEmail to its employees.

  In calculating the taxable capital gain, if any, all amounts (e.g. consideration and cost base) are to be expressed in Australian dollars.

  Foreign Exchange Gains. There may be foreign exchange gain or loss implications which should be considered if relevant to the holder. Holders should seek their own advice in this regard.

  Australian Tax Consequences for Non-resident Holders. Non-resident holders of Securities will generally be subject to tax in Australia on gains resulting from the disposal of Securities pursuant to acceptance of the Offer only if:

    (i) the gain is derived in the course of carrying on a business and results from activities by or on behalf of the holder in Australia (unless the holder is entitled to the benefit of a double tax treaty and meets the requirements of that treaty for exemption from Australian tax); or

    (ii) the holder, either alone or in combination with its associates, has at any time within the five years preceding the disposal held a beneficial interest in 10% or more of the issued share capital of OzEmail.

  THE ABOVE DISCUSSION IS A GENERAL SUMMARY ONLY OF CERTAIN AUSTRALIAN TAX CONSEQUENCES OF ACCEPTANCE OF THE OFFER AND MAY NOT APPLY TO CERTAIN CLASSES OF SECURITY HOLDERS SUBJECT TO SPECIAL TAX RULES, INCLUDING BUT NOT LIMITED TO EMPLOYEES OF OZEMAIL, BANKS, INSURANCE COMPANIES OR DEALERS OR TRADERS IN SHARES, SECURITIES OR FINANCIAL INSTRUMENTS. SUCH HOLDERS OF SECURITIES ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE OFFER.

6. PRICE RANGE OF SHARES; DIVIDENDS; EXCHANGE RATE

  The ADSs trade on the NNM under the symbol OZEMY and the Shares trade on the ASX under the symbol OZM. The ADSs began trading on the NNM on May 29, 1996 and the Shares began trading on the ASX on May 29, 1998. The following table sets forth, for the quarters indicated, the actual high and low sales prices per ADS on the NNM and per Share on the ASX, and dividends paid, as reported by Bloomberg Financial Markets.

                                                                    CASH
                                 U.S. MARKET    ASX MARKET        DIVIDEND
                                PRICE OF ADSS PRICE OF SHARES PAID PER SHARE(1)
                                ------------- --------------- -----------------
                                 HIGH   LOW    HIGH     LOW
                                ------ ------ ---------------
                                 US$    US$     A$      A$           A$
Fiscal Year Ended December 31,
 1996
  Fourth Quarter............... 11.125  6.000
Fiscal Year Ended December 31,
 1997
  First Quarter................ 14.875  5.625
  Second Quarter...............  8.875  5.375
  Third Quarter................ 16.750  5.875
  Fourth Quarter............... 14.250  7.125
Fiscal Year Ended December 31,
 1998
  First Quarter................ 17.750  7.500                       0.025
  Second Quarter (for ASX, from
   May 29)..................... 28.875 15.500   3.657   2.800
  Third Quarter................ 27.250 11.250   4.150   2.080
  Fourth Quarter............... 28.000  6.000   4.000   1.050

--------
(1) The Australian dividend payable date was March 27, 1998, while the U.S. dividend payable date was April 6, 1998.

  On December 11, 1998, the last full trading day prior to the date of public announcement by Purchaser that it would make the Offer, the last reported sales price of the ADSs on the NNM was US$20 7/8 per ADS and the last reported sales price of Shares on the ASX was A$3.39 per Share. On December 31, 1998, the last reported sales price of the ADSs on the NNM was US$22 1/16 per ADS and the last reported sales price of the Shares on the ASX was A$3.64 per Share. HOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES AND ADSS.

  On December 31, 1998, the noon buying rate in New York City for cable transfers in Australian dollars as certified by the U.S. Federal Reserve Bank of New York was US$0.6123:A$. Holders are urged to obtain a current market quotation for the U.S. dollar-Australian dollar exchange rate.

7. CERTAIN INFORMATION CONCERNING OZEMAIL

  The information concerning OzEmail contained in this Offer to Purchase, including financial information, has been taken from or is based upon publicly available documents and records on file with the SEC, the ASIC and the ASX and other public sources. Neither MCI WorldCom, Purchaser, the Dealer Manager, the Financial Advisors nor any other person connected with this Offer assumes any responsibility for the accuracy or completeness of the information concerning OzEmail contained in such documents and records or for any failure by OzEmail to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to MCI WorldCom, Intermediate, Purchaser, the Dealer Manager, the Financial Advisor or any other such person.

  OzEmail is a corporation incorporated under the laws of the State of New South Wales, Australia and its principal executive offices are located at Ground Floor, Building B, 39 Herbert Street, St Leonards, New South Wales, 2065, Australia. According to OzEmail's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the SEC, OzEmail provides Internet access and Internet related services. OzEmail is a leading provider of comprehensive Internet services in Australia, providing access to an extensive network, regionally-focused content, Internet implementation services and a large customer support team.

  Set forth below is a summary of certain consolidated financial information with respect to OzEmail, excerpted or derived from the audited financial information of OzEmail contained in OzEmail's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-28476) and the unaudited financial information of OzEmail contained in OzEmail's Prospectus dated September 1, 1998 included as part of its Registration Statement on Form F-1 (File No 333-9320) and OzEmail's Form 6-K for the quarter ended September 30, 1998. According to those documents, such financial information has been prepared in accordance with U.S. generally accepted accounting principles. Certain additional information relating to OzEmail since June 30, 1998 is summarized in the Part A Statement and annexed thereto. More comprehensive financial information is included in reports and other documents filed with the SEC, the ASIC and the ASX. The following summary is not complete and reference is made to such reports and other documents, including the financial information and related notes contained thereon. Such reports and other documents may be inspected and copies may be obtained from the offices of the SEC, the ASIC, the ASX or NNM in the manner set forth below. As a result of OzEmail's acquisition of Access One in November 1997, results from period to period may not be comparable. See Appendix B to Annexure A for additional information regarding Access One.

                                OZEMAIL LIMITED

                     SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                          FROM INCEPTION TO         YEAR ENDED                 NINE MONTHS ENDED
                            DECEMBER 31,           DECEMBER 31,                  SEPTEMBER 30,
                          ----------------- ----------------------------  ------------------------------
                               1994(1)       1995      1996      1997       1997      1998      1998(2)
                          ----------------- -------  --------  ---------  --------  ---------  ---------
Statement of Operations
 Data
 Net Revenues...........        A$692       A$8,868  A$27,784   A$55,767  A$38,557   A$78,644  US$46,636
                               ------       -------  --------  ---------  --------  ---------  ---------
Costs and expenses:
 Cost of revenues--
  network operations and
  support...............          160         2,265     6,952     15,976    10,976     19,890     11,795
 Costs of revenues--
  communications and
  other.................          228         1,630     8,773     19,025    12,490     30,615     18,155
 Sales and marketing....           92         2,190     7,617     14,387     9,617     16,432      9,744
 Product development....           58            84     2,284      9,267     6,945      5,128      3,041
 General and
  administrative........          114         1,875     4,157     12,498     6,373     14,875      8,821
 Amortization of
  goodwill and other
  intangibles...........          --            --        --         533       --       3,772      2,237
                               ------       -------  --------  ---------  --------  ---------  ---------
 Total costs and
  expenses..............          652         8,044    29,783     71,686    46,401     90,712     53,792
                               ------       -------  --------  ---------  --------  ---------  ---------
Income (loss) from
 operations.............           40           824    (1,999)   (15,919)   (7,844)   (12,068)    (7,156)
Other Income (Expense)
 Net....................           (7)          (50)    2,972      1,934     2,635        575        341
Income (loss) before
 provision for income
 taxes and minority
 equity interest........           33           774       973    (13,985)   (5,209)   (11,493)    (6,815)
Minority interest.......          --            --        --         --        --          13          8
Income tax benefit
 (expense)..............          (15)         (434)     (556)    (2,783)   (3,794)       270        160
                               ------       -------  --------  ---------  --------  ---------  ---------
Net income (loss).......         A$18         A$400     A$434  A$(16,768) A$(9,003) A$(11,210) US$(6,648)
                               ======       =======  ========  =========  ========  =========  =========
Basic net income/(loss)
 per ADS(3).............       A$0.18        A$0.12    A$0.05    A$(1.60)  A$(0.87)   A$(0.93)  US$(0.55)
Diluted net
 income/(loss) per
 ADS(3).................       A$0.18        A$0.12    A$0.05    A$(1.60)  A$(0.87)   A$(0.93)  US$(0.55)
Weighted average basic
 Ordinary Shares(3).....          100        32,446    89,286    104,631   103,555    120,497    120,497
Weighted average diluted
 Ordinary Shares(3).....          100        33,941    94,986    104,631   103,555    120,497    120,497

                                                                      AS OF
                                       AS OF DECEMBER 31,         SEPTEMBER 30,
                               ---------------------------------- -------------
                               1994(1)  1995     1996     1997       1998(2)
                               ------- ------- -------- --------- -------------
Balance Sheet Data:
  Total assets................  A$925  A$5,529 A$65,310 A$113,786   A$101,851
  Long-term obligations--
   finance leases.............    --       500      240     4,423       2,198
  Total shareholders' equity..   A$18  A$1,517 A$54,506  A$49,166    A$65,768

--------
(1) OzEmail was founded in September 1994 through a number of simultaneous transactions. As a result of these transactions the proprietary e-mail service (the "Predecessor Business") previously controlled by OzEmail's Chief Executive Officer and principal founder, Sean Howard, was transferred to OzEmail in exchange for all of the then outstanding ordinary shares of OzEmail. The Predecessor Business had conducted limited operations through September 1994.
(2) Amounts translated for convenience at the exchange rate between the U.S. dollar and the Australian dollar on September 30, 1998 of US$0.5930.
    Source: Bloomberg Financial Markets Australian dollar spot close value on such date.
(3) Following a 10 for 1 stock split in September 1997, one ADS represents 10 Shares. OzEmail adopted Statement of Financial Accounting Standards No. 128, "Earnings per share" ("SFAS 128") during the fourth quarter of the year ended December 31, 1997. All comparative information has been restated to comply with SFAS 128.

  OzEmail is subject to the information and reporting requirements of the Exchange Act and is required to file reports and other information with the SEC relating to its business, financial condition and other matters.

These reports and other information should be available for inspection at the public reference facilities of the SEC located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also should be available for inspection and copying at prescribed rates at the following regional offices of the SEC: Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained by mail, upon payment of the SEC's customary fees, from the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a web-site at www.sec.gov that contains OzEmail's reports and information statements and other information that has been filed since OzEmail began to file electronically with the SEC in April 1998. However, as a foreign private issuer, OzEmail is not required to file electronically and has stated publicly that it may not do so where such filing in electronic format would constitute an undue burden upon OzEmail. Reports and other information concerning OzEmail should also be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

  As a publicly listed company in Australia, OzEmail is subject to regulation by the ASIC and the ASX. The public can obtain information held by the ASIC about OzEmail by application to ASIC business centers located in the capital cities in Australia. Members of the public are entitled to obtain copies of most documents lodged with the ASIC. The ASIC also maintains a comprehensive on-line computer database and a more limited World Wide Web site. The public can also access information held by the ASX about any public company on application to any of the ASX business centers located in the capital cities in Australia.

  All of the information with respect to OzEmail and its affiliates set forth in this Offer to Purchase has been derived from publicly available information, unless otherwise indicated herein.

8. CERTAIN INFORMATION CONCERNING PURCHASER, INTERMEDIATE, AND MCI    WORLDCOM

  Purchaser. Purchaser was formed for the purpose of acquiring Securities. It was formed under the laws of New South Wales, Australia, and is a wholly-owned subsidiary of Intermediate, which is a wholly-owned subsidiary of MCI WorldCom. It has issued share capital of A$2, consisting of 2 fully paid ordinary shares, issued at A$1 each.

  Apart from entering into and performing the Subscription Agreement and making the Offer, Purchaser has not carried on any other activity. Apart from making the Offer, holding the Securities acquired under the Offer and other transactions contemplated by the Offer, it is not expected that Purchaser will before the expiration of the Offer engage in any activities. Due to the fact that Purchaser is newly formed and, except for the Shares purchased pursuant to the Subscription Agreement and the inter-company debt related thereto, has minimal assets and capitalization, no meaningful financial information regarding Purchaser is available. The registered office of Purchaser is located at 44 Martin Place, Sydney, NSW, 2000, Australia.

  Intermediate. Intermediate is a Delaware corporation which is a wholly-owned subsidiary of MCI WorldCom. The principal executive offices of Intermediate are located at 3060 Williams Drive, Fairfax, Virginia 22031, U.S.A. Intermediate is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services to businesses, professionals and on-line service providers. Intermediate is controlled by MCI WorldCom and therefore the financial statements of Intermediate's activities are not provided, but Intermediate's financial results are included in the consolidated financial statements of MCI WorldCom.

  MCI WorldCom. MCI WorldCom is a Georgia corporation, the securities of which are traded on the NNM. The principal executive offices of MCI WorldCom are located at 515 East Amite Street, Jackson, Mississippi 39201-2702, U.S.A.

  As of September 30, 1998, MCI WorldCom and its subsidiaries had:

    (i) total assets of US$82.3 billion on a consolidated basis; and

    (ii) net shareholders' investment of US$44.3 billion on a consolidated basis.

  MCI WorldCom is a holding company which, through its subsidiaries, is a global provider of telecommunications services. MCI WorldCom provides telecommunications services to business, governments, telecommunications companies and consumer customers through its network of fiber optic cables, digital microwave, and fixed and transportable satellite earth stations. MCI WorldCom was one of the first major facilities-based telecommunications companies with the capability to provide businesses with high quality local, long distance, Internet, data and international communications services over its global networks.

  In Australia, MCI WorldCom provides telecommunications services to business customers. These services are provided through fiber capacity leased from other parties. MCI WorldCom is currently on its own account and in conjunction with partners constructing or planning to construct local, long distance and international fiber capacity.

  MCI WorldCom is subject to the information and reporting requirements of the Exchange Act and is required to file reports and other information with the SEC relating to its business, financial condition and other matters. Information, as of particular dates, concerning MCI WorldCom's directors and executive officers, their remuneration, stock options granted to them, the principal holders of MCI WorldCom's securities, any material interests of such persons in transactions with MCI WorldCom and other matters is required to be disclosed in proxy statements distributed to MCI WorldCom's shareholders and filed with the SEC. These reports, proxy statements and other information should be available for inspection under MCI WorldCom's SEC File No. 0-11258 and copies may be obtained in the same manner as set forth for OzEmail in
Section 7 of this Offer to Purchase. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms in other U.S. cities. The SEC maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. MCI WorldCom's common stock is listed on the NNM, and reports, proxy statements and other information concerning MCI WorldCom should also be available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

  Set forth below is a summary of certain consolidated financial data with respect to MCI WorldCom, excerpted or derived from audited financial statements presented in MCI WorldCom's Current Report on Form 8-K dated May 28, 1998 (filed May 28, 1998) and from the unaudited financial statements contained in MCI WorldCom's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, in each case filed by MCI WorldCom with the SEC (which Current Report and Quarterly Report are hereby incorporated by reference herein). Except as otherwise indicated herein, financial information presented herein is shown in U.S. dollars and based upon U.S. generally accepted accounting principles. More comprehensive financial information is included in such reports and other documents filed by MCI WorldCom with the SEC. The financial information set forth below is a summary only and is not complete and reference is made to such reports and other documents, financial information and related notes contained therein which have been filed with the SEC. Such reports and other documents may be inspected and copies may be obtained from the SEC in the manner set forth above. Further, on request, Purchaser will provide copies of such reports and other documents to holders located outside the United States. Holders located outside the United States may make such a request through the Financial Advisor at the addresses set forth on the back cover of this Offer to Purchase. In addition, MCI WorldCom is required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system, which are available at the SEC's World Wide Web site as described above.

                              MCI WORLDCOM, INC.

                     SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN MILLIONS, EXCEPT PER SHARE DATA)

                               YEAR ENDED AND AT          NINE MONTHS ENDED
                                 DECEMBER 31,            AND AT SEPTEMBER 30,
                          -----------------------------  ---------------------
                            1995      1996       1997      1997        1998
                          --------  ---------  --------  ---------- ----------
REVENUES:
  Voice.................  US$2,509  US$ 3,067  US$4,062  US$ 2,972  US$  4,247
  Data..................       738        956     1,618      1,160       1,768
  International.........       130        225       726        515         976
  Internet..............       --         --        566        384       1,507
                          --------  ---------  --------  ---------  ----------
  Communications
   Services.............     3,377      4,248     6,972      5,031       8,498
                          --------  ---------  --------  ---------  ----------
  Other.................       259        201       411        333         163
                          --------  ---------  --------  ---------  ----------
  Total revenues........     3,636      4,449     7,383      5,364       8,661
Operating expenses:
  Line costs............     1,963      2,397     3,764      2,783       4,141
  Selling, general and
   administrative.......       689        867     1,626      1,200       1,904
  Depreciation and
   amortization.........       317        320       976        719       1,099
  In-process research
   and development and
   other charges........       --       2,740       --         --        3,725
                          --------  ---------  --------  ---------  ----------
  Total.................     2,969      6,324     6,366      4,702      10,869
                          --------  ---------  --------  ---------  ----------
  Operating income
   (loss)...............       667     (1,875)    1,017        662      (2,208)
Other income (expense):
  Interest expense......      (253)      (253)     (395)      (289)       (351)
  Miscellaneous.........        14         25        41         33          36
                          --------  ---------  --------  ---------  ----------
Income (loss) before
 income taxes, minority
 interests and
 extraordinary items....       428     (2,103)      663        406      (2,523)
Provision for income
 taxes..................       171        130       416        261         462
                          --------  ---------  --------  ---------  ----------
Net income (loss) before
 minority interests and
 extraordinary items....       257     (2,233)      247        145      (2,985)
Minority interests......       --         --        --         --           11
Extraordinary items (net
 of income taxes of
 US$16 in 1996, US$0 in
 1997 and US$78 in
 1998)..................       --         (24)       (3)        (3)       (129)
Distributions on
 subsidiary trust
 manditorily redeemable
 preferred securities...       --         --        --         --            3
Preferred dividend
 requirements...........        18          1        26         20          13
Special dividend payment
 to Series 1 preferred
 shareholder............        15        --        --         --          --
                          --------  ---------  --------  ---------  ----------
Net income (loss)
 applicable to common
 shareholders...........  US$  224  US$(2,258) US$  218  US$   122  US$( 3,141)
                          ========  =========  ========  =========  ==========
Per common share before
 extraordinary items:
  Basic.................       .58      (5.02)      .23       0.13       (2.77)
  Diluted...............       .56      (5.02)      .22       0.13       (2.77)
  Extraordinary items...       --       (0.05)      --       (0.00)      (0.12)
Dividends per common
 share..................       --         --        --         --          --
Working capital.........    (1,273)       712      (200)       N/A      (5,483)
Total assets............     6,803     20,843    23,596        N/A      82,278
Goodwill and other
 intangible assets......     4,323     13,202    13,882        N/A      46,908
Long-term debt..........     2,324      5,356     7,413        N/A      16,032
Shareholders'
 investment.............     2,281     13,252    13,801        N/A      44,264

--------
  (1) On September 14, 1998, MCI WorldCom acquired MCI Communications Corporation, a Delaware corporation ("MCI"), pursuant to the merger (the "MCI Merger") of MCI with and into TC Investments Corp. ("Acquisition Subsidiary"), a wholly owned subsidiary of MCI WorldCom. Upon consummation of the MCI Merger, Acquisition Subsidiary was renamed MCI Communications Corporation. Through the MCI Merger, MCI WorldCom acquired one of the world's largest and most advanced digital networks, connecting local markets in the United States to more than 280 countries and locations worldwide.

      As a result of the MCI Merger, each outstanding share of MCI common stock was converted into the right to receive 1.2439 shares of MCI WorldCom common stock, par value US$.01 per share (the "Common Stock" or the "MCI WorldCom Common Stock"), or approximately 755 million MCI WorldCom common shares in the aggregate, and each share of MCI Class A Common Stock outstanding (all of which were held by British Telecommunications plc ("BT")) was converted into the right to receive US$51.00 in cash or approximately US$7 billion in the aggregate. The funds paid to BT were obtained by MCI WorldCom from (i) available cash as a result of MCI WorldCom's US$6.1 billion public debt offering in August 1998; (ii) the sale of MCI's Internet backbone facilities and wholesale and retail Internet business (the "iMCI Business") to Cable and Wireless plc ("Cable & Wireless") for US$1.75 billion in cash on September 14, 1998; (iii) the sale of MCI's 24.9% equity stake in Concert Communications Services ("Concert") to BT for US$1 billion in cash on September 14, 1998; and (iv) availability under MCI WorldCom's commercial paper program and credit facilities.

      Upon effectiveness of the MCI Merger, the then outstanding and unexercised options exercisable for shares of MCI Common Stock were converted into options exercisable for an aggregate of approximately 83 million shares of MCI WorldCom Common Stock having the same terms and conditions as the MCI options, except that the exercise price and the number of shares issuable upon exercise were divided and multiplied, respectively, by 1.2439. The MCI Merger was accounted for as a purchase; accordingly, operating results for MCI have been included from the date of acquisition.

  (2) On August 4, 1998, MCI acquired a 51.79% voting interest and a 19.26% economic interest in Embratel Participacoes S.A., ("Embratel"), Brazil's only facilities-based national communications provider, for approximately US$2.3 billion. The purchase price will be paid in local currency installments, of which US$916 million was paid on August 4, 1998 with the remainder to be paid in two equal installments over the next two years. Embratel provides interstate long distance and international telecommunications services in Brazil, as well as over 40 other communications services, including leased high-speed data, satellite, Internet, frame and packet-switched services. Operating results for Embratel are consolidated in MCI WorldCom's consolidated financial statements and are included from the date of the MCI Merger.

  (3) On January 31, 1998, MCI WorldCom acquired CompuServe Corporation, a Delaware corporation ("CompuServe"), pursuant to the merger (the "CompuServe Merger") of a wholly owned subsidiary of MCI WorldCom with and into CompuServe. Upon consummation of the CompuServe Merger, CompuServe became a wholly owned subsidiary of MCI WorldCom.

      As a result of the CompuServe Merger, each share of CompuServe common stock was converted into the right to receive 0.40625 shares of MCI WorldCom Common Stock, or approximately 37.6 million MCI WorldCom common shares in the aggregate. Prior to the CompuServe Merger, CompuServe operated primarily through two divisions: Interactive Services and Network Services. Interactive Services offered worldwide online and Internet access services for consumers, while Network Services provided worldwide network access, management and applications, and Internet service to businesses. The CompuServe Merger was accounted for as a purchase; accordingly, operating results for CompuServe have been included from the date of acquisition.

      On January 31, 1998, MCI WorldCom also acquired ANS Communications, Inc., a Delaware corporation ("ANS"), from America Online, Inc. ("AOL") and has entered into five year contracts with AOL under which MCI WorldCom and its subsidiaries provide network services to AOL (collectively, the "AOL Transaction"). As part of the AOL Transaction, AOL acquired CompuServe's Interactive Services division and received a $175 million cash payment from MCI WorldCom. MCI WorldCom retained the CompuServe Network Services ("CNS") division. ANS provides Internet access to AOL and AOL's subscribers in the United States, Canada, the United Kingdom, Sweden and Japan, and also designs, develops and operates high performance wide-area networks for business, research, education and governmental organizations. The AOL Transaction was accounted for as a purchase; accordingly, operating results for ANS have been included from the date of acquisition.

      On January 29, 1998, MCI WorldCom acquired Brooks Fiber Properties, Inc., a Delaware corporation ("BFP"), pursuant to the merger (the "BFP Merger") of a wholly owned subsidiary of MCI WorldCom with and into BFP. Upon consummation of the BFP Merger, BFP became a wholly owned subsidiary of MCI WorldCom. BFP is a leading facilities-based provider of competitive local telecommunications services, commonly referred to as a competitive local exchange carrier, in selected cities within the United States. BFP acquires and constructs its own state-of-the-art fiber optic networks and facilities and leases network capacity from others to provide long distance carriers, Internet Service Providers, wireless carriers and business, government and institutional end users with an alternative to the incumbent local exchange carriers for a broad array of high quality voice, data, video transport and other telecommunications services.

      As a result of the BFP Merger, each share of BFP common stock was converted into the right to receive 1.85 shares of Common Stock or approximately 72.6 million MCI WorldCom common shares in the aggregate. The BFP Merger was accounted for as a pooling-of-interests and, accordingly, MCI WorldCom's financial statements for periods prior to the BFP Merger have been restated to include the results of BFP for all periods presented.

  (4) In the first quarter of 1998, MCI WorldCom recorded a pre-tax charge of US$69 million for employee severance, alignment charges and direct merger costs associated with the BFP Merger. Additionally, in the third quarter of 1998, MCI WorldCom recorded a pre-tax charge of US$127 million primarily in connection with the MCI Merger. The third quarter charge included severance costs associated with the termination of certain employees which is expected to be completed by the first quarter of 1999. Also included are alignment charges, and other exit activities which include the costs of consolidating and closing facilities, loss on sale or write down of assets and conformance of accounting principles. In connection with recent business combinations, MCI WorldCom made allocations of the purchase price to acquired in-process research and development totalling US$429 billion in the first quarter of 1998 related to the CompuServe Merger and AOL Transaction and US$3.1 billion in the third quarter of 1998 related to the MCI Merger.

  (5) Results for 1996 include a US$2.14 billion charge for in-process research and development related to the merger with MFS Communications Company, Inc. ("MFS") on December 31, 1996. The charge is based upon a valuation analysis of the technologies of MFS's worldwide information system, the Internet network expansion system of Intermediate, and certain other identified research and development projects purchased in the MFS merger. The expense includes US$1.6 billion associated with Intermediate and US$0.54 billion related to MFS.

      Additionally, 1996 results include other after-tax charges of US$121 million for employee severance, employee compensation charges, alignment charges, and costs to exit unfavorable telecommunications contracts and US$344 million after-tax write-down of operating assets within MCI WorldCom's non-core businesses. On a pre-tax basis, these charges totaled US$600.1 million.

  (6) In connection with certain debt refinancing, MCI WorldCom recognized in the nine months ended September 30, 1998 and in the year ended December 31, 1996 extraordinary items of approximately US$128.7 million and US$4.2 million, respectively, net of taxes, consisting of unamortized debt discount, unamortized issuance cost and prepayment fees. Additionally, in 1996 MCI WorldCom recorded an extraordinary item of US$20.2 million, net of taxes, related to a write-off of deferred international costs.

  (7) In 1995, Metromedia Company ("Metromedia") converted its Series 1 Preferred Stock into MCI WorldCom Common Stock, exercised warrants to acquire MCI WorldCom Common Stock and immediately sold its position of
      61.7 million shares of MCI WorldCom Common Stock in a public offering. In connection with the preferred stock conversion, MCI WorldCom made a non-recurring payment of US$15 million to Metromedia, representing a discount to the minimum nominal dividends that would have been payable on the Series 1 Preferred Stock prior to the September 15, 1996 optional call date, of approximately US$26.6 million (which amount included an annual dividend requirement of US$24.5 million plus accrued dividends to such call date).

  (8) Revenues and line costs for prior periods reflect a classification change for inbound international settlements which are now being treated as an offset to line costs instead of revenues. Previously, both MCI and MCI WorldCom classified foreign post telephone and telegraph administration settlements on a gross basis with the outbound settlement reflected as line cost expense and the inbound settlement reflected as revenue. This change better reflects the way in which the business is operated because MCI WorldCom actually settles in cash through a formal net settlement process that is inherent in the operating agreements with foreign carriers.

  Additional Information Regarding MCI WorldCom, Intermediate and
Purchaser. The name, citizenship, business address, principal occupation or employment and five-year employment history for each of the directors and executive officers of MCI WorldCom, Intermediate and Purchaser are set forth in Schedule A attached hereto.

  Schedule B hereto sets forth transactions in the Securities effected during the past four months by MCI WorldCom, Intermediate, Purchaser and their affiliates. There have been no transactions in the Securities effected during the past four months by the persons listed in Schedule A. Except as set forth in this Offer to Purchase and Schedule B hereto, none of MCI WorldCom, Intermediate or Purchaser or, to the best knowledge of MCI WorldCom, Intermediate or Purchaser, any of the persons listed in Schedule A hereto or any associate or majority-owned subsidiary of such persons beneficially owns or has any right to acquire any equity security of OzEmail, and none of MCI WorldCom, Intermediate or Purchaser or, to the best knowledge of MCI WorldCom, Intermediate or Purchaser, any of the other persons referred to above, or any of the respective directors, executive officers or subsidiaries of any of the foregoing has effected any transactions in any equity security of OzEmail during the past four months.

  Except as set forth in this Offer to Purchase and Schedule B, none of MCI WorldCom, Intermediate or Purchaser or, to the best knowledge of MCI WorldCom, Intermediate or Purchaser any of the persons listed in Schedule A hereto has any contract, arrangement, understanding or relationship with any other person with respect to any securities of OzEmail, including, without limitation, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities of OzEmail, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies. Except as set forth in this Offer to Purchase, since January 1, 1995, none of MCI WorldCom, Intermediate or Purchaser or, to the best knowledge of MCI WorldCom, Intermediate or Purchaser, any of the persons listed in Schedule A hereto has had any business relationship or transactions with OzEmail or any of its executive officers, directors or affiliates that would require reporting under the rules of the SEC or the Corporations Law. During 1997 and 1998, Intermediate provided Internet transit services to OzEmail. Payments made to Intermediate by OzEmail for these services were approximately US$350,000 and US$300,000 in 1997 and 1998, respectively. OzEmail has provided since March 1998 network, collocation, equipment installation and support and engineering consulting services to Intermediate to support Intermediate's dial-up Internet access services in Australia. As of December 1998, payments to OzEmail for such services were approximately US$700,000.

  Except as set forth in this Offer to Purchase, since January 1, 1995, there have been no contacts, negotiations or transactions between, on the one hand, MCI WorldCom, Intermediate or Purchaser, or any of their respective subsidiaries, or, to the best knowledge of MCI WorldCom, Intermediate or Purchaser, any of the persons listed in Schedule A hereto, and on the other hand, OzEmail or its executive officers, directors or affiliates, concerning a merger, consolidation or acquisition, tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

 The Subscription Agreement

  The following is a summary of certain provisions of the Subscription Agreement, a copy of which is filed as an Exhibit to the Tender Offer Statement on Schedule 14D-1 to be filed by Purchaser, Intermediate and MCI WorldCom with the SEC in connection with the Offer and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Subscription Agreement.

  Subscription and Issuance of Shares. Pursuant to the Subscription Agreement, Purchaser acquired 21,863,174 ordinary shares in the capital of OzEmail representing in aggregate no more than 14.9% of the ordinary share capital of OzEmail, after issuance of the Shares, at the subscription price of US$43,726,348 (the "Subscription Price"), representing US$2.00 per Share on the subscription date of December 12, 1998 (Sydney, Australia time) (the "Subscription Date").

  Registration Rights. The Subscription Agreement provided that Purchaser understood that the acquired shares were not registered under the U.S. Securities Act of 1933 and agreed that it will only offer and sell such shares pursuant to a registration statement in accordance with the U.S. Securities Act of 1933, pursuant to an exemption from the registration requirements of the Securities Act, or in a transaction not subject to the Securities Act. The Subscription Agreement provided that in the event that Purchaser makes a takeover bid that is subsequently terminated or is otherwise not entitled to proceed under the Corporations Law to compulsory acquisition of all the shares of OzEmail, OzEmail agreed, upon the request of Purchaser, to file one registration statement under the U.S. Securities Act of 1933 and applicable Australian laws relating to the sale of the Shares and any other shares acquired pursuant to the Offer and to use its best efforts to cause the registration statement to become effective. OzEmail will not be required to file the registration statement, however, if, in a written opinion of OzEmail's counsel satisfactory to Purchaser, such registration is not required for the sale of the shares in the manner proposed by Purchaser. If a registration statement is filed, OzEmail agrees to use its best efforts to maintain the effectiveness of such registration statement, including any amendment, supplement or updates necessary, until the completion of the distribution or such time as the registration is no longer necessary. The registration would be made at OzEmail's expense except for underwriting commissions and fees and disbursements of Purchaser's counsel. OzEmail and Purchaser agreed to indemnify and hold harmless each other and their controlling persons, and to make contribution, to the same extent as is customary in a U.S. registration rights agreement between an issuer and a minority stockholder. Purchaser's registration rights may be assigned to any transferee who acquires the shares or any other shares of OzEmail acquired by Purchaser pursuant to the Offer.

  Members Register. Pursuant to the Subscription Agreement, OzEmail must provide a hard copy and a copy on computer disk or computer tape, if applicable, of the information on the register of members of OzEmail as at the date stated by Purchaser, within two business days of written request.

  Warranties. The Subscription Agreement contains various warranties of OzEmail relating to the following: (i) the percentage of the capital of OzEmail represented by the Shares; (ii) options and other rights to acquire shares; (iii) a three month period following the date of the Subscription Agreement during which OzEmail will not issue and allot any shares other than those pursuant to existing rights under any employee share option plan; (iv) OzEmail's power and authority to perform its obligations under the Subscription Agreement; (v) the approval of the issue of the Shares by OzEmail's shareholders and the absence of breach of the Listing Rules of the ASX or OzEmail's constitution; and (vi) the absence of any proceeding concerning the winding up, receivership or liquidation of OzEmail.

  Other Provisions. The Subscription Agreement provided for the termination of the confidentiality agreement between Goldman Sachs Australia LLC (on behalf of OzEmail) and Purchaser, subject to certain conditions. The Subscription Agreement provided that OzEmail must apply to ASX for quotation of the Shares within two business days of the Subscription Date, and use its best effort to ensure the Shares are quoted by the ASX as soon as possible after the Subscription Date.

  Announcement of Offer. The parties agreed to issue separate press releases announcing the completion of the subscription by Purchaser and Purchaser's intent to make the Offer.

  Governing Law. The Subscription Agreement is governed by the laws applicable in New South Wales, Australia. Each party submits to non-exclusive jurisdiction in the courts of New South Wales, Australia.

9. SOURCE AND AMOUNT OF FUNDS

  The consideration for the acquisition of the Securities to which the Offer relates will be satisfied wholly by payment of cash. None of the funds for the consideration will be sourced from Purchaser's own resources.

  The maximum amount payable by Purchaser under the Offer for the Securities to which it is not entitled will be approximately US$297 million if:

    (i) all the holders of Shares accept the Offer in respect of all Shares (other than those represented by ADSs for which the Offer is accepted);

    (ii) all the holders of ADSs accept the Offer in respect of all ADSs (other than those representing Shares for which the Offer is accepted);

    (iii) all the holders of Options exercise their options and accept the Offer in respect of all Securities issued upon that exercise; and

    (iv) except the Shares issued upon the exercise of the Options, no other Securities are issued before the Expiration Date.

  MCI WorldCom has agreed to make available, or procure the availability of, the amount required by Purchaser to fund the acquisition. There are no conditions precedent to MCI WorldCom's obligation to make available, or procure the availability of, the amount required to fund the acquisition, except that Purchaser cannot issue a draw down notice unless and until the Offer is declared or becomes free of conditions.

  MCI WorldCom will obtain the amount required from cash on hand and from its existing credit facilities. These facilities were not established specifically to fund the acquisition of the Securities. These facilities comprise US$10.75 billion in credit facilities consisting of a US$3.75 billion Amended and Restated Facility A Revolving Credit Agreement ("Facility A Loans") and a US$7 billion 364-Day Revolving Credit and Term Loan Agreement (the "Facility C Loans") (together, "Credit Facilities"). There are no unusual or material conditions to be satisfied prior to drawdown under the Credit Facilities. The parties to the Credit Facilities are MCI WorldCom and NationsBank, N.A. (Arranging Agent and Administrative Agent), NationsBanc Montgomery Securities LLC (Lead Arranger), Bank of America NT & SA, Barclays Bank PLC, The Chase Manhattan Bank, Citibank, N.A., Morgan Guaranty Trust Company of New York, and Royal Bank of Canada (Co-Syndication Agents) and the lenders named in the Restated Facility A Revolving Credit Agreement dated as of August 6, 1998 and the 364-Day Revolving Credit and Term Loan Agreement dated August 6, 1998.

  The Credit Facilities provide liquidity support for MCI WorldCom's commercial paper program and are used for other general corporate purposes. The Facility A Loans mature on June 30, 2002. The Facility C Loans have a 364-day term, which may be extended for up to two successive 364-day terms thereafter to the extent of the committed amounts from those lenders consenting thereto, with a requirement that lenders holding at least 51% of the committed amounts consent. Additionally, effective as of the end of such 364-day term, MCI WorldCom may elect to convert up to US$4 billion of the principal debt under the Facility C Loans from revolving loans to term loans with a maturity date no later than one year after the conversion.

  The Credit Facilities bear interest payable in varying periods, depending on the interest period, not to exceed six months, or with respect to any Eurodollar Rate borrowing, 12 months if available to all lenders, at rates selected by MCI WorldCom under the terms of the Credit Facilities, including a Base Rate or Eurodollar Rate, plus the applicable margin. The applicable margin for the Eurodollar Rate borrowing varies from 0.35% to 0.75% as to Facility A Loans and from 0.225% to 0.450% as to Facility C Loans, in each case based upon the better of certain debt ratings. The Credit Facilities are unsecured but include a negative pledge of the assets of MCI WorldCom and its subsidiaries (subject to certain exceptions). The Credit Facilities require compliance with a financial covenant based on the ratio of total debt to total capitalization, calculated on a consolidated basis. The Credit Facilities require compliance with certain operating covenants which limit, among other things, the incurrence of additional indebtedness by MCI WorldCom and its subsidiaries, sales of assets and mergers and dissolutions, which covenants are generally less restrictive than those contained in MCI WorldCom's prior credit facilities and which do not restrict distributions to shareholders, provided MCI WorldCom is not in default under the Credit Facilities. The Facility A Loans and Facility C Loans are subject to annual commitment fees not to exceed 0.25% and 0.12%, respectively, of any unborrowed portion of the facilities.

  The amounts available under the Credit Facilities will exceed the maximum amount payable under the Offer. MCI WorldCom has undertaken to Purchaser that the funds available to it under the Credit Facilities, and which it will make available to Purchaser, will be sufficient to satisfy that maximum amount. Because the Offer is made in U.S. dollars, there is no need to engage in, and neither Purchaser nor MCI WorldCom has engaged in, hedging activities to account for exchange rate fluctuations in connection with the Offer.

  MCI WorldCom currently plans to repay borrowings under the Credit Facilities out of operating cash flow and future financings, although MCI WorldCom has no current specific plan with respect thereto. Such decisions when made will be based on MCI WorldCom's review from time to time of the advisability of particular actions, as well as on prevailing interest rates and financial and other economic conditions. This description of the Credit Facilities is a summary only and is not intended to be a complete description of all of the terms thereof. Reference is made to the full text thereof, copies of which are filed as exhibits to MCI WorldCom's Current Report on Form 8-K dated August 6, 1998 (filed August 7, 1998) on file with the SEC, as described in "Item 8. Certain Information Concerning Purchaser, Intermediate and MCI WorldCom" and which are incorporated by reference as exhibits to the Tender Offer Statement on Schedule 14D-1 to be filed by MCI WorldCom, Intermediate and Purchaser with the SEC in connection with the Offer.

10. BACKGROUND OF THE OFFER; CONTACTS WITH OZEMAIL

  MCI WorldCom routinely analyzes other companies within its subsidiaries' industries for the purpose of evaluating potential commercial, joint venture, strategic, acquisition or merger opportunities which may be available. Under appropriate circumstances, representatives may establish direct or indirect contact with potential candidates identified through this process. Contact between MCI WorldCom and OzEmail was precipitated in part by the expansion of MCI WorldCom's operations into the Asia-Pacific region.

  In June 1997, international corporate development and finance personnel of Intermediate contacted Malcolm Turnbull, Chairman of the Board of OzEmail, and Sean Howard, Chief Executive Officer of OzEmail, regarding a possible acquisition and began a financial analysis of OzEmail. Goldman Sachs informed Intermediate that it had been retained by OzEmail in August 1997 in connection with a potential strategic transaction.

  Between June 1997 and February 1998, discussions regarding a possible acquisition continued intermittently between the international business development and finance personnel of Intermediate and Messrs Turnbull and Howard. In February 1998, however, discussions were terminated by Intermediate, due to its involvement in other activities at the time.

  In August and September 1998, Mr Turnbull and a representative of Intermediate discussed Intermediate's possible interest in considering an acquisition of OzEmail.

  On September 16, 1998, a representative of Intermediate reinitiated contact with Mr Turnbull concerning a possible acquisition. During late September and early October 1998, certain Intermediate international business development and finance personnel requested and received from OzEmail certain information to facilitate MCI WorldCom's evaluation of OzEmail and the merits of a possible acquisition and held certain discussions regarding such information.

  On October 1, 1998, Mr Turnbull contacted a representative of Intermediate by telephone to inquire as to the status of MCI WorldCom's consideration of a transaction.

  On October 2, 15, 16 and 21, 1998, international business development finance and legal personnel of Intermediate conducted various internal meetings and conference calls to value OzEmail based in part on estimates published by Goldman Sachs. In addition, after Intermediate retained Australian counsel in late October 1998 these meetings and conference calls included discussions of the takeover process in Australia and how this would affect a possible acquisition.

  On November 1, 1998, Intermediate entered into an agreement with Goldman Sachs, on behalf of OzEmail, pursuant to which, among other things, OzEmail agreed to make certain information available to Intermediate on a confidential basis.

  On November 4, 1998, John Sidgmore, Vice Chairman of MCI WorldCom, and finance and legal personnel of Intermediate met with Australian counsel for MCI WorldCom to discuss aspects of the takeover offer process under Australian law. On November 5 and 6, 1998, Mr Sidgmore spoke by telephone with Mr Turnbull to discuss MCI WorldCom's interest in the possible acquisition of OzEmail and they concluded they would speak again soon.

  On November 12, 1998, Messrs Sidgmore and Turnbull discussed by telephone the possibility of meeting in person and possible dates. On November 29, 1998, Messrs Sidgmore and Turnbull had a telephone conversation about a possible valuation range for OzEmail. On December 2, 1998, Mr Sidgmore met with various Intermediate personnel to discuss the specifics of a possible acquisition of OzEmail. On December 4, 1998, Mr Sidgmore and Charles Cannada, Senior Vice President, Corporate Development of MCI WorldCom, met in New York with Mr Turnbull and representatives of Goldman Sachs. This meeting included the discussion of issues and structure of a possible acquisition, including the possibility that MCI WorldCom would acquire a stake in OzEmail.

  In early December 1998, MCI WorldCom engaged Merrill Lynch to serve as its financial advisor with respect to a possible transaction.

  Between December 7 and December 11, 1998, Mr Sidgmore and representatives of OzEmail held a series of telephone conversations to discuss the elements of a possible acquisition, including valuation. In addition, between December 8 and December 11, 1998, representatives from Merrill Lynch held a series of telephone discussions with representatives of OzEmail regarding the structure and terms of a possible acquisition, including the acquisition of a stake.

  On December 10 and 11, 1998 (Sydney time), Intermediate and OzEmail and their respective counsels, reviewed drafts of a subscription agreement pursuant to which Purchaser would acquire 14.9% of the Shares (after issuance). On December 11, 1998, Intermediate and OzEmail and their representatives met in Sydney, Australia and discussed the proposed subscription agreement and a possible acquisition.

  On December 12, 1998 (Sydney time), Mr Sidgmore and Mr Turnbull discussed and agreed on the price of the Shares to be purchased by Purchaser from OzEmail. MCI WorldCom at that time also determined the price at which Purchaser would make the Offer. Intermediate was informed by OzEmail that its Board had approved the issuance of 14.9% of the Shares to Purchaser. Purchaser and OzEmail then entered into the Subscription Agreement whereby Purchaser subscribed for 21,863,174 Shares of OzEmail at US$2.00 per share representing a 14.9% interest in OzEmail.

  On December 13, 1998 (December 14, 1998 in Australia), MCI WorldCom and OzEmail issued separate press releases prior to the opening of trading on the NNM and the ASX announcing the sale of the shares to Purchaser and Purchaser's intention to commence the Offer.

  On December 14, 1998 (Sydney time), Mr Sidgmore and management of OzEmail spoke by conference call and on December 15, 1998 (Sydney time), Mr Sidgmore spoke to employees of OzEmail by conference call, in each case, regarding MCI WorldCom's global strategy.

  On January 8, 1999 (Sydney time) Purchaser commenced the Offer.

  To the extent any of the foregoing information described events to which none of MCI WorldCom, Intermediate, Purchaser or their advisors were a party, it is based on information provided by OzEmail or the parties indicated. None of MCI WorldCom, Intermediate, Purchaser or their advisors has independent knowledge as to the accuracy or completeness of information provided by OzEmail.

11. PURPOSE OF THE OFFER; PLANS FOR OZEMAIL

11.1 INTENTION TO COMPULSORILY ACQUIRE

  It is Purchaser's present intention that if, following the close of the Offer, Purchaser becomes entitled to compulsorily acquire the Shares (including Shares represented by ADSs) which were subject to the Offer but which were not acquired under the Offer, Purchaser will proceed to compulsorily acquire those Shares. In essence, compulsory acquisition allows Purchaser to compel any remaining holders of Shares (including Shares represented by ADSs) to sell those Shares to Purchaser in the manner set forth below.

  If Purchaser Becomes Entitled to Compulsory Acquisition. If Purchaser becomes entitled to compulsorily acquire Shares (including Shares represented by ADSs), Purchaser may, before the end of two months after the end of the Offer Period, give notice to an offeree who did not accept the Offer to the effect that Purchaser desires to acquire the outstanding Shares held by that offeree. Purchaser is then entitled and bound to acquire the Shares to which the notice relates on the terms of the Offer in effect at the Expiration Date, unless a court orders otherwise. Provided that a court does not order otherwise, Purchaser must, within the prescribed period under the Corporations Law, acquire the Shares by serving a copy of a compulsory acquisition notice on OzEmail, together with a transfer of the Shares signed on behalf of the holder by a person appointed by Purchaser. Purchaser also must pay the consideration for the transfer of the Shares to OzEmail, to be held by OzEmail on trust for such offerees.

  Additionally, Purchaser will be seeking relief from the ASIC after the close of the Offer Period pursuant to the ASIC's Policy Statement 126 to permit the compulsory acquisition of Shares that may be issued after the close of the Offer Period, including at a later date of Shares issued following exercise by employees of the Options, assuming the conditions necessary for compulsory acquisition are satisfied under the Offer. Purchaser will also apply to ASIC for a modification of section 701(2)(c) of the Corporations Law so as to discount untraceable shareholders in determining whether the compulsory acquisition requirements of section 701(2)(c) have been satisfied by Purchaser.

  If Purchaser does not Become Entitled to Compulsory Acquisition. If Purchaser is not entitled to compulsorily acquire any outstanding shares within two months of the expiration of the Offer, it will thereafter only be able to compulsorily acquire those Shares pursuant to statutory procedure which authorises compulsory acquisition, such as a further takeover bid or a scheme of arrangement. A scheme of arrangement between OzEmail and its shareholders propounded by Purchaser will bind shareholders and permit compulsory acquisition or cancellation of the Shares held by a person other than Purchaser, if it is approved by shareholders (other than Purchaser) who are more than 50% in number of shareholders present and voting at a meeting held to approve the scheme, being shareholders holding at least 75% of the Shares held by all shareholders present and voting at that meeting and if it is approved by the court.

11.2 INTENTIONS IF PURCHASER ACQUIRES 100% OF SHARES

  If, under the Offer and the operation of the compulsory acquisition provisions of the Corporations Law, Purchaser obtains ownership of all the issued Shares (including those Shares represented by ADSs), Purchaser presently intends to do the following:

    (i) Purchaser will in the ordinary course of its management, review the lines of business, assets and employees of OzEmail to evaluate performance, profitability, prospects and overall fit in MCI WorldCom's Internet-related businesses in the light of the information that is then available to it. Given MCI WorldCom's plans to enter the facilities-based telecommunications business in Australia, MCI WorldCom, together with OzEmail, will be able to provide comprehensive and competitive telecommunications services in Australia. This operational review will focus on identifying opportunities to improve productivity and competitiveness consistent with this plan.

    (ii) Subject to the operational review referred to in paragraph (i), Purchaser presently intends to:

      (A) preserve and grow the existing core Internet services provider business activities of OzEmail and integrate them into the MCI WorldCom Internet-related businesses;

      (B) have OzEmail be the Internet service provider operating company in Australia for the MCI WorldCom group;

      (C) remove all of the Board of Directors of OzEmail and seek the appointment of nominees of Purchaser, some of whom may include existing OzEmail directors (although no arrangement, or understanding exists in relation to this possible appointment);

      (D) perform a review of all existing telecommunications capacity requirements of OzEmail and to the extent practicable and in accordance with OzEmail's existing contractual arrangements migrate those requirements to facilities owned or leased by MCI WorldCom;

      (E) achieve synergies by the elimination of any duplicate functions arising as a result of the acquisition of OzEmail;

      (F) combine MCI WorldCom group's and OzEmail's technical, managerial and sales skills and resources for the benefit of their combined businesses;

      (G) review the capital funding requirements of OzEmail with a view to utilizing the larger balance sheet of the MCI WorldCom group and seeking more favorable financing terms which Purchaser expects would be available to OzEmail;

      (H) have OzEmail removed from official listing on the ASX and the NNM;

      (I) terminate the registration of the Shares and/or ADSs, as applicable, under the Exchange Act; and

      (J) as part of the operational review referred to in paragraph (i), review the contractual and regulatory framework within which the combined OzEmail/MCI WorldCom group would operate in Australia and New Zealand.

    (iii) If the steps referred to in paragraph (ii) are implemented, some employees of OzEmail may be redundant. If suitable alternative employment within the MCI WorldCom group is not available and OzEmail employees are made redundant, they will receive their statutory and contractual entitlements.

  Apart from the matters listed above, Purchaser does not presently intend to make other changes to OzEmail, OzEmail's business (including redeployment of fixed assets) or OzEmail's employees.

11.3 INTENTIONS IF PURCHASER ACQUIRES LESS THAN 100% OF SHARES

  If, prior to close of the Offer, Purchaser has waived the Minimum Condition and if, at the close of the Offer, Purchaser is entitled to more than 50% but less than 90% of the issued Shares (including those Shares represented by ADSs), Purchaser presently intends to do the following, subject to OzEmail's constitution and applicable laws and regulations:

    (i) conduct a review of the kind detailed in section 11.2(i) above;

    (ii) subject to that review, attempt to procure that the Board of Directors of OzEmail:

      (A) seeks the appointment of nominees of Purchaser to the Board of Directors of OzEmail in such a proportion as at least equates to Purchaser's shareholding interest in OzEmail;

      (B) continues to operate the businesses of OzEmail and not make any major changes to the businesses of OzEmail or make any redeployment of the fixed assets of OzEmail; and

      (C) co-ordinate MCI WorldCom group's and OzEmail's technical, managerial and sales skills and resources for the benefit of their combined businesses, with the provision of such resources by one to the other being on arm's length terms;

    (iii) if the steps referred to in paragraph (ii) are implemented, some employees of OzEmail may be redundant. However, it is likely that there will be fewer redundancies than if OzEmail becomes a wholly-owned subsidiary of Purchaser since it will not be possible to eliminate to the same extent duplicate functions in relation to, for example, certain public company reporting functions; and

    (iv) have OzEmail removed from the official listing on the ASX and the NNM when and to the extent permitted by the ASX and NNM and when and to the extent permitted by the Exchange Act, to seek to terminate the registration of the Shares and/or the ADSs, as applicable, under the Exchange Act.

  Apart from the matters listed above, Purchaser does not presently intend to make other changes to OzEmail, OzEmail's business (including redeployment of fixed assets) or OzEmail employees.

  If, at the close of the Offer, Purchaser is entitled to less than 50% of the issued Shares (including those Shares represented by ADSs), then Purchaser will consider the options available to it as a holder of less than 50%.

  The intentions of Purchaser referred to in sections 11.2 and 11.3 have been formed with reference to publicly available information and without the benefit of any detailed review of OzEmail's businesses. In particular, Purchaser has not had access to all of the instruments and agreements under which OzEmail has financed its operations or engaged in business ventures with other parties. For example, Purchaser has not had access to all the terms of OzEmail's contracts.

  Following the implementation of the operational review described in section 11.2(i) or 11.3(i), it will be a matter for the Board of Directors of OzEmail to determine the extent to which the steps referred to in sections 11.2 and
11.3 are to be implemented (if at all). Final decisions will only be reached after the review referred to in sections 11.2 and 11.3 above, and will only be reached in the light of all material facts and circumstances which then exist. Accordingly, the statements contained in this section 11 are statements of current intention only which may vary as circumstances require depending, among other matters, on the outcome of the Offer. The Board of Directors of OzEmail may only implement the steps in accordance with all applicable, legal, regulatory, contractual, SEC, ASIC, ASX and NNM requirements and their fiduciary, statutory and contractual obligations generally.

  Except as indicated in this Offer to Purchase, none of MCI WorldCom, Intermediate or Purchaser has any present plans or proposals which relate to or would result in, an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving OzEmail or any of its subsidiaries, a sale or transfer of a material amount of assets of OzEmail or any of its subsidiaries, any material change in OzEmail's capitalization or dividend policy, or any other material change in OzEmail's corporate structure or business, or the composition of the board or management.

11.4 "GOING PRIVATE" TRANSACTIONS

  The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going-private" transactions and which may be applicable as a consequence of the Offer. Rule 13e-3 may apply if Purchaser acquires less than 90% of the outstanding Securities in the Offer (and consequently is unable to compulsorily acquire all of the Securities in accordance with the Corporations
Law), and Purchaser subsequently enters into certain business combinations with OzEmail or makes certain acquisitions of Securities. Rule 13e-3 would be inapplicable if the Shares and/or ADSs, as applicable, were deregistered under the Exchange Act prior to any such business combination or acquisition of Securities. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning OzEmail and certain information relating to the fairness of the consideration offered to minority shareholders be filed with the SEC and distributed to minority shareholders before the consummation of any such transaction.

  The purchase of a substantial number of Securities pursuant to the Offer may result in the termination, upon application of OzEmail to the SEC, of OzEmail's registration under the Exchange Act. See Section 13 "Effect of the Offer on the Market for the Securities: The Nasdaq National Market and Australian Stock Exchange Quotation and Exchange Act Registration." If such registration were terminated, Rule 13e-3 would be inapplicable to any such business combination or acquisition of Securities.

12. DIVIDENDS AND DISTRIBUTIONS

  If, on or after December 22, 1998 (the date of lodgment of the Part A Statement with the ASIC), OzEmail should split, combine or otherwise change the Shares, the ADSs or its capitalisation, or shall disclose that it has taken any such action, subject to the provisions of Section 14, Purchaser may make such adjustments to reflect such split, combination or other change in the Offer price and the other terms of the Offer (including, without limitation, the number and type of securities offered to be purchased, the amounts payable therefor and the fees payable hereunder) provided that Purchaser has obtained the prior consent of the ASIC to a variation of the Offer in such a manner.

  If, on or after December 22, 1998 (Sydney time), OzEmail should declare or pay any cash or stock dividend or other distribution on or issue any rights with respect to the Securities payable or distributable to shareholders of record on a date before the transfer of the name of Purchaser or its nominee or transferee on OzEmail's transfer records of the Securities accepted for payment pursuant to the Offer, then subject to the provisions of Section 14, in respect of any cash dividend or distribution (i) unless such cash dividend or distribution is remitted to the U.S. Depositary in the case of a tendering holder of ADSs or the Registry in the case of tendering holders of Shares, the purchase price per Share or ADS payable by Purchaser pursuant to the Offer will be reduced by the amount of any such cash dividend or cash distribution and, in respect of any non-cash dividend, distribution or right (ii) the whole of any such non-cash dividend, distribution or right will be received and held by the tendering holder for the account of Purchaser and shall be required to be promptly remitted and transferred (a) by each tendering ADS holder to the U.S. Depositary for the account of Purchaser, and (b) by each tendering holder of Shares to the Registry, or if such tendering holder of certificated Shares is located in the U.S., the U.S. Depositary, accompanied by appropriate documentation of transfer. Pending such remittance, Purchaser will be entitled to all rights and privileges as owner of any such non-cash dividend, distribution or right and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by Purchaser.

13. EFFECT OF THE OFFER ON THE MARKET FOR THE SECURITIES; THE NASDAQ NATIONAL MARKET AND AUSTRALIAN STOCK EXCHANGE QUOTATION AND EXCHANGE ACT REGISTRATION

  The purchase of Securities pursuant to the Offer will reduce the number of Securities that might otherwise trade publicly and could reduce the number of holders of Securities, which could adversely affect the liquidity and market value of the remaining Securities held by the public.

  Depending upon the number of ADSs purchased pursuant to the Offer, the ADSs may no longer meet the requirements of the National Association of Securities Dealers, Inc. ("NASD") for continued inclusion on the NNM. According to the NASD's published guidelines, the ADSs would not be eligible to be included for listing if, among other things:

    (i)  the number of round lot holders of ADSs (holders of 100 or more
         ADSs) falls below 400;

    (ii) the aggregate market value of such publicly held ADSs does not exceed $5,000,000; or

    (iii) there are not at least two registered and active market makers for the ADSs, each of which must enter a firm two-sided quotation.

  According to OzEmail's Annual Report on Form 10-K for the year ending December 31, 1997, there were 121,226,250 Shares outstanding, 33,820,000 of which were represented by ADSs held by 38 holders of record. By letter dated December 21, 1998, OzEmail informed Purchaser that, as of that date, there were 146,732,714 Shares issued and outstanding, of which approximately 42,855,100 were represented by ADSs.

  The Shares are listed on the ASX. According to the ASX rules, to maintain a listing, a sufficient spread of shareholders is required, which is generally interpreted by ASX to mean 300 holders of marketable parcels (which term is defined in the ASX Listing Rules and is dependent on the value of the securities and in the case of OzEmail would mean 50 Shares). If that threshold is not met, the ASX may request OzEmail to take steps to increase the number of holders of marketable parcels and could eventually seek to have OzEmail apply for the delisting of the Shares. In circumstances where Purchaser has acquired Shares pursuant to the Offer, but is not in a position to compulsorily acquire any Shares not then held by Purchaser, Purchaser considers that delisting of the Shares on ASX is unlikely. Accordingly, Purchaser's present intention is only to seek to have the Shares delisted from the ASX in circumstances where Purchaser acquires 100% of the Shares. However, in circumstances where Purchaser has acquired Securities pursuant to the Offer and is in a position to compulsorily acquire the Shares not then held by Purchaser, Purchaser will proceed to compulsorily acquire those Shares and, as a result, delisting of the Shares will occur.

  Although Purchaser considers that delisting of the Shares and ADSs by the ASX and the NNM, respectively, is unlikely in circumstances where Purchaser is not in a position to compulsorily acquire any Shares not then held by Purchaser, the following information may be relevant to investors should the NNM and the ASX delist the ADSs and Shares respectively:

    (i) If the NNM and the ASX were to delist the ADSs and the Shares respectively, the market therefor could be adversely affected. It is possible that the ADSs and the Shares would be traded on other securities exchanges or in the over-the-counter market, and that the price quotations would be reported by such exchanges or through other sources. For example, the ADSs may nevertheless continue to be included in The Nasdaq SmallCap Market unless, among other things, there were fewer than 300 round lot holders of ADSs in total. If the ADSs are no longer eligible for inclusion in the NNM or The Nasdaq SmallCap Market, the ADSs might still be quoted on the OTC Bulletin Board. The extent of the public market for such and the availability of such quotations would depend, however, upon such factors as the number of holders and/or the aggregate market value of such securities remaining at such time, the interest in maintaining a market in the Securities on the part of securities firms, the possible termination of registration under the Exchange Act as described below and other factors. Purchaser cannot predict whether the reduction in the number of Securities that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, Securities or whether it would cause future market prices to be greater or lesser than the Offer price.


    (ii) The ADSs are currently "margin securities" under the regulations of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), which has the effect, among other things, of allowing brokers to extend credit on the collateral of the ADSs. Depending upon factors similar to those described above regarding listing and market quotations, following the Offer, it is possible that the ADSs might no longer constitute "margin securities" for purposes of the margin regulations of the Federal Reserve Board, in which event such ADSs could no longer be used as collateral for loans made by brokers.

    (iii) The Shares and/or ADSs, as applicable, are currently registered under the Exchange Act. Such registration may be terminated upon application by OzEmail to the SEC under certain circumstances if the Shares and/or ADSs, as applicable, are not listed on a national securities exchange and there are fewer than 300 record holders of the Shares and/or ADSs in the United States. The termination of registration of the Shares and/or ADSs under the Exchange Act would substantially reduce the information required to be furnished by OzEmail to holders of Shares and ADSs and to the SEC and would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to OzEmail. See Section 11 "Purpose of the Offer; Plans for OzEmail--"Going Private' Transactions". In addition, "affiliates" of OzEmail and persons holding "restricted securities" of OzEmail may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933, as amended. If registration of the Shares and/or ADSs, as applicable, under the Exchange Act were terminated, the Shares and ADSs would no longer be "margin securities" or be eligible for NNM reporting.

    (iv) If OzEmail is no longer listed on the ASX, the reporting and filing requirements of the ASX will no longer need to be complied with. OzEmail will, however, continue to be subject to requirements relating to continuous disclosure of all material information that a reasonable person would expect to have a material effect on the price or value of the Securities under the continuous disclosure requirements of the Corporations Law, as long as OzEmail continues to have 100 or more holders of its Shares and is therefore a disclosing entity under the Corporations Law. OzEmail will also continue to be subject to other provisions of the Corporations Law, such as provisions governing related party transactions and takeovers, until such time (if any) as OzEmail becomes a wholly-owned subsidiary of Purchaser pursuant to the compulsory acquisition provisions of the Corporations Law or otherwise. See Section 11.1 "Purpose of the Offer; Plans For OzEmail-- Intention to Compulsorily Acquire."

14. CERTAIN CONDITIONS OF THE OFFER

  Notwithstanding any other provisions of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC and the ASIC, pay for any Securities, and may, subject to obtaining the consent of the ASIC, withdraw the Offer:

    (i) if at the Expiration Date, the Minimum Condition as described in
       Section 1.2(i) "Conditions; Waiver" has not been satisfied;

    (ii) unless prior to the Expiration Date in respect of the Australian Government's foreign investment policy:

      (A) Purchaser receives written notice from the Australian Treasurer or his agent under the Foreign Acquisitions and Takeovers Act 1975 to the effect that the Australian Government has no objection to the acquisition by way of takeover by Purchaser of Securities or any transaction contemplated by that takeover under the Australian Government's foreign investment policy;

      (B) the period provided under the Foreign Acquisitions and Takeovers Act 1975 during which the Australian Treasurer may make an order under that Act (including an interim order under section 22) prohibiting the acquisition has elapsed, without such an order being made; or

      (C) if an interim order under section 22 is made, the subsequent period for making a final order prohibiting the acquisition has elapsed, without such an order being made;

    (iii) if at any time on or after December 22, 1998 (the date of lodgment of the Part A Statement with the ASIC) and before the Expiration Date any of the following events shall occur:

      (A) there shall be any statute, rule, regulation, interpretation, proceeding, judgment, order or injunction, enacted, enforced, promulgated, amended, issued, instituted or deemed applicable in relation to:

             (1) Purchaser, Intermediate, MCI WorldCom or any other affiliate of MCI WorldCom (the "Purchaser Group"); or

             (2) the Offer or any business combination by any member of the
               Purchaser Group with OzEmail,

             by or before any court, government or governmental, administrative or regulatory authority or agency of any jurisdiction or any other person:

               (a) challenging or seeking to make illegal, to delay or
                  otherwise directly or indirectly to restrain or prohibit the making of the Offer, the acquisition or the acceptance for payment of, or payment for, some or all of the Securities by any member of the Purchaser Group, or the consummation by any member of the Purchaser Group of any business combination with OzEmail;

               (b) seeking to prohibit the direct or indirect ownership or operation by any member of the Purchaser Group of all or any portion of the Securities or the business or assets of OzEmail and its subsidiaries or of Purchaser, or to compel any member of the Purchaser Group to dispose of or hold separately all or any portion of the Securities or the business or assets of Purchaser or OzEmail or any of its subsidiaries or seeking to impose any limitation on the ability of any member of the Purchaser Group to conduct their respective businesses or own such assets in connection with the acquisition of the Securities;

               (c) seeking to impose or confirm limitations on the ability of any member of the Purchaser Group effectively to exercise full rights of ownership of the Securities, including, without limitation, the right to vote any Securities acquired by any such person on all matters properly presented to OzEmail's shareholders;

               (d) seeking to require divestiture by any member of the
                  Purchaser Group of any Securities;

               (e) which otherwise materially adversely affects, or if
                  adversely determined, would affect, the value of the Securities; or

               (f) which materially adversely affects, or if adversely
                  determined, would materially adversely affect, the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or other), operations, licences, results of operations or prospects of OzEmail or any of its subsidiaries, joint ventures or partnerships;

         provided that the condition specified in this paragraph (iii)(A) shall not be deemed to exist by reason of any court proceeding instituted prior to December 22, 1998 and known to Purchaser, unless there is any adverse development in any such proceeding after the date hereof, or adverse development in any such proceeding after the date hereof, or before the date hereof if not known to Purchaser on the date hereof, in either case which directly or indirectly, results in any of the consequences referred to in paragraphs (a)-(f) above;

      (B) OzEmail or any of its subsidiaries, joint ventures or partnerships or other affiliates shall have:

        (1) declared, paid or authorized declaration or payment of any cash dividend or other distribution on any shares of OzEmail (other than periodic dividends not exceeding amounts previously declared by OzEmail);

        (2) altered or authorized the alteration of any material term of any outstanding security or material contract, permit or license;

        (3) authorized or entered into an agreement with respect to any merger, consolidation, takeover scheme, takeover announcement, recapitalization, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual or other right of OzEmail or any of its subsidiaries or any comparable event not in the ordinary course of business; or

        (4) entered into any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for one or more of its employees, consultants or directors, or entered into or amended, or made grants or awards pursuant to, any agreements, arrangements or plans so as to provide for increased benefits to one or more employees, consultants or directors, or taken any action to fund, secure or accelerate the funding of compensation or benefits provided for one or more employees, consultants or directors, whether or not as a result of or in connection with the transactions contemplated by the Offer, other than in the ordinary course of OzEmail's business consistent with past practice or any action by the Board of Directors of OzEmail to accelerate the vesting of employee options or to have OzEmail purchase the options at a price, in the case of each option, not exceeding the difference between the Offer Price and the option exercise price;

      (C) Any member of the Purchaser Group shall not have obtained any waiver, consent, extension, approval, action or non-action from any governmental authority or agency which is necessary to consummate the Offer, subject to the Purchaser Group taking all reasonable steps to obtain any such approvals;

      (D) (1) any one or more of the provisions of the constitution of OzEmail or of a subsidiary of OzEmail being altered in any of the ways mentioned in section 254H of the Corporations Law;

             (2)OzEmail or a subsidiary of OzEmail resolving to reduce its share capital in any way;

             (3) OzEmail or a subsidiary of OzEmail entering into a buy-back agreement or resolving to approve the terms of a buy-back agreement;

             (4) OzEmail or a subsidiary of OzEmail making an allotment of, or granting an option to subscribe for, any of its shares (of any class), or agreeing to make such an allotment or to grant such an option (except Shares issued during the term of the Offer pursuant to the exercise of any Options);

             (5) OzEmail or a subsidiary of OzEmail issuing, or agreeing to issue, convertible notes or other debt securities;

             (6) OzEmail or a subsidiary of OzEmail disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property;

             (7) OzEmail or a subsidiary of OzEmail charging, or agreeing to charge, the whole, or substantial part, of its business or property;

             (8) OzEmail or a subsidiary of OzEmail resolving that it be wound up;

             (9) the appointment of a provisional liquidator to OzEmail or of a subsidiary of OzEmail;

             (10) the making of an order by a court for the winding up of
                  OzEmail or of a subsidiary of OzEmail;

             (11) OzEmail or a subsidiary of OzEmail executing a deed of company arrangement;

             (12) the appointment of a receiver, or a receiver and manager, in relation to the whole, or a substantial part, of the property of OzEmail or of a subsidiary of OzEmail; or

             (13) an administrator of OzEmail or a subsidiary of OzEmail being appointed.

  The foregoing conditions (except for the condition set forth in paragraph
(ii) which is a condition precedent) are conditions subsequent and shall not prevent a contract to sell the Securities resulting from acceptance of this Offer, but any breach or non fulfilment of them shall entitle Purchaser by notice in writing to an accepting holder to rescind ab initio a contract that results from acceptance of such Offer. Subject to the provisions of the

Corporations Law, Purchaser alone shall be entitled to the benefit of the foregoing conditions (except the condition set forth in paragraph (ii)) and any breach or non-fulfilment of such condition may be relied on only by Purchaser which may at any time and from time to time at its sole discretion waive the breach or non-fulfilment of any such condition. The foregoing shall not limit a holder's rights of withdrawal, if any, as described in Section 4.

  Purchaser may at any time declare the Offer to be free from the foregoing conditions. If, at the Expiration Date, the foregoing conditions have been breached and not waived or have not been fulfilled and Purchaser has not declared the Offer (or the Offer has not become) free from those conditions, all contracts resulting from the acceptance of the Offer will be automatically void.

  The date for publication of the notice (the "Condition Publication Date") required by sub-section 663(4) of the Corporations Law (which provides for publication of a notice by the offeror as to whether the offer has been declared or become free from a condition or to the knowledge of he offeror, a condition has been fulfilled) will be 1:00 a.m., New York City time, on Monday, February 1, 1999 and 5:00 p.m, Sydney time, on Monday, February 1, 1999 unless and until Purchaser, in its sole discretion, shall have extended the period of time during which the Offer is open, in which event the "Condition Publication Date" shall be the date that is later than the previously scheduled Condition Publication Date by a period equal to the period of such extension.

15. CERTAIN LEGAL MATTERS; REGULATORY APPROVALS

  General. Except as otherwise disclosed herein, based on a review of publicly available filings by OzEmail with the SEC and the ASIC, Purchaser is not aware of (i) any license or regulatory permit that appears to be material to the business of OzEmail and its subsidiaries, taken as a whole, that might be adversely affected by the acquisition of Securities by Purchaser pursuant to the Offer or (ii) any approval or other action by any governmental, administrative or regulatory agency or authority, domestic or foreign, that would be required for the acquisition or ownership of Securities by Purchaser as contemplated herein. Should any such approval or other action be required, Purchaser currently contemplates that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, would be obtained or would be obtained without substantial conditions or that adverse consequences might not result to the business of OzEmail or Purchaser or that certain parts of the businesses of OzEmail or Purchaser might not have to be disposed of in the event that such approvals were not obtained or any other actions were not taken. Purchaser's obligation under the Offer to accept for payment and pay for Securities is subject to certain conditions. Those conditions are specified in the "Introduction and Offer" and Section 14.

  Foreign Acquisitions and Takeovers Act. The Offer is conditional upon the Treasurer of the Commonwealth of Australia ("Treasurer") consenting to or stating prior to the Expiration Date that he has no objection to the purchases contemplated by the Offer under the Australian Government's Foreign Investment policy or to similar effect, or the Treasurer ceases to be entitled to make an order under section 22 of the Foreign Acquisitions and Takeovers Act 1975 ("FATA") in respect of those purchases. The Treasurer normally ceases to be entitled to make an order under section 22 of FATA 30 days after Purchaser lodged an application for approval. However, the Australian Foreign Investment Review Board ("FIRB"), which is the body responsible for administering applications under FATA, may extend the normal 30 day period in which it may consider Purchaser's application by a further 90 days. If FIRB fails to make a favorable determination by the expiration of the Offer Period, Purchaser will not be permitted to acquire the Securities the subject of the Offer.

  The Australian Competition and Consumer Commission ("ACCC") may review the proposed acquisition, of its own volition or at the request of any interested party including Purchaser or OzEmail. In any review, the ACCC would assess whether the proposed acquisition would have or be likely to have the effect of substantially lessening competition in a market, in contravention of section 50 of the Australian Trade Practices Act. Purchaser is not required to lodge any formal notification with the ACCC. If the ACCC forms the view that the proposed acquisition may contravene section 50, it may seek binding undertakings from Purchaser to address specific competition concerns or the ACCC may apply to the Federal Court of Australia to injunct the proposed acquisition. Private parties have no standing to apply for an injunction for contravention of section 50.

  Based upon an examination of information available to Purchaser relating to the businesses in which Purchaser, OzEmail and their respective subsidiaries are engaged, Purchaser believes that the proposed acquisition will not contravene section 50 of the Australian Trade Practices Act. If the ACCC were to institute proceedings in respect of the Offer, such actions would breach the condition in Section 14(iii)(A) of the Offer and could be relied on by Purchaser to avoid contracts arising from acceptance of the Offer. See Section 14 "Certain Conditions of the Offer".

16. FEES AND EXPENSES

  Except as set forth below, Purchaser will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Securities pursuant to the Offer.

  Merrill Lynch is acting as Dealer Manager in the United States and exclusive financial advisor in connection with the Offer and has provided certain services to MCI WorldCom in connection with the Offer pursuant to a letter agreement between MCI WorldCom and Merrill Lynch (the "Letter Agreement"). The Letter Agreement provides that Merrill Lynch will provide financial advisory services to MCI WorldCom (including acting as Dealer Manager) in connection with a transaction or series of transactions which result in: (i) any merger, consolidation, reorganization or other business combination pursuant to which the business of OzEmail is combined with MCI WorldCom or one or more persons formed by or affiliated with MCI WorldCom, including, without limitation, any joint venture (each a "MCI WorldCom Affiliate"); (ii) the acquisition by MCI WorldCom or a MCI WorldCom Affiliate of at least 50% of the outstanding capital stock of OzEmail; (iii) the acquisition by MCI WorldCom or a MCI WorldCom Affiliate of substantially all of the assets of, or of any right to substantially all of the revenues or income of, OzEmail; or (iv) the acquisition by MCI WorldCom or a MCI WorldCom Affiliate of control of OzEmail through a proxy contest or otherwise than through the acquisition of OzEmail's capital stock (each, an "Acquisition Transaction"). MCI WorldCom has agreed to pay to Merrill Lynch, (A) a fee of 0.15% of the purchase price to be paid by MCI WorldCom or a MCI WorldCom Affiliate for OzEmail based on the Offer price included in the announcement of the Acquisition Transaction (payable after the public announcement of the Acquisition Transaction), and (B) if an Acquisition Transaction is consummated (or MCI WorldCom or a MCI WorldCom Affiliate enters into an agreement with OzEmail which subsequently results in an Acquisition Transaction) a fee in an amount equal to 0.60% of the aggregate purchase price paid by MCI WorldCom or a MCI WorldCom Affiliate in such Acquisition Transaction (but in no event less than US$1,000,000) less any amounts paid under clause (A) above (payable on, in the case of a takeover offer, the close of the offer). In addition, MCI WorldCom has agreed to indemnify Merrill Lynch and certain related persons against certain liabilities and expenses, including certain liabilities under securities laws.

  Purchaser has retained MacKenzie Partners, Inc. to act as the Information Agent in connection with the Offer. The Information Agent may contact holders of Securities by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to beneficial owners of Securities. The Information Agent will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the United States federal securities laws.

  The Bank of New York has been retained as the U.S. Depositary in relation to the tender of ADSs and the tender of certificated Shares by holders located in the United States. The U.S. Depositary has not been retained to make solicitations or recommendations in its role as U.S. Depositary. The U.S. Depositary will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the United States federal securities laws. Brokers, dealers, commercial banks and trust companies will be reimbursed by Purchaser for customary mailing and handling expenses incurred by them in forwarding offering material to their customers.

  National Registry Services Pty Limited has been retained to provide registry services in Australia. The Registry will administer acceptances of the Offer from tendering holders located outside the United States and for Shares held through CHESS or Issuer Sponsored Holdings or in certificated form and make payments for any such Shares which are accepted pursuant to the Offer. The Registry will receive reasonable and customary compensation for its services and will be reimbursed for certain reasonable out-of-pocket expenses.

17. MISCELLANEOUS

  The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Securities in any jurisdiction in which making the Offer or the acceptance thereof would not be in compliance with the securities or other laws of such jurisdiction. If Purchaser becomes aware of any valid U.S. state statute prohibiting the making of the Offer or the acceptance of the Securities pursuant thereto, Purchaser will make a good faith effort to comply with such U.S. state statute. If, after such good faith effort, Purchaser cannot comply with any such U.S. state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Securities in such state. In any jurisdiction where the Securities, United States state securities laws or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

  No person has been authorized to give any information or make any representation on behalf of Purchaser not contained in this Offer to Purchase, the Part A Statement, the Acceptance and Transfer Form or the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

  MCI WorldCom and Purchaser will file with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1"), together with exhibits, pursuant to Rule 14d-3 of the General Rules and Regulations under the Exchange Act, furnishing certain additional information with respect to the Offer and may file amendments thereto. The Schedule 14D-1 and any amendments thereto, including exhibits, may be inspected at, and copies may be obtained from, the SEC in the same manner as set forth in Section 7 "Certain Information Concerning OzEmail" (except that they will not be available at the regional offices of the SEC).

  Purchaser has also lodged a statement with the ASIC pursuant to Parts 6.3 and 6.12 of the Corporations Law (the "Part A Statement"). The Part A Statement is annexed to this Offer to Purchase as Annexure A.

18. CERTAIN DEFINITIONS

  Unless the context otherwise requires, terms used in this Offer to Purchase have the meanings given to them in this Section 18. A term defined anywhere in this Offer to Purchase has the same meaning throughout. A term not specifically defined in this Offer to Purchase has the meaning given to it, if any, in the Corporations Law.

  "affiliate" of a specified person, means a person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the person specified.

  "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility (as defined below) to, and received by, the U.S. Depositary and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering an interest in the ADSs, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against the participant.

  "American Depositary Receipt" or "ADR" means an American Depositary Receipt evidencing an American Depositary Share.

  "American Depositary Share" or "ADS" means an American Depositary Share representing ten (10) Shares.

  "ASIC" means the Australian Securities and Investments Commission.

  "ASX" means Australian Stock Exchange Limited.

  "Book Entry Confirmation" means timely receipt by the U.S. Depositary of confirmation of a book-entry transfer of an ADR into a Book-Entry Transfer Facility.

  "Book-Entry Transfer Facility" means The Depository Trust Company.

  "Broker" means a person who is a share broker and a participant in CHESS.

  "CHESS" means Clearing House Electronic Subregister System, which provides for electronic share transfers in Australia.

  "CHESS Holding" means a holding of shares on the CHESS subregister of OzEmail.

  "condition" means:

     (i) a condition that will, in circumstances referred to in the condition, result in the rescission of, or entitle Purchaser to rescind, a contract that results from an acceptance of the Offer; or

     (ii) a condition that prevents a binding contract from arising on acceptance of the Offer unless or until the condition is fulfilled.

  "Condition Publication Date" means 1:00 a.m., New York City time, on Monday, February 1, 1999 and 5:00 p.m., Sydney time, on Monday, February 1, 1999, unless and until Purchaser, in its sole discretion, shall have extended the period of time during which the Offer is open in which event the "Condition Publication Date" shall be the date that is later than the previously scheduled Condition Publication Date by a period equal to the period of the extension.

  "Condition Waiver Date" means the date and time on which the Offer becomes or is declared free of all conditions.

  "Controlling Participant" means the Broker or Non-Broker Participant who is designated as the controlling participant for shares in a CHESS Holding in accordance with the SCH Business Rules.

  "Corporations Law" means the Australian Corporations Law.

  "Dealer Manager" means Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as dealer manager in the United States.

  "Eligible Institution" means a member firm of a registered national securities exchange, a member of the NASD or a commercial bank or trust company having an office or correspondent in the United States.

  "entitled" has the meaning given to that term in the Corporations Law under which, in summary, a person is entitled to a Share where the person, or an associate of the person, has the power to control disposal of the Share.

  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

  "Expiration Date" means 1:00 a.m., New York City time, on Tuesday, February 9, 1999 and 5:00 p.m., Sydney time, on Tuesday, February 9, 1999 unless and until Purchaser, in its sole discretion, shall have extended the period of time during which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Offer, as so extended by Purchaser, shall expire.

  "Financial Advisor" means Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as exclusive financial advisor to MCI WorldCom in connection with the Offer in Australia.

  "Information Agent" means MacKenzie Partners Inc. as Information Agent.

  "Intermediate" means UUNET Technologies, Inc., a Delaware corporation.

  "Issuer Sponsored Holding" means a holding of Shares on OzEmail's issuer sponsored sub-register.

  "MCI WorldCom" means MCI WORLDCOM, Inc., a Georgia corporation.

  "Minimum Condition" has the meaning given in section 1.2(i).

  "NASD" means the National Association of Securities Dealers, Inc.

  "NNM" means The Nasdaq National Market.

  "Non-Broker Participant" means a non-broker participant under the SCH Business Rules.

  "Offer" means the offer by Purchaser to purchase all Shares (including ADSs representing Shares) of OzEmail at a price of US$2.20 per Share or US$22.00 per ADS, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Offer to Purchase and (i) in the case of Shares, in the related Acceptance and Transfer Form; and (ii) in the case of ADSs, in the related Letter of Transmittal.

  "Offer to Purchase" means this Offer to Purchase including the Schedules and Annexures hereto.

  "Offer Period" means the period commencing on the date of this Offer and ending at 5:00 p.m. Sydney time on Tuesday, February 9, 1999 (1:00 a.m. New York City time on Tuesday, February 9, 1999) or such later date to which the Offer is extended pursuant to Section 1.4 "Extension of Offer".

  "Options" means options exercisable for fully paid Shares.

  "outstanding" means, in relation to Shares or Options or ADSs at a particular time, all of the issued Shares or Options or ADSs, as the case may be, at that time.

  "OzEmail" means OzEmail Limited (ACN 066 387 157), a corporation incorporated under the laws of the State of New South Wales, Australia.

  "Purchaser" means UUNET Holdings Australia Pty Limited (ACN 085 531 684), a company incorporated in New South Wales, Australia.

  "Purchaser Group" means the group of companies of which MCI WorldCom is the ultimate holding company, which includes Intermediate and Purchaser.

  "Registry" means National Registry Services Pty Limited as Registry.

  "Rights" means all accretions and rights attaching to or arising from Shares after the date of service of the Part A Statement on OzEmail (including, without limitation, all rights to receive dividends and to receive or subscribe for shares, stock, units, notes or options and all other distributions or entitlements declared, paid or issued by OzEmail after that date).

  "SCH Business Rules" means the business rules of SCH.

  "SCH" means Securities Clearing House, the body which administers the CHESS system in Australia.

  "SEC" means the U.S. Securities and Exchange Commission.

  "Securities" means Shares and ADSs.

  "Shares" means all outstanding ordinary shares issued by OzEmail.

  "Subscription Agreement" means the Subscription Agreement entered into between OzEmail and Purchaser on December 12, 1998 (Sydney time).

  "U.S. business day" means any day other than a Saturday, Sunday, federal holiday in the United States and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time, as calculated under Rule 14d-1 under the Exchange Act.

  "U.S. Depositary" means The Bank of New York as U.S. Depositary.

  "U.S. holder" means a beneficial holder of the Securities who, for United States federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

  "waiver" means:

     (i) in respect of a condition, declaring this Offer free from the condition; and

    (ii) in respect of any breach or non-fulfilment of a condition (otherwise than the Minimum Condition) means waiving the act, matter or thing resulting in that breach or non-fulfilment so that the condition will not be taken to have been breached or not fulfilled.

  DATED January 8, 1999 (Sydney time)
          (January 7, 1999, New York time)

  SIGNED on behalf of UUNET Holdings Australia Pty Limited by Leigh Robert Brown, being a director of UUNET Holdings Australia Pty Limited authorized to sign this Offer to Purchase by a resolution passed by the directors of UUNET Holdings Australia Pty Limited.

Leigh Robert Brown
_______________________________________
DIRECTOR

                                  SCHEDULE A

              INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE
             OFFICERS OF MCI WORLDCOM, INTERMEDIATE AND PURCHASER

  1. Directors and Executive Officers of MCI WorldCom. Set forth below are the name, current business address, citizenship and the present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each director and executive officer of MCI WorldCom. The principal address of MCI WorldCom and, unless otherwise indicated below, the current business address for each individual listed below is 515 East Amite Street, Jackson, Mississippi 39201-2702, U.S.A. Unless otherwise indicated, each such person is a citizen of the United States. Unless otherwise indicated, each occupation set forth opposite the individual's name refers to employment with MCI WorldCom.

                                         PRESENT PRINCIPAL OCCUPATION OR
         NAME AND CURRENT                 EMPLOYMENT; MATERIAL POSITIONS
         BUSINESS ADDRESS                HELD DURING THE PAST FIVE YEARS
         ----------------                -------------------------------
 Clifford L. Alexander, Jr.       Mr. Alexander has been a director of MCI
 Alexander & Associates, Inc.     WorldCom since its merger with MCI
 400 C. Street, N.E.              Communications Corporation ("MCI") in
 Washington, D.C. 20002           September 1998. He has been President of
 U.S.A.                           Alexander & Associates, Inc., management
                                  consultants, since 1981. Mr. Alexander is
                                  also a director of Dreyfus 3rd Century Fund,
                                  Dreyfus General Family of Funds, Mutual of
                                  America Life Insurance Company, Dun &
                                  Bradstreet Corporation, American Home
                                  Products Corporation, and IMS Health, Inc.
 James C. Allen                   Mr. Allen has been a director of MCI WorldCom
 3023 Club Drive                  since March 1998. Mr. Allen is the former
 Destin, FL 32541                 Vice Chairman and Chief Executive Officer and
 U.S.A.                           a former director of Brooks Fiber Properties,
                                  Inc. ("BFP"), where he served in such
                                  capacities from 1993 until February 1998. Mr.
                                  Allen served as President and Chief Operating
                                  Officer of Brooks Telecommunications
                                  Corporation, a founder of BFP, from April
                                  1993 until it was merged with BFP in January
                                  1996. Mr. Allen serves as a director of
                                  Metronet Communications Corp. and Verio Inc.
 Judith Areen                     Ms. Areen has been a director of MCI WorldCom
 Georgetown University Law Center since its merger with MCI in September 1998.
 600 New Jersey Avenue, N.W.      She has been Executive Vice President for Law
 Washington, D.C. 20001           Center Affairs and Dean of the Law Center,
 U.S.A.                           Georgetown University since 1989. She has
                                  been a Professor of Law, Georgetown
                                  University, since 1976.
 Carl J. Aycock                   Mr. Aycock has been a director of MCI
 123 South Railroad Avenue        WorldCom since 1983. Mr. Aycock served as
 Brookhaven, MS 39601             Secretary of MCI WorldCom from 1987 to 1995
 U.S.A.                           and was the Secretary and Chief Financial
                                  Officer of Master Corporation, a motel
                                  management and ownership company, from 1989
                                  until 1992. Subsequent to 1992, Mr. Aycock
                                  has been self employed as a financial
                                  administrator.
 Max E. Bobbitt                   Mr. Bobbitt has been a director of MCI
 62 Carmel Drive                  WorldCom since 1992. Mr. Bobbitt was a
 Little Rock, AR 72112            director of Advanced Telecommunications
 U.S.A.                           Corporation ("ATC") until its merger with MCI
                                  WorldCom in December 1992 (the "ATC Merger").
                                  He is currently a consultant and was
                                  previously President and Chief Executive
                                  Officer of Metromedia China Corporation, a
                                  telecommunications company, from 1997 until
                                  June 1998. From 1996 until February 1997, Mr.
                                  Bobbitt was President of Asian American
                                  Telecommunications Corporation. Prior to
                                  1996, Mr. Bobbitt held various positions
                                  including President and Chief Operating
                                  Officer and director of ALLTEL Corporation, a
                                  telecommunications company, from 1970 until
                                  January 1995.

                                         PRESENT PRINCIPAL OCCUPATION OR
         NAME AND CURRENT                 EMPLOYMENT; MATERIAL POSITIONS
         BUSINESS ADDRESS                HELD DURING THE PAST FIVE YEARS
         ----------------                -------------------------------
 Stephen M. Case                  Mr. Case has been a director of MCI WorldCom
 America Online, Inc.             since March 1998. Mr. Case, a co-founder of
 22000 AOL Way                    America Online, Inc. ("AOL"), has been
 Dulles, VA 20166-9323            Chairman of the Board of Directors of AOL
 U.S.A.                           since October 1995, Chief Executive Officer
                                  of AOL since April 1993 and a director of AOL
                                  since September 1992. Mr. Case served as
                                  President of AOL from July 1996 until
                                  February 1998 and from January 1991 to
                                  February 1996. Previously, he served as
                                  Executive Vice President of AOL from
                                  September 1987 to January 1991 and Vice
                                  President, Marketing, from 1985 to September
                                  1987. Since June 1998, Mr. Case serves as a
                                  member of the Board of Directors of the New
                                  York Stock Exchange.
 Bernard J. Ebbers                Mr. Ebbers has been President and Chief
                                  Executive Officer of MCI WorldCom since April
                                  1985. Mr. Ebbers has served as a director of
                                  MCI WorldCom since 1983.
 Francesco Galesi                 Mr. Galesi has been a director of MCI
 The Galesi Group                 WorldCom since 1992. Mr. Galesi was a
 435 East 52nd Street             director of ATC until the ATC Merger. Mr.
 New York, NY 10022               Galesi is the Chairman and Chief Executive
 U.S.A.                           Officer of the Galesi Group, which includes
                                  companies engaged in distribution,
                                  manufacturing, real estate and
                                  telecommunications. Mr. Galesi serves as a
                                  director of Amnex, Inc. and Walden
                                  Residential Properties, Inc.
 Stiles A. Kellett, Jr.           Mr. Kellett has served as a director of MCI
 Kellett Investment Corporation   WorldCom since 1981. Mr. Kellett has been
 200 Galleria Parkway, Suite 1800 Chairman of Kellett Investment Corporation
 Atlanta, GA 30339                since 1995. From 1978 to 1995, Mr. Kellett
 U.S.A.                           served as Chairman of the Board of Directors
                                  of Convalescent Services, Inc., a long-term
                                  health care company in Atlanta, Georgia. Mr.
                                  Kellett serves as a director of Frederica
                                  Bank & Trust Company, St. Simons Island,
                                  Georgia.
 Gordon S. Macklin                Mr. Macklin has been a director of MCI
 8212 Burning Tree Road           WorldCom since its merger with MCI in
 Bethesda, MD 20817               September 1998. Mr. Macklin is a director of
 U.S.A.                           Martek Biosciences Corporation, Fund American
                                  Enterprises Holdings, Inc.; CCC Information
                                  Services Group, Inc.; MedImmune, Inc.; Real
                                  3-D; Spacehab, Inc.; and director, trustee or
                                  managing general partner, as the case may be,
                                  of 49 of the investment companies in the
                                  Franklin Templeton Group of Funds. Mr.
                                  Macklin was formerly Chairman, White River
                                  Corporation, an information services company,
                                  from 1993 until June 1998; Chairman,
                                  Hambrecht and Quist Group; director, H&Q
                                  Healthcare Investors; director, CCC
                                  Information Services Group, Inc., and
                                  President, National Association of Securities
                                  Dealers, Inc.

                                      PRESENT PRINCIPAL OCCUPATION OR
     NAME AND CURRENT                 EMPLOYMENT; MATERIAL POSITIONS
     BUSINESS ADDRESS                 HELD DURING THE PAST FIVE YEARS
     ----------------                 -------------------------------
 John A. Porter            Mr. Porter has been a director of MCI WorldCom since
 Integra Funding           1988. Mr. Porter served as Vice Chairman of the
 295 Bay Street, Suite 2   Board of MCI WorldCom from September 1993 until MCI
 Easton, MD 21601          WorldCom's merger with MFS Communications Company,
 U.S.A.                    Inc. ("MFS") in December 1996 (the "MFS Merger") and
                           served as Chairman of the Board of Directors of MCI
                           WorldCom from 1988 until September 1993. From May
                           1995 to the present, Mr. Porter has served as
                           Chairman of the Board of Directors and Chief
                           Executive Officer of Industrial Electric
                           Manufacturing, Inc., a manufacturer of electrical
                           power distribution products. Mr. Porter also serves
                           as Chairman of Phillips & Brooks/Gladwin, Inc., a
                           manufacturer of pay telephone enclosures and
                           equipment. Mr. Porter was previously President and
                           sole shareholder of P.M. Restaurant Group, Inc.
                           which filed for protection under Chapter 11 of the
                           United States Bankruptcy Code in March 1995.
                           Subsequent to March 1995, Mr. Porter sold all of his
                           shares in P.M. Restaurant Group, Inc. Mr. Porter is
                           also a director of Uniroyal Technology Corporation
                           and XL Connect, Inc.
 Timothy F. Price          Mr. Price has been a director of MCI WorldCom since
 MCI WORLDCOM, Inc.        its merger with MCI in September 1998. He has served
 1801 Pennsylvania Avenue  as President and Chief Executive Officer of the MCI
 Washington, D.C. 20006    WorldCom communications unit since the merger. Mr.
 U.S.A.                    Price was President and Chief Operating Officer of
                           MCI from November 1996 to September 1998, when it
                           merged with MCI WorldCom. He was President and Chief
                           Operating officer of MCI Telecommunications
                           Corporation ("MCIT") from July 1995 to September
                           1998. He was an Executive Vice President and Group
                           President of MCIT, serving as Group President,
                           Communication Services, from December 1994 to July
                           1995. He was an Executive Vice President of MCIT,
                           serving as President, Business Markets, from June
                           1993 to December 1994. He was a Senior Vice
                           President of MCIT from November 1990 to June 1993,
                           serving as President, Business Services, from July
                           1992 to June 1993 and as Senior Vice President,
                           Consumer Markets, from November 1990 to July 1992.
 Bert C. Roberts, Jr.      Mr. Roberts has been a director and Chairman of the
 MCI WORLDCOM, Inc.        Board of MCI WorldCom since its merger with MCI in
 1801 Pennsylvania Avenue, September 1998. He was Chairman of the Board of MCI
 Washington, D.C. 20006    from June 1992 to September 1998, when it merged
 U.S.A.                    with MCI WorldCom. He was Chief Executive Officer of
                           MCI from December 1991 to November 1996. He was
                           President and Chief Operating Officer of MCI from
                           October 1985 to June 1992 and President of MCIT from
                           May 1983 to June 1992. Mr. Roberts was a director of
                           MCI from 1985 to September 1998 and a non-executive
                           director of British Telecommunications plc ("BT")
                           from October 1994 to March 1998. He has been a non-
                           executive director of The News Corporation Limited,
                           a global multi-media company located in Australia,
                           since 1995; a non-executive director of Telefonica
                           de Espana, S.A., since March 1998; and a non-
                           executive director of Valence Technology, Inc.

                                        PRESENT PRINCIPAL OCCUPATION OR
        NAME AND CURRENT                 EMPLOYMENT; MATERIAL POSITIONS
        BUSINESS ADDRESS                HELD DURING THE PAST FIVE YEARS
        ----------------                -------------------------------
 John W. Sidgmore               Mr. Sidgmore serves as Vice Chairman of the
 MCI WORLDCOM, Inc.             Board of MCI WorldCom. Mr. Sidgmore has been a
 3060 Williams Drive            director of MCI WorldCom since the MFS Merger
 Fairfax, VA 22031              and has served as a director of MFS since
 U.S.A.                         August 1996. Mr. Sidgmore was President and
                                Chief Operating Officer of MFS from August 1996
                                until the MFS Merger and has been Chief
                                Executive Officer and a director of
                                Intermediate from June 1994 to October 1998,
                                and also held the position of President of
                                Intermediate from June 1994 to August 1996 and
                                from January 1997 to September 1997. From 1989
                                to 1994, he was President and Chief Executive
                                Officer of CSC Intelicom, a telecommunications
                                software company. Mr. Sidgmore is a director of
                                Saville Systems PLC.
 Scott D. Sullivan              Mr. Sullivan serves as Chief Financial Officer,
                                Treasurer and Secretary of MCI WorldCom. From
                                the ATC Merger until December 1994, Mr.
                                Sullivan served as Vice President and Assistant
                                Treasurer of MCI WorldCom. From 1989 until
                                1992, Mr. Sullivan served as an executive
                                officer of two long-distance companies,
                                including ATC. From 1983 to 1989, Mr. Sullivan
                                served in various capacities with KPMG Peat
                                Marwick LLP. Mr. Sullivan has served as a
                                director of MCI WorldCom since March 1996.
 Gerald H. Taylor               Mr. Taylor has been a director of MCI WorldCom
 MCI WORLDCOM, Inc.             since its merger with MCI in September 1998. He
 1801 Pennsylvania Avenue, N.W. was Chief Executive Officer of MCI from
 Washington, D.C. 20006         November 1996 to September 1998 and Vice
 U.S.A.                         Chairman of MCIT from July 1995 to September
                                1998. He was President and Chief Operating
                                Officer of MCI from July 1994 to November 1996
                                and President and Chief Operating Officer of
                                MCIT from April 1994 to July 1995. He was an
                                Executive Vice President and Group Executive of
                                MCIT from September 1993 to April 1994. He was
                                an Executive Vice President of MCIT, serving as
                                President, Consumer Markets, from November 1990
                                to September 1993. Mr. Taylor has been a
                                director of MCI since September 1994 and was a
                                non-executive director of BT from November 1996
                                to November 1997.
 Lawrence C. Tucker             Mr. Tucker is a general partner of Brown
 Brown Brothers Harriman & Co.  Brothers Harriman & Co., which is the general
 59 Wall Street                 and managing partner of The 1818 Funds. He is
 New York, NY 10005             also a director of The WellCare Management
 U.S.A.                         Group, Inc., Riverwood International
                                Corporation and National HealthCare
                                Corporation. He has served as a director of MCI
                                WorldCom since May 1995, and previously served
                                as a director of MCI WorldCom from May 1992
                                until the ATC Merger.
 Juan Villalonga                Mr. Villalonga has served as the Chairman and
 (citizen of Spain)             Chief Executive Officer of Telefonica de
 Telefonica de Espana, S.A.     Espana, S.A. ("Telefonica"), a provider of
 28 Gran Via                    telecommunications services in Spain, since
 28013 Madrid                   1996. He has been a director of MCI WorldCom
 Spain                          since November 1998 pursuant to a Strategic
                                Alliance Agreement among Telefonica, MCI and
                                MCI WorldCom. Mr. Villalonga was previously the
                                Chief Executive Officer of Bankers Trust in
                                Spain and Portugal, the Chief Executive Officer
                                of CS First Boston in Spain and a Partner at
                                Kinsey & Co., a consulting firm, for nine
                                years.

  2. Directors and Executive Officers of Intermediate. Set forth below are the name, current business address, citizenship and the present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each director and executive officer of Intermediate. The principal address of Intermediate and, unless otherwise indicated below, the current business address for each individual listed below is 3060 Williams Drive, Fairfax, Virginia 22031, U.S.A. Each such person is a citizen of the United States. Unless otherwise indicated, each occupation set forth opposite the individual's name refers to employment with Intermediate.

                                    PRESENT PRINCIPAL OCCUPATION OR
    NAME AND CURRENT                 EMPLOYMENT; MATERIAL POSITIONS
    BUSINESS ADDRESS                HELD DURING THE PAST FIVE YEARS
    ----------------                -------------------------------
 John W. Sidgmore       Chairman (see above)
 MCI WORLDCOM, Inc.
 3060 Williams Drive
 Fairfax, VA 22031
 U.S.A.
 Scott D. Sullivan      Director (see above)
 MCI WORLDCOM, Inc.
 515 East Amite Street
 Jackson, MS 39201-2702
 U.S.A.
 Charles T. Cannada     Director. Mr. Cannada serves as Senior Vice President,
 MCI WORLDCOM, Inc.     Corporate Development of MCI WorldCom. Prior to
 515 East Amite Street  assuming this position in January 1995, Mr. Cannada
 Jackson, MS 39201-2702 served as Treasurer and Chief Financial Officer of MCI
 U.S.A.                 WorldCom. He joined MCI WorldCom in 1989. He is also a
                        director of Nova Corporation, since May 1998, and of
                        WAM!NET, Inc., since September 1998.
 Mark F. Spagnolo       Mr. Spagnolo is a director and has been President and
                        Chief Executive Officer of Intermediate since October
                        1998. He was President and Chief Operating Officer from
                        August 1997 until October 1998. He was a division
                        officer of Electronic Data Systems from 1973 until
                        August 1997, most recently as Division President. From
                        June 1995 to April 1996, he was a director and the
                        acting Chief Executive Officer of Video Lottery
                        Technologies.
 Jeffrey G. Hilber      Mr. Hilber has served as Chief Financial Officer of
                        Intermediate since September 1993.

  3. Directors and Executive Officers of Purchaser. Set forth below are the name, address, positions, offices or employments for the past five years of each director and current business address, citizenship and the present occupation or employment and material occupations, positions, offices or employments for the past five years of each director and executive officer of Purchaser. The principal address of Purchaser and, unless otherwise indicated below, the current business address for each individual listed below is 44 Martin Place, Sydney, NSW, 2000, Australia. Unless otherwise indicated, each such person is a citizen of the United States. Unless otherwise indicated, each occupation set forth opposite the individual's name refers to employment with Purchaser.

                                    PRESENT PRINCIPAL OCCUPATION OR
    NAME AND CURRENT                 EMPLOYMENT; MATERIAL POSITIONS
    BUSINESS ADDRESS                HELD DURING THE PAST FIVE YEARS
    ----------------                -------------------------------
 John W. Sidgmore       Director (see above)
 MCI WORLDCOM, Inc.
 3060 Williams Drive
 Fairfax, VA 22031
 U.S.A.
 Charles T. Cannada     Director (see above)
 MCI WORLDCOM, Inc.
 515 East Amite Street
 Jackson, MS 39201-2702
 U.S.A.
 Leigh R. Brown         Director. Mr. Brown is a senior corporate and
 (citizen of Australia) securities partner with the national Australian law firm, Minter Ellison. He is admitted to practice in New
                        South Wales, Queensland, Victoria and the Australian
                        Capital Territory. He has been a partner of Minter
                        Ellison since 1979. He is a member of the firm's
                        Partnership Board.

                                  SCHEDULE B

          TRANSACTION IN SHARES AND ADSS DURING THE PAST FOUR MONTHS
                  BY MCI WORLDCOM, INTERMEDIATE AND PURCHASER

                                                     SHARES/ADSS(1)  PRICE PER
TRANSACTION DATE                                        ACQUIRED    SHARE/ADS(2)
----------------                                     -------------- ------------
December 12, 1998 (Sydney, Australia time)..........   21,863,174     US$2.00

--------
Notes
  (1) Pursuant to a subscription agreement (the "Subscription Agreement"), dated December 12, 1998 (Sydney time) by and between OzEmail and Purchaser, Purchaser purchased 21,863,174 ordinary shares in the capital of OzEmail, which at that time represented no more than 14.9% of the ordinary share capital of OzEmail, after the issuance of the Shares. The Subscription Agreement is hereby incorporated by reference herein and will be filed as an Exhibit to the Tender Offer Statement on Schedule 14D-1. See Section 8 for a description of the Subscription Agreement.

  (2) Pursuant to the Subscription Agreement, the subscription price was US$43,726,348, or US$2.00 per share.

  A copy of this Part A Statement was registered by the Australian Securities and Investments Commission ("ASIC') on 23 December, 1998. The ASIC takes no responsibility as to its contents.

                               PART A STATEMENT

      STATEMENT BY UUNET HOLDINGS AUSTRALIA PTY LIMITED (ACN 085 531 684)
            PURSUANT TO PARTS 6.3 AND 6.12 OF THE CORPORATIONS LAW

  Certain terms used in this Part A Statement are defined in the glossary in section 17.1.

1. PROPOSED TAKEOVER OFFERS

1.1 UUNET Holdings Australia Pty Limited ("Purchaser'), a company incorporated in New South Wales and whose ultimate holding company is MCI WORLDCOM, Inc. ("MCI WorldCom'), proposes to make takeover offers under a Takeover Scheme in respect of all of the fully paid ordinary shares ("Shares') in the capital of OzEmail Limited (ACN 066 387 157) ("OzEmail'), including:

   (a) American Depositary Shares representing Shares issued by The Bank of New York as depositary ("ADSs'); and

   (b) those Shares issued during the Offer Period pursuant to the exercise of any Options.

1.2 Accompanying this Part A Statement is a copy of the proposed Offer.

1.3 The Offer will extend to all persons registered as holders of Shares and ADSs at 9.00 am Sydney time (which will be 5.00 pm New York City time the previous day) on the date of the Offer and to persons who become registered as holders of Shares and ADSs prior to the expiry of the Offer Period, including those who become registered as a result of the exercise of the Options.

1.4 The consideration to be offered for each Share is US$2.20 and for each ADS is US$22.00 cash.

1.5 Also, the Offer will extend to Shares issued by OzEmail during the Offer Period pursuant to the exercise of Options and, for that purpose, a copy of the Offer will be sent to each holder of the Options registered in the register of option holders of OzEmail at 9.00 am Sydney time (which will be 5.00 pm New York City time the previous day) on the date of the Offer. By letter dated 21 December, 1998, OzEmail has informed Purchaser that as at the date of that letter there were Options outstanding to acquire an aggregate of 9,958,090 Shares. Purchaser will provide a copy of the Offer to any person to whom an Offer has not already been sent and who becomes registered as a holder of Shares, ADSs or Options within 2 business days of becoming aware of the name and address of that person.

1.6 Where a Share is represented by an ADS, the Offer may be accepted in accordance with its terms in respect of the ADS and such an acceptance in respect of an ADS constitutes acceptance in respect of the Share which it represents.

1.7 All persons to whom the Offer is made and who accept the Offer will be permitted to withdraw their acceptances at any time until the expiry of the Offer Period. The right to withdraw an acceptance of the Offer is derived from the Exchange Act (see section 4 of the Offer for details).

1.8 An Offer may be accepted in respect of all or some of a holder's Shares or ADSs.

                                   Part A-1

2. OFFER PERIOD

  The Offer is intended to remain open for the period commencing on the date of the Offer and ending at 5.00 pm Sydney time (which will be 1.00 am New York City time) on 9 February, 1999, unless the period is extended or the Offer is withdrawn as permitted by the Corporations Law and the Exchange Act. The purpose of the additional business day is to accommodate the different time zones of the two jurisdictions in which the Offer will be made.

3. DIRECTORS OF PURCHASER

  The names, occupations and business addresses of the directors of Purchaser are as follows:

      NAME               OCCUPATION                  BUSINESS ADDRESS
      ----               ----------                  ----------------
Leigh R. Brown.......... Solicitor  44 Martin Place, Sydney, NSW, Australia
Charles T. Cannada...... Director   515 East Amite Street, Jackson, MS 39201-2702, U.S.
John W. Sidgmore........ Director   3060 Williams Drive, Fairfax, VA 22031-4648 U.S.

4. SUMMARY OF PRINCIPAL ACTIVITIES OF PURCHASER

4.1 Purchaser was formed on 10 December, 1998 to make the Offer, and to acquire Shares and ADSs. Purchaser is incorporated in New South Wales, Australia. It has an issued share capital of A$2, consisting of two fully paid ordinary shares issued for A$1 each.

4.2 Apart from acquiring Shares pursuant to the Subscription Agreement and making the Offer:

   (a) Purchaser has not carried on any other activity; and

   (b) it is not expected that Purchaser will, before the expiry of the Offer Period, engage in any activities other than holding the Shares and ADSs acquired under the Subscription Agreement and the Offer, and any other transactions contemplated by the Offer.

4.3 Intermediate, the parent company of Purchaser, is a Delaware corporation which is a wholly-owned subsidiary of MCI WorldCom. The principal executive offices of Intermediate are located at 3060 Williams Drive, Fairfax, Virginia 22031, U.S.A. Intermediate is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services to businesses, professionals and on-line service providers. Intermediate's activities are controlled by MCI WorldCom, and therefore the financial results of Intermediate's activities are included in the consolidated financial statements of MCI WorldCom.

4.4 The ultimate holding company of Intermediate and Purchaser is MCI WorldCom, a Georgia corporation, the securities of which are traded on The Nasdaq National Market. As at 30 September, 1998, MCI WorldCom and its subsidiaries had:

   (a) total assets of US$82.3 billion on a consolidated basis; and

   (b) net shareholders' investment of US$44.3 billion on a consolidated basis.

4.5 MCI WorldCom is a holding company which, through its subsidiaries, is a global provider of telecommunications services. MCI WorldCom provides telecommunications services to business, governments, telecommunications companies and other consumer customers through its network of fibre optic cables, digital microwave, and fixed and transportable satellite earth stations. MCI WorldCom was one of the first major facilities-based telecommunications companies with the capability to provide businesses with high quality local, long distance, Internet, data and international communications services over its global networks.

4.6 Further details on MCI WorldCom, including summary financial information, are contained in the Offer.

                                   Part A-2

5. PURCHASER'S ENTITLEMENT IN OZEMAIL

  As at the date of this Part A Statement, Purchaser is entitled (within the meaning of the Corporations Law) to 21,863,174 Shares, being approximately 14.9% of the total number of Shares on issue at 14 December, 1998.

6. TRANSACTIONS IN OZEMAIL BY PURCHASER OR ITS ASSOCIATES DURING PREVIOUS FOUR MONTHS

  In the four months ending on the day immediately before the day on which this Part A Statement was lodged for registration with the ASIC, there have been no acquisitions or disposals of Shares or ADSs by Purchaser or any of its associates, except as set out below.

                                                         NO. OF       PRICE PER
         PERSON            DATE   ACQUISITION/DISPOSAL   SHARES         SHARE         FROM
         ------          -------- -------------------- ---------- ----------------- ---------
Purchaser............... 12/12/98 Acquisition by issue 21,863,174 US$2.00 per share  OzEmail of new shares

7. TRANSACTIONS IN PURCHASER BY PURCHASER OR ASSOCIATES DURING PREVIOUS FOUR
    MONTHS

  In the four months ending on the day immediately before the day on which this Part A Statement was lodged for registration with the ASIC, there have been no acquisitions or disposals of shares in Purchaser by Purchaser or any of its associates, except as set out below.

                                                         NO. OF
         PERSON            DATE   ACQUISITION/DISPOSAL   SHARES    PRICE PER SHARE    FROM
         ------          -------- -------------------- ---------- ----------------- ---------
UUNET International,
 Ltd. (a wholly-owned    10/12/98                          2           A$1.00       Purchaser
 subsidiary of                    Acquisition by issue
 Intermediate)..........          of new shares

8. PRE-EMPTION CLAUSES IN OZEMAIL'S CONSTITUTION

  The constitution of OzEmail contains no restriction on the right to transfer Shares that has the effect of requiring the holders of those Shares, before transferring them, to offer them for purchase to members of OzEmail or to any other person.

9. HOW CASH CONSIDERATION WILL BE PROVIDED

  The consideration for the acquisition of the Shares and ADSs to which the Offer relates will be satisfied wholly by payment of cash. None of the funds for the consideration will be sourced from Purchaser's own resources.

  The maximum amount payable by Purchaser under the Offer for the Shares and ADSs to which it is not entitled will be approximately US$297 million if:

  (a) all the holders of Shares accept the Offer in respect of all Shares (other than those represented by ADSs for which the Offer is accepted);

  (b) all the holders of ADSs accept the Offer in respect of all ADSs (other than those representing Shares for which the Offer is accepted);

  (c) all the holders of Options exercise their options and accept the Offer in respect of all Shares issued upon that exercise; and

  (d) except the Shares issued upon the exercise of the Options, no other Shares are issued before the expiry of the Offer Period.

                                   Part A-3

  MCI WorldCom has agreed to make available, or procure the availability of, the amount required by Purchaser to fund the acquisition. There are no conditions precedent to MCI WorldCom's obligation to make available, or procure the availability of, the amount required to fund the acquisition, except that Purchaser cannot issue a draw down notice unless and until the Offer is declared or becomes free of conditions.

  MCI WorldCom will obtain the amount required from cash on hand and from its existing credit facilities. These facilities were not established specifically to fund the acquisition of the Shares and ADSs. These facilities comprise US$10.75 billion in credit facilities consisting of a US$3.75 billion Amended and Restated Facility A Revolving Credit Agreement ("Facility A Loans") and a US$7 billion 364-Day Revolving Credit and Term Loan Agreement (the "Facility C Loans") (together, "Credit Facilities"). There are no unusual or material conditions to be satisfied prior to draw down under the Credit Facilities. The parties to the Credit Facilities are MCI WorldCom and NationsBank, N.A. (Arranging Agent and Administrative Agent), NationsBanc Montgomery Securities LLC (Lead Arranger), Bank of America NT & SA, Barclays Bank PLC, The Chase Manhattan Bank, Citibank, N.A., Morgan Guaranty Trust Company of New York, and Royal Bank of Canada (Co-Syndication Agents) and the lenders named in the Restated Facility A Revolving Credit Agreement dated as of August 6, 1998 and the 364-Day Revolving Credit and Term Loan Agreement dated August 6, 1998.

  The Credit Facilities provide liquidity support for MCI WorldCom's commercial paper program and are used for other general corporate purposes. The Facility A Loans mature on June 30, 2002. The Facility C Loans have a 364-day term, which may be extended for up to two successive 364-day terms thereafter to the extent of the committed amounts from those lenders consenting thereto, with a requirement that lenders holding at least 51% of the committed amounts consent. Also, effective as of the end of the end of such 364-day term, MCI WorldCom may elect to convert up to US$4 billion of the principal debt under the Facility C Loans from revolving loans to term loans with a maturity date no later than one year after the conversion.

  The amounts available under the Credit Facilities will exceed the maximum amount payable under the Offer. MCI WorldCom has undertaken to Purchaser that the funds available to it under the Credit Facilities, and which it will make available to Purchaser, will be sufficient to satisfy that maximum amount. Because the Offer is made in U.S. dollars, there is no need to engage in, and neither Purchaser nor MCI WorldCom has engaged in, hedging activities to account for exchange rate fluctuations in connection with the Offer.

  See section 8 of the Offer for financial and other information about MCI WorldCom.

10. NO PROPOSED BENEFITS TO OFFICERS OF OZEMAIL

  In connection with the Offer:

  (a) no prescribed benefit (as defined in the Corporations Law), other than an excluded benefit (as defined in the Corporations Law), will or may be given to a person in connection with the retirement of a person from a prescribed office (as defined in the Corporations Law) in relation to OzEmail; and

  (b) no prescribed benefit will or may be given to a prescribed person (as defined in the Corporations Law) in relation to OzEmail in connection with the transfer of the whole or any part of the undertaking or property of OzEmail.

11. NO OTHER AGREEMENTS WITH DIRECTORS OF OZEMAIL

  There is no other agreement made between Purchaser and any of the directors of OzEmail in connection with, or conditional upon, the outcome of the Offer.

12. CHANGES IN OZEMAIL'S FINANCIAL POSITION

12.1 So far as is known to Purchaser, the financial position of OzEmail has not materially changed since OzEmail's listing on ASX on 28 May, 1998 other than as described in this Part A Statement and the

                                   Part A-4
    disclosures by OzEmail to ASX since that date. Purchaser considers the information summarised in this section to be material in the context of those disclosures. However, this is merely a summary and holders of Shares and ADSs should read Appendices A, B, C, D and E in their entirety.

12.2. On 8 September, 1998, OzEmail lodged with the ASX its Half-Yearly Report for the half-year ended 30 June 1998 in the form of Appendix A. Items arising from that report are:

   (a) the consolidated net loss for that period was A$(7,598,123), after including an income tax benefit of A$101,171;

   (b) the amount of consolidated operating revenue for the period of operation was A$49,223,770;

   (c) OzEmail acquired an 80% interest in OzEmail Interline. OzEmail subsequently sold 32% of its interest and recorded a profit on the sale of A$4,791,885;

   (d) on 31 March, 1998, OzEmail acquired from Camtech (SA) Pty Limited its internet access business in South Australia.

12.3 On 19 June, 1998, OzEmail lodged with the SEC Form 8-K in the form of Appendix B. That report indicates that on 25 November, 1997 OzEmail purchased all of the outstanding ordinary shares of Access One Pty Limited, which is in the business of providing internet service in Australia.

12.4 On 14 August, 1998, OzEmail lodged with the SEC Form 6-K for the quarter ending 30 June 1998, in the form of Appendix C.

12.5 On 14 September, 1998, OzEmail announced a requirement to make a one-off payment of US$35.3 million covering the use of the Southern Cross Cable. A copy of this announcement is contained in Appendix D.

12.6 On 6 November, 1998, OzEmail lodged with the ASX its Quarterly Report for the quarter ended 30 September, 1998. Items arising from that report are:

   (a) revenues for the third quarter of 1998 were A$29,210,000
       (US$17,400,000), an increase of 98.3% over 1997 third quarter revenues of A$14,728,000 (US$10,520,000);

   (b) the operating loss for the quarter was A$3,517,000, compared to an operating loss of A$805,000 in the 1997 third quarter;

   (c) the net loss for the quarter was A$3,677,000, or a A$0.30 per ADS (US$2,190,000 or US$0.176 per ADS) compared to a net loss for the third quarter of 1997 of A$398,000 or A$0.04 per ADS (US$284,000 or US$0.03 per ADS); and

   (d) for the nine months ended 30 September, 1998, total revenue grew by 103% to A$78,644,000 from A$38,557,000 in the nine months ended 30 September, 1997. The net loss for the nine months to 30 September, 1998 was A$11,210,000 compared with a net loss of A$9,003,000 in the comparable 1997 period.

   A full copy of this announcement is contained in Appendix E to this Part A Statement.

12.7 On 12 December, 1998, OzEmail entered into the Subscription Agreement pursuant to which OzEmail issued 21,863,174 Shares to Purchaser and Purchaser paid US$43,726,348 to OzEmail.

12.8 Further details on OzEmail, including summary financial information, are contained in the Offer.

13. NO AGREEMENT BY PURCHASER TO TRANSFER SHARES UNDER OFFERS

  There is no agreement whereby any Share (including ADSs representing those Shares) acquired by Purchaser pursuant to the Offer will or may be transferred to any other person.

                                   Part A-5

14. NO ESCALATION CLAUSES

  There is no agreement for the acquisition of Shares (including ADSs representing those Shares) by Purchaser or by an associate of Purchaser, under which the person, or either or any of the persons, from whom Shares have been or are to be acquired, or an associate of that person or either or any of those persons, may, at any time after an Offer is sent, become entitled to any benefit, whether by way of receiving an increased price for those Shares or by payment of cash or otherwise, that is related to, dependent upon, or calculated in any way by reference to, the consideration payable for Shares acquired after the agreement was entered into.

15. OTHER MATERIAL INFORMATION

15.1 There is no other information material to the making of a decision by an offeree whether or not to accept the Offer (being information that is known to Purchaser and has not previously been disclosed to the holders of Shares or ADSs) other than:

   (a) as disclosed in this Part A Statement;

   (b) as contained in the Offer; or

   (c) as set out in the Appendices to this Part A Statement.

CROSS-BORDER ISSUES: ASIC EXEMPTIONS AND MODIFICATIONS

15.2 Although OzEmail is incorporated in New South Wales, Shares and ADSs are registered under the Exchange Act. By reason of that registration, the Takeover Scheme is required to comply with the requirements of the Exchange Act and the Corporations Law. The requirements of the Exchange Act and the Corporations Law conflict in several respects, and Purchaser has obtained from the ASIC certain modifications to, or exemptions from, Chapter 6 of the Corporations Law and certain relief from the SEC to permit the Offer to be made in accordance with the requirements (as varied by those modifications, exemptions and relief) of both jurisdictions.

   Therefore, the Takeover Scheme differs in several respects from usual takeover schemes in Australia:

   (a) Extension of Offer following variation: The Exchange Act permits an offer to be extended at a time when it is still subject to defeating conditions. Also, the Exchange Act requires that an offer remain open for at least 10 U.S. business days after notice of an increase in the consideration being offered is first published or sent to security holders.

     The ASIC has granted Purchaser relief from sections 634(1) and 656(1) of the Corporations Law to permit the Offer to be extended at any time before the end of the Offer Period without the Offer at the time of extension being free of defeating conditions. The relief requires that a notice of extension be given by press release by generally accepted media channels, by public announcement to the ASX and that the requirements of section 657(1) of the Corporations Law be observed, which require signing (in the same manner as a Part A Statement is required to be signed), registration by the ASIC, service upon OzEmail and dispatch to each holder of Shares and ADSs of a notice of variation. Also, any extension must, if effected less than 7 days before the last day (but for such extension) of the Offer Period, be for a minimum of 5 business days.

   (b) Declaring free from conditions in last 7 days/extension: In Australia, an offeror can only declare a takeover offer free from defeating conditions if it is a term of the offer that the offeror may do so not less than 7 days before the end of the offer period, and if the offeror does so in accordance with that term. There is no similar restriction in the U.S.

     The ASIC has granted Purchaser relief from section 663(2) of the Corporations Law to permit that declaration to be made at any time before the end of the Offer Period. The relief requires that a notice of the declaration be given by press release by generally accepted media channels, by public announcement to the ASX and that the requirements of subsections 663(3) and 663(4) of the

                                   Part A-6

     Corporations Law be observed, which will require that a notice be given stating that the Offer is free from defeating conditions and specifying Purchaser's level of entitlement in Shares (including ADSs representing those Shares).

     SEC policy requires that an offer be extended, if necessary, so that it remains open for at least 5 U.S. business days following waiver of material conditions. Accordingly, if Purchaser declares the Offer free from all defeating conditions less than 7 days before the last day of the Offer Period, Purchaser must also extend the Offer Period for a minimum of 5 business days.

   (c) Updating Part A Statement and Offer for material information: The Exchange Act requires that the Offer contain certain material information and that the Offer be dated as at the date of despatch. The Part A Statement, which must also contain certain material information, must be served at least 14 days prior to the despatch of the Offer. Prior to the despatch of the Offer, Purchaser will apply to the ASIC for relief from sections 637 and 639 of the Corporations Law to enable:

     (i) the Part A Statement to be updated with material and other changes in that information which occurred between the date of service of the Part A Statement on OzEmail and the date of despatch of the Offer; and

     (ii) the copies of the Offer as despatched to differ from the draft Offer accompanying the Part A Statement registered by ASIC and served on OzEmail.

   (d) Content of draft Offer: The ASIC has modified section 637(1)(b) of the Corporations Law so as to permit a copy of the proposed Offer accompanying the Part A Statement registered by the ASIC and served on OzEmail to omit any date or information required to be contained in the Offer under the Exchange Act which is unknown as at the date of this Part A Statement.

   (e) Currency of consideration offered (election and default election): The ASIC has granted relief to the application of section 636 of the Corporations Law to allow the Offer, which will be made in U.S. dollars, to give every holder of Shares or ADSs (wherever situated) the right to elect to receive Australian dollars on the basis of the US$:A$ exchange rate prevailing on the day Purchaser makes funds available for payment under the Offer. If no election is made, holders of ADSs will be paid in U.S. dollars and holders of Shares will be paid in Australian dollars. Further details of the operation of this mechanism is contained in section 3.2 of the Offer. That exemption allows the Offer to stipulate that U.S. offerees who accept the Offer in respect of certificated Shares must do so by delivering a form of acceptance and transfer to an agent of Purchaser in the U.S.

   (f) Offer for Shares resulting from options/new issues: The ASIC has granted Purchaser relief to permit the Offer to extend to Shares which are issued during the Offer Period, by reason of the exercise of the Options. Under this relief, and the terms of the proposed Offer, the issue of Shares before expiry of the Offer Period, other than pursuant to the exercise of Options, will constitute a prescribed occurrence and the Offer will be conditional upon no prescribed occurrence occurring.

   (g) Compulsory acquisition of later issued Shares: If Purchaser:

     (i) is able to acquire compulsorily Shares and ADSs under section 701 of the Corporations Law; and

     (ii)following that compulsory acquisition, becomes entitled to more than 90% of Shares,

     Purchaser will seek a modification to the Corporations Law pursuant to ASIC's Policy Statement 126 to permit Purchaser to compulsorily acquire Shares issued after the expiry of the Offer Period following the exercise of Options. Details of Purchaser's intentions regarding, and the meaning and operation of, compulsory acquisition are contained in section 11.1 of the Offer.

   (h) Withdrawal rights/disposal of shares during Offer Period: ASIC has granted Purchaser relief from the application of section 686 of the Corporations Law to permit disposals of Shares by Purchaser to the extent that the exercise of the withdrawal rights referred to in section 1.7 of this Part A Statement

                                   Part A-7

       (and section 4 of the Offer), by holders of Shares or ADSs constitutes a disposal under section 686 of the Corporations Law.

   (i) U.S. backup withholding tax: ASIC has granted Purchaser an exemption from the operation of sections 636 and 638(7) of the Corporations Law to permit Purchaser, if required by the U.S. Internal Revenue Code of 1986, as amended, to withhold amounts from the consideration payable to holders of Shares and ADSs accepting the Offer. Details of the operation of U.S. federal backup withholding tax are contained in section 5.1 of the Offer.

   (j) Single class of securities: Purchaser has obtained a modification from ASIC to various provisions of Chapter 6 of the Corporations Law to permit a single Offer to relate to both Shares and ADSs.

15.3 Also, Purchaser has obtained the following relief from the ASIC:

   (a) Signature by agent: Relief to permit the signature of this Part A Statement by an agent of two directors of Purchaser.

   (b) Business address of Purchaser's directors: Relief to allow only the business addresses of Purchaser's directors to appear in this Part A Statement.

   (c) Registration and service on same day: Purchaser has obtained a modification to section 644 of the Corporations Law to permit this Part A Statement and a copy of the Offer to be served on OzEmail on the day they are registered by the ASIC.

   (d) Base date for analysis of material financial changes: Relief to permit Purchaser to disclose only those material changes to the financial position of OzEmail since OzEmail's listing on the ASX on 28 May, 1998.

   The exemptions and modifications of the application of the Corporations Law granted by ASIC and outlined above are set out in full in Appendix F to this Part A Statement.

CERTAIN FEATURES OF THE OFFER ARISING UNDER U.S. LAW

15.4 In addition to the differences between Australian and U.S. law referred to in section 15.2, the Offer differs from the usual kind of Australian takeover offer because of the right of withdrawal given to offerees, as described in section 1.7 of this Part A Statement and section 4 of the Offer.

U.S. BACKUP WITHHOLDING TAX

15.5 Payments made to a holder of Shares or ADSs pursuant to the Offer may be subject to information reporting to the U.S. Internal Revenue Service and to U.S. federal backup withholding tax at the rate of 31% on the gross amount of such payments. Backup withholding will generally not apply to a holder who furnishes a correct taxpayer identification number or a certificate of foreign status and makes certain other required certifications, or who is otherwise exempt from backup withholding (e.g., a U.S. corporation). To avoid information reporting and backup withholding, holders of Shares and/or ADSs are referred to the section entitled "Information Reporting and Backup Withholding' in section 5.1 of the Offer.

TAXATION ISSUES

15.6 Tax considerations may be relevant to the decision by an offeree whether or not to accept the Offer. Details of taxation implications for offerees are contained in section 5 (Certain Tax Consequences) of the Offer.

PURCHASER WILL SEEK SATISFACTION OF REGULATORY CONDITIONS

15.7 To the extent that the Offer is conditional upon certain regulatory approvals, Purchaser will take all reasonable steps to ensure that the approvals are granted as promptly as possible. On 17 December, 1998, Purchaser lodged with the Foreign Investment Review Board an application for approval of the Offer under the Foreign Acquisitions and Takeovers Act 1975.

                                    Part A-8

ACQUISITION BY OZEMAIL IN SOUTH AUSTRALIA

15.8 On 4 January 1999 OzEmail announced the purchase of a 60% share in SE Net for approximately A$1.5 million with the option to acquire the balance within the next 2 1/2 years. SE Net is South Australia's largest regional Internet service provider with approximately 16,000 customers.

16. PURCHASER'S INTENTIONS ABOUT BUSINESS, ASSETS AND EMPLOYEES OF OZEMAIL

16.1 Intention to Compulsorily Acquire

   It is Purchaser's present intention that if, following the close of the Offer, Purchaser becomes entitled to compulsorily acquire the Shares (including Shares represented by ADSs) which were subject to the Offer but which were not acquired under the Offer, Purchaser will proceed to compulsorily acquire those Shares. In essence, compulsory acquisition allows Purchaser to compel any remaining holders of Shares to sell those Shares to Purchaser in the manner set forth below.

   Under the Corporations Law, the compulsory acquisition test requires Purchaser to be entitled at the close of the Offer Period to not less than 90% of all Shares (including Shares represented by ADSs) and either:

   (a) three-quarters of the offerees have at the close of the Offer Period disposed of to Purchaser (whether by accepting the Offer or otherwise) the Shares or Shares represented by ADSs subject to acquisition that were held by them; or

   (b) at least three-quarters of the persons who were registered as the holders of Shares or Shares represented by ADSs immediately before the day on which this Part A Statement was served on OzEmail are not so registered at the end of one month after the end of the Offer Period.

   Under the Corporations Law, the method of application of this compulsory acquisition test to Shares represented by ADSs is unclear and untested. This is because, in the U.S., owners of Shares represented by ADSs often hold through a nominee, and it is neither customary nor a requirement of U.S. law for a nominee, when lodging an acceptance, to identify either the names of the persons on whose behalf the offer is accepted, or even the number of persons on whose behalf the offer is accepted. During the Offer Period, the manner in which paragraphs (a) and (b) above will apply to the Offer will be resolved by Purchaser together with the ASIC, and may require a modification to the Corporations Law (which the ASIC has the power to grant within the Offer Period), and a public announcement will be made.

   If Purchaser Becomes Entitled to Compulsory Acquisition. If Purchaser becomes entitled to compulsorily acquire Shares (including Shares represented by ADSs), Purchaser may, before the end of two months after the end of the Offer Period, give notice to an offeree who did not accept the Offer to the effect that Purchaser desires to acquire the outstanding Shares held by that offeree. Purchaser is then entitled and bound to acquire the Shares to which the notice relates on the terms applying to the Offer immediately before the end of the Offer Period, unless a court orders otherwise. Provided that a court does not order otherwise, Purchaser must, within the prescribed period under the Corporations Law, acquire the Shares by serving a copy of a compulsory acquisition notice on OzEmail, together with a transfer of the Shares signed on behalf of the holder by a person appointed by Purchaser. Purchaser also must pay the consideration for the transfer of the Shares to OzEmail, to be held by OzEmail on trust for such offerees.

   Also, Purchaser will be seeking relief from the ASIC after the close of the Offer Period pursuant to the ASIC's Policy Statement 126 to permit the compulsory acquisition of Shares that may be issued after the close of the Offer Period, including at a later date of Shares issued following exercise by employees of the Options, assuming the conditions necessary for compulsory acquisition are satisfied under the Offer. Purchaser will also apply to ASIC for a modification of section 701(2)(c) of the Corporations Law so as to discount untraceable shareholders in determining whether the compulsory acquisition requirements of section 701(2)(c) have been satisfied by Purchaser.

                                   Part A-9

   If Purchaser does not Become Entitled to Compulsory Acquisition. If Purchaser is not entitled to compulsorily acquire any outstanding shares within two months of the expiry of the Offer Period, it will thereafter only be able to compulsorily acquire those Shares pursuant to statutory procedure which authorises compulsory acquisition, such as a further takeover bid or a scheme of arrangement. A scheme of arrangement between OzEmail and its shareholders propounded by Purchaser will bind shareholders and permit compulsory acquisition or cancellation of the Shares held by a person other than Purchaser, if it is approved by shareholders (other than Purchaser) who are more than 50% in number of shareholders present and voting at a meeting held to approve the scheme, being shareholders holding at least 75% of the shares held by all shareholders present and voting at that meeting and if it is approved by the court.

16.2 Intentions if Purchaser acquires 100% of Shares

   If, under the Offer and the operation of the compulsory acquisition provisions of the Corporations Law, Purchaser obtains ownership of all the issued Shares (including those Shares represented by ADSs), Purchaser presently intends to do the following:

   (a) Purchaser will in the ordinary course of its management, review the lines of business, assets and employees of OzEmail to evaluate performance, profitability, prospects and overall fit in MCI WorldCom's Internet-related businesses in the light of the information that is then available to it. Given MCI WorldCom's plans to enter the facilities-based telecommunications business in Australia, MCI WorldCom, together with OzEmail, will be able to provide comprehensive and competitive telecommunications services in Australia. This operational review will focus on identifying opportunities to improve productivity and competitiveness consistent with this plan.

   (b) Subject to the operational review referred to in paragraph (a), Purchaser presently intends to:

     (i) preserve and grow the existing core Internet services provider business activities of OzEmail and integrate them into the MCI WorldCom Internet-related businesses;

     (ii) have OzEmail be the Internet service provider operating company in Australia for the MCI WorldCom Group;

     (iii) remove all of the Board of Directors of OzEmail and seek the appointment of nominees of Purchaser, some of whom may include existing OzEmail directors (although no arrangement, or understanding exists in relation to this possible appointment);

     (iv) perform a review of all existing telecommunications capacity requirements of OzEmail and to the extent practicable and in accordance with OzEmail's existing contractual arrangements migrate those requirements to facilities owned or leased by MCI WorldCom;

     (v) achieve synergies by the elimination of any duplicate functions arising as a result of the acquisition of OzEmail;

     (vi) combine MCI WorldCom Group's and OzEmail's technical, managerial and sales skills and resources for the benefit of their combined businesses;

     (vii) review the capital funding requirements of OzEmail with a view to utilizing the larger balance sheet of the MCI WorldCom Group, and seeking more favourable financing terms which Purchaser expects would be available to OzEmail;

     (viii) have OzEmail removed from official listing on the ASX and The Nasdaq National Market;

     (ix) terminate the registration of the Shares and/or ADSs, as applicable, under the Exchange Act; and

     (x) as part of the operational review referred to in paragraph (a), review the contractual and regulatory framework within which the combined OzEmail/MCI WorldCom Group would operate in Australia and New Zealand.

                                   Part A-10

   (c) If the steps referred to in paragraph (b) are implemented, some employees of OzEmail may be redundant. If suitable alternative employment within the MCI WorldCom Group is not available and OzEmail employees are made redundant, they will receive their statutory and contractual entitlements.

   Apart from the matters listed above, Purchaser does not presently intend to make other changes to OzEmail, OzEmail's business (including redeployment of fixed assets) or OzEmail's employees.

16.3 Intentions if Purchaser acquires less than 100% of Shares

   If, prior to close of the Offer, Purchaser has waived the Minimum Condition (as defined in the Offer) and if, at the close of the Offer, Purchaser is entitled to more than 50% but less than 90% of the issued Shares (including those Shares represented by ADSs), Purchaser presently intends to do the following, subject to OzEmail's constitution and applicable laws and regulations:

   (a) conduct a review of the kind detailed in section 16.2(a) above;

   (b) subject to that review, attempt to procure that the Board of Directors of OzEmail:

     (i) seeks the appointment of nominees of Purchaser to the Board of Directors of OzEmail in such a proportion as at least equates to Purchaser's shareholding interest in OzEmail;

     (ii) continues to operate the businesses of OzEmail and not make any major changes to the businesses of OzEmail or make any redeployment of the fixed assets of OzEmail; and

     (iii) co-ordinate MCI WorldCom Group's and OzEmail's technical, managerial and sales skills and resources for the benefit of their combined businesses, with the provision of such resources by one to the other being on arm's length terms;

   (c) if the steps referred to in paragraph (b) are implemented, some employees of OzEmail may be redundant. However, it is likely that there will be fewer redundancies than if OzEmail becomes a wholly-owned subsidiary of Purchaser since it will not be possible to eliminate to the same extent duplicate functions in relation to, for example, certain public company reporting functions; and

   (d) have OzEmail removed from the official listing on the ASX and The Nasdaq National Market when and to the extent permitted by the ASX and The Nasdaq National Market and when and to the extent permitted by the Exchange Act, to seek to terminate the registration of the Shares and/or the ADSs, as applicable, under the Exchange Act.

   Apart from the matters listed above, Purchaser does not presently intend to make other changes to OzEmail, OzEmail's business (including redeployment of fixed assets) or OzEmail employees.

   If, at the close of the Offer, Purchaser is entitled to less than 50% of the issued Shares (including those Shares represented by ADSs), then Purchaser will consider the options available to it as a holder of less than 50%.

16.4 The intentions of Purchaser referred to in sections 16.2 and 16.3 have been formed with reference to publicly available information and without the benefit of any detailed review of OzEmail's businesses. In particular, Purchaser has not had access to all of the instruments and agreements under which OzEmail has financed its operations or engaged in business ventures with other parties. For example, Purchaser has not had access to all the terms of OzEmail's contracts.

16.5 Following the implementation of the operational review described in sections 16.2(a) or 16.3(a), it will be a matter for the Board of Directors of OzEmail to determine the extent to which the steps referred to in sections 16.2 and 16.3 are to be implemented (if at all). Final decisions will only be reached after the review referred to in sections
     16.2 and 16.3 above, and will only be reached in the light of all material facts and circumstances which then exist. Accordingly, the statements contained in this section 16 are statements of current intention only which may vary as circumstances require depending, among other

                                   Part A-11
    matters, on the outcome of the Offer. The Board of Directors of OzEmail may only implement the steps in accordance with all applicable, legal, regulatory, contractual, SEC, ASIC, ASX and The Nasdaq National Market requirements and their fiduciary, statutory and contractual obligations generally.

16.6 Except as indicated in the Offer, none of MCI WorldCom, Intermediate or Purchaser has any present plans or proposals which relate, to or would result in, an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving OzEmail or any of its subsidiaries, a sale or transfer of a material amount of assets of OzEmail or any of its subsidiaries, any material change in OzEmail's capitalization or dividend policy, or any other material change in OzEmail's corporate structure or business, or the composition of the board or management.

16.7 "Going Private" Transactions. The SEC has adopted Rule 13e-3 under the Exchange Act which is applicable to certain "going-private" transactions and which may be applicable as a consequence of the Offer. Rule 13e-3 may apply if Purchaser acquires less than 90% of the outstanding Shares and ADSs in the Offer (and consequently is unable to compulsorily acquire all of the Shares, including Shares represented by ADSs in accordance with the Corporations Law), and Purchaser subsequently enters into certain business combinations with OzEmail or makes certain acquisitions of Shares including Shares represented by ADSs. Rule 13e-3 would be inapplicable if the Shares and/or ADSs were deregistered under the Exchange Act prior to any such business combination or acquisition of Shares and ADSs. If applicable, Rule 13e-3 would require, among other things, that certain financial information concerning OzEmail and certain information relating to the fairness of the consideration offered to minority shareholders be filed with the SEC and distributed to minority shareholders before the consummation of any such transaction.

  The purchase of a substantial number of Shares and ADSs pursuant to the Offer may result in the termination, upon application of OzEmail to the SEC, of OzEmail's registration under the Exchange Act. See Section 13 "Effect of the Offer on the Market for the Securities: The Nasdaq National Market and Australian Stock Exchange Quotation and Exchange Act Registration." If such registration were terminated, Rule 13e-3 would be inapplicable to any such business combination or acquisition of Securities.

17. INTERPRETATION

17.1 In this Part A Statement, the following words have these meanings, unless the contrary intention appears or the context otherwise requires.

   "ADS" means an American Depositary Share issued by The Bank of New York as depositary (or any successor to The Bank of New York) representing 10 Shares, and "ADSs' is the plural form of an ADS.

   "A$" means Australian Dollars.

   "ASIC" means the Australian Securities and Investments Commission.

   "ASX" means the Australian Stock Exchange Limited.

   "Corporations Law" means the Australian Corporations Law.

   "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules made thereunder.

   "Intermediate" means UUNET Technologies, Inc., a Delaware corporation having its principal executive offices at 3060 Williams Drive, Fairfax, Virginia 22031, U.S.

   "MCI WorldCom" means MCI WORLDCOM, Inc., a Georgia corporation having its principal executive offices at 515 East Amite Street, Jackson, Mississippi 39201, U.S.

                                   Part A-12

   "MCI WorldCom Group" means the group of companies of which MCI WorldCom is the ultimate holding company, which includes Intermediate and Purchaser.

   "Offer" means the Offer to Purchase referred to in Section 1 of this Part A Statement and, if the context so requires, the offer document accompanying this Part A Statement and to which this Part A Statement relates.

   "Offer Period" means the period (or extended period) during which the Offer is to remain open in accordance with Section 2 of this Part A Statement.

   "Options" means the options to acquire unissued fully paid ordinary shares in the capital of OzEmail issued to employees of OzEmail and all Rights attaching to them.

   "OzEmail" means OzEmail Limited (ACN 066 387 157), a company incorporated in New South Wales, Australia, and having its registered office at Ground Floor, Building B, 39 Herbert Street, St Leonards, New South Wales, Australia.

   "Part A Statement" means this statement of Purchaser pursuant to Parts 6.3 and 6.12 of the Corporations Law.

   "Purchaser" means UUNET Holdings Australia Pty Limited (ACN 085 531 684), a company incorporated in New South Wales, Australia and having its registered office at 44 Martin Place, Sydney, New South Wales, Australia.

   "Rights" means all accretions and rights attaching to or arising from Shares after the date of service of this Part A Statement on OzEmail (including, without limitation, all rights to receive dividends and to receive or subscribe for shares, stock units, notes or options and all other distributions or entitlements declared, paid or issued by OzEmail after that date).

   "SEC" means the U.S. Securities and Exchange Commission.

   "Shares" means the fully paid ordinary shares in the capital of OzEmail and all Rights attaching to them.

   "Subscription Agreement" means the Subscription Agreement described in
   Section 8 of the Offer.

   "Sydney Time" means Australian Eastern Standard Time or, if applicable, Australian Eastern Summer Time.

   "Takeover Scheme" means the takeover scheme constituted in accordance with Division 1 of Part 6.3 of the Corporations Law pursuant to which Purchaser proposes to make offers to acquire all the Shares and ADSs.

   "U.S." means the United States of America.

   "U.S. Business Day" means any day other than a Saturday, Sunday, U.S. Federal holiday and consists of the time period from 12.01 am through
   12.00 midnight, New York City time, as the case may be on that day, as calculated under Rule 14d-1 under the Exchange Act.

   "US$" means U.S. Dollars.

                                   Part A-13

17.2 Headings are for convenience only and do not affect interpretation. The following rules of interpretation apply unless the context requires otherwise.

   (a) The singular includes the plural and conversely.

   (b) A gender includes all genders.

   (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

   (d) A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

   (e) A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it, and all regulations and statutory instruments issued under it.

   (f) A term not specifically defined in this Part A Statement has the meaning (if any) given to it in the Corporations Law.

DATED: 22 December, 1998

SIGNED by John W Sidgmore and Charles T Cannada (by their agent authorised in writing, Leigh R Brown) being two directors of Purchaser authorised to sign this Part A Statement by a resolution passed at a meeting of directors.

/s/ Leigh R Brown                         /s/ Leigh R Brown
______________________________________    _____________________________________
John W Sidgmore                           Charles T Cannada

                                   Part A-14

                                   APPENDIX A

            HALF-YEARLY REPORT FOR THE HALF-YEAR ENDED 30 JUNE 1998

                                 (SECTION 12.2)

OZEMAIL LIMITED AND CONTROLLED ENTITIES
ACN 066 387 157

DIRECTORS' REPORT

Your directors present their report on the consolidated accounts for the half-year ended 30 June 1998.

DIRECTORS

The following persons held office as directors of OzEmail Limited at the date of this report:

S Howard (Chief Executive Officer)
M Turnbull (Chairman)
D Spence
T Kennedy
S Ezzes

C Tyler resigned as a director of the Company during the period.

TRADING RESULTS

The consolidated net loss of the economic entity for the period was $(7,598,123), after including an income tax benefit of $101,171.

REVIEW OF OPERATIONS

The amount of consolidated operating revenue for the period of operation was $49,223,770.

The amount of operating revenue for the period represents Internet usage.

SIGNIFICANT CHANGES IN THE STATE OF AFFAIRS

INTEREST IN OZEMAIL INTERLINE

OzEmail originally acquired an 80% interest in OzEmail Interline when it transferred assets from an 80% owned partnership to OzEmail Interline in June 1997. OzEmail subsequently sold 32% of its interest to Metro and recorded a profit on the sale of $4,791,885.

OzEmail equity accounted its interest in OzEmail Interline in its consolidated accounts during the 31 December 1997 year.

During April 1998, OzEmail bought out Metro's 40% interest in OzEmail Interline to regain control of the company and give it the flexibility required to more effectively manage and develop the European market potential. OzEmail issued 540,000 ADSs with a market value of US$22.125 per ADS at close of business on that date in consideration for the 40% of shares acquired in OzEmail Interline giving rise to total consideration of $18,520,384. Metro also agreed to forgive a debt of $2,043,000 currently owed by OzEmail Interline. This debt forgiveness was in respect of its obligation to contribute to running costs under Clause 6 of the shareholders' deed. OzEmail has therefore consolidated OzEmail Interline from April 1998, being the time it increased its equity interest to 88%.

At the same time OzEmail and Metro agreed to terminate the Metro license agreement for no consideration due to a number of factors including the fact that no material sub-licenses had been issued in Europe and no network rollout had been undertaken.

ACQUISITION OF CAMTECH (SA) PTY LIMITED

On March 31 1998, the Company acquired from Camtech (SA) Pty Limited ("Camtech") its internet access business in South Australia. The consideration for the acquisition will be equal to two thirds of Camtech's revenues over the next twelve months. The immediate payment to Camtech was 1,103,240 Ordinary Shares (equivalent to 110,324 ADSs) which is equal to two thirds of Camtech's revenue run rate of approximately $4,000,000 at the time of acquisition. Any balance payment will be made at the end of the first quarter 1999. Secondly as an incentive to assist in this development of the business, the principals of Camtech will receive from OzEmail a payment of 5% of the Internet access revenues arising from the business over the next two years.

LISTING ON THE AUSTRALIAN STOCK EXCHANGE ("ASX")

On May 29, 1998, approximately 3,000,000 of OzEmail's Ordinary Shares held by the founders of the Company were listed and sold on the ASX. The Company did not receive any proceeds from this listing.

DIRECTORS' BENEFITS

Information on directors' benefits will be set out in the notes to the consolidated accounts for the financial year ending 31 December 1998.

INFORMATION ON DIRECTORS

                                                                                 PARTICULARS OF DIRECTORS'
                                                                                    INTERESTS IN SHARES
                                                                                      AND OPTIONS OF
                                                                                      OZEMAIL LIMITED
                            QUALIFICATIONS AND                SPECIAL            -------------------------
DIRECTOR                        EXPERIENCE               RESPONSIBILITIES        ORDINARY SHARES  OPTIONS
--------                    ------------------           ----------------        --------------- ---------
S Howard................ Director                  Founding shareholder and        33,500,000          --
                                                   Chief Executive Officer
M Turnbull.............. Chairman, BA, LLB         Chairman of the Board of        16,750,000          --
                         (Sydney), BCL (Oxon)      Directors, Member of
                                                   Executive Committee
D Spence................ B.Com, Dip.Fin.Acc.CA(SA) Chief Operating Officer          3,083,000    2,042,600
                         Managing Director
T Kennedy............... Director                  Non-executive Director          16,750,000          --
S Ezzes................. Director, BA, MBA (UCLA)  Authorised U.S representative      100,000      100,000

  The particulars of directors' interests in shares and options are as at the date of this directors' report.

DIRECTORS' MEETINGS

  The numbers of meetings of the company's directors, (including meetings of committees of directors) held during the half-year ended 30 June 1998, and the numbers of meetings attended by each director were:

                                                                         AUDIT
                                                           DIRECTORS'  COMMITTEE
                                                            MEETINGS   MEETINGS
                                                           ----------- ---------
DIRECTOR                                                     A     B    A    B
--------                                                   ----- ----- ---- ----
M Turnbull................................................     7     7    1    1
D Spence..................................................     7     7    1  --
S Howard..................................................     7     7    1  --
T Kennedy.................................................     7     7    1    1
S Ezzes...................................................     7     4    1  --
C Tyler...................................................     7     1    1  --

  This report is made in accordance with a resolution of the directors.

  A: Represents meetings held. B: Represents meetings attended.

                                                                        [Signed]
                                                                        S Howard
                                                         Chief Executive Officer

                                                                        [Signed]
                                                                        D Spence
                                                                        Director

Sydney
31 August 1998

OZEMAIL LIMITED AND CONTROLLED ENTITIES
ACN 066 387 157

DIRECTORS' STATEMENT

In the opinion of the directors the financial statements set out on pages 1 to 14 are drawn up in accordance with Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law and so as to give a true and fair view of:

(a) the economic entity's state of affairs as at 30 June 1998 and its profit for the half year ended on that date; and

(b) the other matters with which they deal.

The financial statements are drawn up in accordance with Accounting Standard AASB 1029: Half-Year Accounts and Consolidated Accounts and other mandatory professional reporting requirements.

This statement is made in accordance with a resolution of the directors.

                                                                        [SIGNED]
                                                                        S Howard
                                                         Chief Executive Officer

                                                                        [SIGNED]
                                                                        D Spence
                                                                        Director

Sydney
31 August 1998

LOGO PRICEWATERHOUSECOOPERS
                                                          PricewaterhouseCoopers
                                                          580 George Street
                                                          GPO Box 2650
                                                          Sydney NSW 1171
                                                          Telephone (02)
                                                          8266 0000
                                                          Facsimile (02)
                                                          8266 9999
                                                          DX 77 Sydney

INDEPENDENT REVIEW REPORT TO THE MEMBERS OF
OZEMAIL LIMITED AND CONTROLLED ENTITIES

SCOPE

  We have reviewed the financial statements of OzEmail Limited (the Company) for the half-year ended 30 June 1998. The financial statements comprise pages 1 to 15 of the half-yearly report included in the attached Appendix 4B of the Australian Stock Exchange (ASX) Listing Rules and the directors' statement and directors' report attached thereto. The financial statements are the consolidated accounts of the economic entity comprising the Company and the entities it controlled at the end of, or during, the half-year. The Company's directors are responsible for the financial statements. We have performed a review of the financial statements to report whether, on the basis of the procedures described, anything has come to our attention that would indicate they are not presented fairly in accordance with applicable accounting standard AASB 1029: Half-Year Accounts and Consolidated Accounts, other mandatory professional reporting requirements, the Corporations Law and ASX Listing Rules relating to half-yearly financial statements, and in order for the Company to lodge them with the Australian Securities Commission and the ASX.

  Our review has been conducted in accordance with Australian Auditing Standards applicable to review engagements. A review is limited primarily to inquiries of company personnel and analytical procedures applied to the financial data. These procedures do not provide all the evidence that would be required in an audit, thus the level of assurance provided is less than that given in an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

LOGO PRICEWATERHOUSECOOPERS

STATEMENT

  Based on our review, which is not an audit, nothing has come to our attention that causes us to believe that the financial statements of the Company are not properly drawn up:

(a) so as to give a true and fair view of:

  (i) the state of affairs of the economic entity as at 30 June 1998 and its results and cash flows for the half-year ended on that date; and

  (ii) the other matters required by Divisions 4, 4A and 4B of Part 3.6 of the Corporations Law to be dealt with in the financial statements;

(b) in accordance with the provisions of the Corporations Law; and

(c) in accordance with applicable accounting standard AASB 1029: Half-Year Accounts and Consolidated Accounting, other mandatory professional reporting requirements and ASX Listing Rules relating to half-yearly financial statements.

/s/ PricewaterhouseCoopers
_____________________________________
PricewaterhouseCoopers
Chartered Accountants

/s/ [Signed]                                                             Sydney
_____________________________________                            31 August 1998
MJ Mitchell
Partner

                                                  APPENDIX 4B (EQUITY ACCOUNTED)
                                            HALF YEARLY/PRELIMINARY FINAL REPORT

                                                                  RULES 4.1, 4.3

                         APPENDIX 4B (EQUITY ACCOUNTED)

                      HALF YEARLY/PRELIMINARY FINAL REPORT

INTRODUCED 1/12/97. ORIGIN: APPENDICES 3, 4. AMENDED 1/7/98.

NAME OF ENTITY
OZEMAIL LIMITED

                                                                     HALF
                                                  PRELIMINARY   YEAR/FINANCIAL
                                      HALF YEARLY    FINAL        YEAR ENDED
ACN OR ARBN                             (TICK)      (TICK)    ("CURRENT PERIOD")
-----------                           ----------- ----------- ------------------
066 387 157..........................       X                    30 June 1998

EQUITY ACCOUNTED RESULTS FOR ANNOUNCEMENT TO THE MARKET

EXTRACTS FROM THIS REPORT FOR ANNOUNCEMENT TO THE MARKET (SEE NOTE
1).                                                                     $A'000
------------------------------------------------------------------      ------
Sales (or equivalent operating) revenue (item 1.1)................   to 49,224
Abnormal items after tax attributable to members (item 2.5).......         --
+Operating profit (loss) after tax (before amortisation of
 goodwill) attributable to members (item 1.26) ...................   to (4,191)
+Operating profit (loss) after tax attributable to members (item
 1.10) ...........................................................   to (7,598)
Extraordinary items after tax attributable to members (item 1.13)
 .................................................................         --
+Operating profit (loss) and extraordinary items after tax attrib-
 utable to members (item 1.16)....................................   to (7,598)

                                                                     FRANKED
                                                                      AMOUNT
                                                         AMOUNT    PER SECURITY
DIVIDENDS (DISTRIBUTIONS)                             PER SECURITY  AT 36% TAX
-------------------------                             ------------ ------------
Final dividend (Preliminary final report only--item
 15.4) Interim dividend (Half yearly report only--
 item 15.6).........................................    -- cents     -- cents
Previous corresponding period (Preliminary final
 report--item 15.5; half yearly report--item 15.7)..    -- cents     -- cents
+Record date for determining entitlements to the
 dividend, (in the case of a trust, distribution)
 (see item 15.2)....................................         N/A

Brief explanation of omission of directional and percentage changes to profit in accordance with Note 1 and short details of any bonus or cash issue or other item(s) of importance not previously released to the market:

Directional and percentage changes to profit have not been included as this is the first time that the ecomonic entity has been required to prepared half yearly results.

CONSOLIDATED PROFIT AND LOSS ACCOUNT

                                        CURRENT PERIOD-- PREVIOUS CORRESPONDING
                                             A'000           PERIOD--$A'000
                                        ---------------- ----------------------
 1.1  Sales (or equivalent operating)        49,224               --
      revenue........................
                                             ======               ===
 1.2  Share of associates' "net
       profit (loss) attributable to
       members" (equal to item
       16.7).........................           --                --
 1.3  Other revenue..................         1,313               --
 1.4  +Operating profit (loss) before        (7,699)              --
      abnormal items and tax.........
 1.5  Abnormal items before tax                 --                --
      (detail in item 2.4)...........
 1.6  +Operating profit (loss) before        (7,699)              --
      tax (items 1.4 + 1.5)..........
 1.7  Less tax.......................          (101)              --
 1.8  +Operating profit (loss) after
       tax but before outside +equity
       interests.....................        (7,598)              --
 1.9  Less outside +equity                      --                --
      interests......................
 1.10 +Operating profit (loss) after         (7,598)              --
      tax attributable to members....
 1.11 Extraordinary items after tax             --                --
      (detail in item 2.6)...........
 1.12 Less outside +equity                      --                --
      interests......................
 1.13 Extraordinary items after tax             --                --
      attributable to members........
 1.14 Total +operating profit (loss)
       and extraordinary items after
       tax (items 1.8 + 1.11)........        (7,598)              --
 1.15 +Operating profit (loss) and
       extraordinary items after tax
       attributable to outside
       +equity interests (items 1.9 +
       1.12).........................           --                --
 1.16 +Operating profit (loss) and
       extraordinary items after tax
       attributable to members (items
       1.10 + 1.13)..................        (7,598)              --
 1.17 Retained profits (accumulated
       losses) at beginning of
       financial period..............           940               --
 1.18 If change in accounting policy
       as set out in clause 11 of
       AASB 1018 Profit and Loss
       Accounts, adjustments as
       required by that clause
       (include brief description)...           --                --
 1.19 Aggregate of amounts                      --                --
      transferred from reserves......
 1.20 Total available for                    (6,658)              --
      appropriation (carried
      forward).......................
      Total available for
      appropriation (brought
 1.20 forward).......................        (6,658)              --
      Dividends provided for or
 1.21 paid...........................           --                --
      Aggregate of amounts
 1.22 transferred to reserves........           --                --
      Retained profits (accumulated
      losses) at end of financial
 1.23 period.........................        (6,658)              --
                                             ======               ===

PROFIT RESTATED TO EXCLUDE AMORTISATION OF GOODWILL

                                         CURRENT PERIOD  PREVIOUS CORRESPONDING
                                             $A'000          PERIOD--$A'000
                                        ---------------- ----------------------
 1.24 +Operating profit (loss) after
       tax before outside equity
       interests (items 1.8) and
       amortisation of goodwill......        (7,598)              --
 1.25 Less (plus) outside +equity
      interests......................           --                --
 1.26 +Operating profit (loss) after
       tax (before amortisation of
       goodwill) attributable to
       members.......................        (4,191)              --

INTANGIBLE, ABNORMAL AND EXTRAORDINARY ITEMS

                               CONSOLIDATED--CURRENT
                                       PERIOD             RELATED     AMOUNT (AFTER TAX)
                               ---------------------- OUTSIDE +EQUITY  ATTRIBUTABLE TO
                               BEFORE TAX RELATED TAX    INTERESTS         MEMBERS
                                 $A'000     $A'000        $A'000            $A'000
                               ---------- ----------- --------------- ------------------
     Amortisation of
 2.1 goodwill................    3,407        --            --              3,407
     Amortisation of other
 2.2 intangibles.............      --         --            --
     Total amortisation of
 2.3 intangibles.............    3,407        --            --              3,407
 2.4 Abnormal items..........      --         --            --                --
 2.5 Total abnormal items....      --         --            --                --
 2.6 Extraordinary items.....      --         --            --                --
     Total extraordinary
 2.7 items...................      --         --            --                --

COMPARISON OF HALF YEAR PROFITS
(PRELIMINARY FINAL REPORT ONLY)

                                               CURRENT YEAR -- PREVIOUS YEAR --
                                                    $A'000          $A'000
                                               --------------- ----------------
 3.1 Consolidated +operating profit (loss)
      after tax attributable to members
      reported for the 1st half year (item
      1.10 in the half yearly report)........        --              --
 3.2 Consolidated +operating profit (loss)
      after tax attributable to members for
      the 2nd half year......................        --              --

CONSOLIDATED BALANCE SHEET
(SEE NOTE 5)

                                   AT END OF    AS SHOWN IN LAST AS IN LAST HALF
                                 CURRENT PERIOD  ANNUAL REPORT    YEARLY REPORT
                                     $A'000          $A'000          $A'000
                                 -------------- ---------------- ---------------
      CURRENT ASSETS
 4.1  Cash....................       15,983          49,166            --
 4.2  Receivables.............       15,242          10,679            --
 4.3  Investments.............          --              --             --
 4.4  Inventories.............           91              43            --
 4.5  Other (provide details          7,468           1,400            --
      if material)............
                                    -------         -------            ---
 4.6  Total current assets....       38,784          61,288            --
                                    -------         -------            ---
      NON-CURRENT ASSETS
 4.7  Receivables.............          --            4,256            --
 4.8  Investments in                    --               24            --
      associates..............
 4.9  Other investments.......        1,535           2,559            --
 4.10 Inventories.............          --              --             --
 4.11 Exploration and
       evaluation expenditure
       capitalised (see para
       .71 of AASB 1022)......          --              --             --
 4.12 Development properties            --              --             --
      (+mining entities)......
 4.13 Other property, plant          27,413          22,494            --
      and equipment (net).....
 4.14 Intangibles (net).......       39,996          20,164            --
 4.15 Other (provide details         10,257           1,415            --
      if material)............
                                    -------         -------            ---
 4.16 Total non-current              79,201          50,912            --
      assets..................
                                    -------         -------            ---
 4.17 Total assets............      117,985         112,200            --
                                    -------         -------            ---

                                   AT END OF    AS SHOWN IN LAST AS IN LAST HALF
                                 CURRENT PERIOD  ANNUAL REPORT    YEARLY REPORT
                                     $A'000          $A'000          $A'000
                                 -------------- ---------------- ---------------
      CURRENT LIABILITIES
 4.18 Accounts payable........       21,228          26,664            --
 4.19 Borrowings..............        4,685           3,673            --
 4.20 Provisions..............        2,951          10,589            --
 4.21 Other (provide details          4,407             --             --
      if material)............
                                    -------          ------            ---
 4.22 Total current                  33,271          40,926            --
      liabilities.............
                                    -------          ------            ---
      NON-CURRENT LIABILITIES
 4.23 Accounts payable........          --              --             --
 4.24 Borrowings..............        2,689           4,145            --
 4.25 Provisions..............          --            1,106            --
 4.26 Other (provide details            --              --             --
      if material)............
                                    -------          ------            ---
 4.27 Total non-current               2,689           5,251            --
      liabilities.............
                                    -------          ------            ---
 4.28 Total liabilities.......       35,960          46,177            --
                                    -------          ------            ---
 4.29 Net assets..............       82,025          66,023            --
                                    -------          ------            ---
      EQUITY
 4.30 Capital.................          486             444            --
 4.31 Reserves................       88,197          64,639            --
 4.32 Retained profits              (6,658)             940            --
      (accumulated losses)....
                                    -------          ------            ---
 4.33 Equity attributable to         82,025          66,023            --
      members of the parent
      entity..................
 4.34 Outside +equity                   --              --             --
      interests in controlled
      entities................
                                    -------          ------            ---
 4.35 Total equity............       82,025          66,023            --
                                    -------          ------            ---
 4.36 Preference capital and
       related premium
       included as part
       of 4.33................          --              --             --

DETAILS OF OTHER CURRENT AND NON-CURRENT ASSETS

   OTHER CURRENT ASSETS
   Restricted cash *.....................................................  3,720
   Prepayments...........................................................  2,724
   Call options..........................................................  1,024
                                                                          ------
     Total...............................................................  7,468
                                                                          ------
   OTHER NON-CURRENT ASSETS
   Restricted cash *.....................................................  4,585
   Future income tax benefit.............................................  2,114
   Purchase of rights in Southern Cross Cable............................  3,558
                                                                          ------
     Total............................................................... 10,257
                                                                          ------
   OTHER CURRENT LIABILITIES
   Deferred consideration................................................  4,407
                                                                          ------
   Comments

--------
* As at June 30, 1998, the Company had A$3,720,000 and A$4,585,000 of cash held in current and non-current restricted term deposits, respectively, as a condition of various telecommunication related agreements. The term deposits classified as a non-current asset are denominated in US dollars totaling US$2,770,000 and will not be available for use by the Company for at least twelve months.

EXPLORATION AND EVALUATION EXPENDITURE CAPITALISED

To be completed only by entities with mining interests if amounts are material. Include all expenditure incurred regardless of whether written off directly against profit.

                                         CURRENT PERIOD PREVIOUS CORRESPONDING
                                             $A'000         PERIOD--$A'000
                                         -------------- ----------------------
 5.1 Opening balance...................       --                 --
 5.2 Expenditure incurred during              --                 --
     current period....................
 5.3 Expenditure written off during           --                 --
     current period....................
 5.4 Acquisitions, disposals,                 --                 --
     revaluation increments, etc.......
 5.5 Expenditure transferred to               --                 --
     Development Properties............
 5.6 Closing balance as shown in the
      consolidated balance sheet
      (item 4.11)......................       --                 --

DEVELOPMENT PROPERTIES

(To be completed only by entities with mining interests if amounts are material)

                                         CURRENT PERIOD PREVIOUS CORRESPONDING
                                             $A'000         PERIOD--$A'000
                                         -------------- ----------------------
 6.1 Opening balance...................       --                 --
 6.2 Expenditure incurred during              --                 --
     current period....................
 6.3 Expenditure transferred from             --                 --
     exploration and evaluation........
 6.4 Expenditure written off during           --                 --
     current period....................
 6.5 Acquisitions, disposals,                 --                 --
     revaluation increments, etc.......
 6.6 Expenditure transferred to mine          --                 --
     properties........................
 6.7 Closing balance as shown in the
      consolidated balance sheet
      (item 4.12)......................       --                 --

CONSOLIDATED STATEMENT OF CASH FLOWS
(SEE NOTE 6)

                                          CURRENT PERIOD PREVIOUS CORRESPONDING
                                              $A'000         PERIOD--$A'000
                                          -------------- ----------------------
      CASH FLOWS RELATED TO OPERATING
      ACTIVITIES
 7.1  Receipts from customers..........       43,665              --
              Payments to suppliers and
 7.2  employees........................      (50,651)             --
                Dividends received from
 7.3  associates.......................          --               --
 7.4  Other dividends received.........          --               --
            Interest and other items of
 7.5  similar nature received..........          783              --
            Interest and other costs of
 7.6  finance paid.....................         (326)             --
 7.7  Income taxes paid................       (6,012)             --
              Other (provide details if
 7.8  material)........................          --               --
                                             -------              ---
 7.9  Net operating cash flows ........      (12,541)             --
                                             -------              ---
      CASH FLOWS RELATED TO INVESTING
      ACTIVITIES
               Payment for purchases of
 7.10 property, plant and equipment....       (6,517)             --
        Proceeds from sale of property,
 7.11 plant and equipment..............           24              --
                                             -------              ---
        Payment for purchases of equity
 7.12 investments......................          --               --
           Proceeds from sale of equity
 7.13 investments......................          --               --
 7.14 Loans to other entities..........          --               --
 7.15 Loans repaid by other entities...          --               --
              Other (provide details if
 7.16 material)........................       (9,186)             --
                                             -------              ---
 7.17 Net investing cash flows.........      (15,679)             --
                                             -------              ---
      CASH FLOWS RELATED TO FINANCING
      ACTIVITIES
                Proceeds from issues of
          +securities (shares, options,
 7.18 etc.)............................        2,315              --
 7.19 Proceeds from borrowings.........          --               --
 7.20 Repayment of borrowings..........       (2,188)             --
 7.21 Dividends paid...................       (2,858)             --
              Other (provide details if
 7.22 material)........................       (2,220)             --
                                             -------              ---
 7.23 Net financing cash flows.........       (4,951)             --
                                             -------              ---
        Net increase (decrease) in cash
 7.24 held.............................      (33,171)             --
       Cash at beginning of period (see
 7.25 Reconciliation of cash)..........       49,166              --
      Exchange rate adjustments to item
 7.26 7.25.............................          (12)             --
                                             -------              ---
             Cash at end of period (see
      Reconciliation of cash) .........       15,983              --
                                             -------              ---

   OTHER INVESTING ACTIVITIES
   Cash placed on restricted term deposits.............................. (6,085)
   Purchase of trade name...............................................    (76)
   Purchase of rights to Southern Cross Cable........................... (3,559)
   Cash acquired on acquisition of Interline............................    534
                                                                         ------
     Total.............................................................. (9,186)
                                                                         ======
   OTHER FINANCING ACTIVITIES
   Cash placed on restricted term deposits.............................. (2,220)
                                                                         ------

NON-CASH FINANCING AND INVESTING ACTIVITIES

Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows are as follows. If an amount is quantified, show comparative amount.

In April 1998, OzEmail bought out Metro Holdings' AG ("Metro") equity interest in OzEmail Interline, thereby increasing its equity interest to 88%. The consideration for the transaction was $17,322,000 and included the issue of 5,400,000 Ordinary Shares with a market value per Ordinary Share of US$2.2125, valued at A$18,520,000; and the loan forgiveness by Metro of A$2,043,000 owed by OzEmail Interline. At the same time, OzEmail and Metro agreed to terminate the Metro exclusive license agreement for no consideration. Neither of these transactions had a cash impact.

On March 31, 1998, the Company acquired the Internet access business assets and liabilities from Camtech SA Pty Limited ("Camtech"), situated in South Australia. The consideration for the acquisition will be equal to two thirds of Camtech's revenues over the twelve months from March 31, 1998. The immediate payment to Camtech was 1,103,240 Ordinary Shares valued at approximately A$2,777,000 at US$16.525 per ADS (1 ADS representing 10 Ordinary Shares).

RECONCILIATION OF CASH

Reconciliation of cash at the end of the period (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows:

                                                                PREVIOUS
                                          CURRENT PERIOD     CORRESPONDING
                                              $A'000         PERIOD--$A'000
                                          -------------- ----------------------
  8.1 Cash on hand and at bank.........         15,983            --
  8.2 Deposits at call.................            --             --
  8.3 Bank overdraft...................            --             --
  8.4 Other (provide details)..........            --             --
  8.5 Total cash at end of period (item         15,983            --
      7.26)............................
                                                         PREVIOUS CORRESPONDING
                                          CURRENT PERIOD         PERIOD
 RATIOS                                   -------------- ----------------------
      PROFIT BEFORE ABNORMALS AND TAX /
      SALES
  9.1 Consolidated +operating profit            (15.64)           --
      (loss) before abnormal items and
      tax (item 1.4) as a percentage of
      sales revenue (item 1.1).........
      PROFIT AFTER TAX / +EQUITY
      INTERESTS
  9.2 Consolidated +operating profit             (9.26)           --
      (loss) after tax attributable to
      members (item 1.10) as a
      percentage of equity (similarly
      attributable) at the end of the
      period (item 4.33)...............
                                                         PREVIOUS CORRESPONDING
                                          CURRENT PERIOD         PERIOD
 EARNINGS PER SECURITY (EPS)              -------------- ----------------------
 10.1 Calculation of the following in
      accordance with AASB 1027:
      Earnings per Share
      (a) Basic EPS ...................         (0.064)           --
      (b) Diluted EPS (if materially            (0.064)           --
      different from (a)...............
      (c) Weighted average number of
        ordinary shares outstanding
        during the period used in the
        calculation of the Basic EPS...    118,458,508            --
                                             PREVIOUS
 NTA BACKING                                  PERIOD         CORRESPONDING
 (SEE NOTE 7)                             -------------- ----------------------
      Net tangible asset backing per
 11.1 +ordinary security...............            .32            --

                                                                     PREVIOUS
                                                                   CORRESPONDING
                                                    CURRENT PERIOD   PERIOD--
 DETAILS OF SPECIFIC RECEIPTS/OUTLAYS, REVENUES/        $A'000        $A'000
 EXPENSES                                           -------------- -------------
 12.1 Interest revenue included in determining
      item 1.4...................................         783           --
 12.2 Interest revenue included in item 12.1 but
      not yet received (if material).............         --            --
 12.3 Interest expense included in item 1.4
      (include all forms of interest, lease
      finance charges, etc.).....................         326           --
 12.4 Interest costs excluded from item 12.3 and
      capitalised in asset values (if material)..         --            --
 12.5 Outlays (except those arising from the
      +acquisition of an existing business)
      capitalised in intangibles (if material)...         --            --
 12.6 Depreciation and amortisation (excluding
      amortisation of intangibles)...............       6,655           --

CONTROL GAINED OVER ENTITIES HAVING MATERIAL EFFECT
(SEE NOTE 8)

 13.1 Name of entity (or group of entities).............  OzEmail Interline Pty
                                                          Limited
 13.2 Consolidated +operating profit (loss) and
       extraordinary items after tax of the entity (or
       group of entities) since the date in the current
       period on which control was +acquired............                $(2,174)
 13.3 Date from which such profit has been calculated...             April 1998
 13.4 +Operating profit (loss) and extraordinary items
       after tax of the entity (or group of entities)
       for the whole of the previous corresponding
       period...........................................                    --

LOSS OF CONTROL OF ENTITIES HAVING MATERIAL EFFECT
(SEE NOTE 8)

 14.1 Name of entity (or group of entities).............................    N/A
 14.2 Consolidated +operating profit (loss) and extraordinary items after tax of the entity (or group of entities) for the current
       period to the date of loss of control............................   $--
 14.3 Date to which the profit (loss) in item 14.2 has been calculated..
 14.4 Consolidated +operating profit (loss) and extraordinary items after tax of the entity (or group of entities) while controlled
       during the whole of the previous corresponding period............   $--
 14.5 Contribution to consolidated +operating profit (loss) and extraordinary items from sale of interest leading to loss of
       control..........................................................   $--

REPORTS FOR INDUSTRY AND GEOGRAPHICAL SEGMENTS

Information on the industry and geographical segments of the entity must be reported for the current period in accordance with AASB 1005: Financial Reporting by Segments. Because of the different structures employed by entities, a pro forma is not provided. Segment information should be completed separately and attached to this report. However, the following is the presentation adopted in the Appendices to AASB 1005 and indicates which amounts should agree with items included elsewhere in this report.

SEGMENTS

The group operates predominantly in Australasia and predominantly in the Internet service industry.

DIVIDENDS (IN THE CASE OF A TRUST, DISTRIBUTIONS)

 15.1 Date the dividend (distribution) is payable..........................   --
 15.2 +Record date to determine entitlements to the dividend (distribution)
       (ie, on the basis of registrable transfers received up to 5.00 pm if
       paper based, or by "End of Day" if a proper +SCH transfer)..........   --
        If it is a final dividend, has it been declared? (Preliminary final
 15.3 report only) ........................................................   --

                                                          FRANKED AMOUNT PER
                                    AMOUNT PER SECURITY  SECURITY AT 36% TAX
 AMOUNT PER SECURITY                ------------------- ----------------------
(PRELIMINARY FINAL REPORT ONLY)
       Final dividend:Current
 15.4  year.......................       -- cents              -- cents
 15.5  Previous year..............       -- cents              -- cents
(HALF YEARLY AND PRELIMINARY FINAL REPORTS)
          Interim dividend:Current
 15.6  year.......................       -- cents              -- cents
 15.7  Previous year..............       -- cents              -- cents

TOTAL DIVIDEND (DISTRIBUTION) PER SECURITY (INTERIM PLUS FINAL)
(PRELIMINARY FINAL REPORT ONLY)

                                       CURRENT YEAR         PREVIOUS YEAR
                                    ------------------- ----------------------
 15.8  +Ordinary securities.......       -- cents              -- cents
 15.9  Preference +securities.....       -- cents              -- cents

HALF YEARLY REPORT--INTERIM DIVIDEND (DISTRIBUTION) ON ALL SECURITIES OR
PRELIMINARY FINAL REPORT--FINAL DIVIDEND (DISTRIBUTION) ON ALL SECURITIES

                                      CURRENT PERIOD    PREVIOUS CORRESPONDING
                                          $A'000            PERIOD--$A'000
                                    ------------------- ----------------------
 15.10 +Ordinary securities.......            --                    --
 15.11 Preference +securities.....            --                    --
 15.12 Total......................            --                    --

The +dividend or distribution plans shown below are in operation.


The last date(s) for receipt of election notices for the +dividend or dis-
 tribution plans..........................................................  --


Any other disclosures in relation to dividends (distributions)

DETAILS OF AGGREGATE SHARE OF PROFITS (LOSSES) OF ASSOCIATES

                                          CURRENT PERIOD PREVIOUS CORRESPONDING
      ENTITY'S SHARE OF ASSOCIATES'           $A'000         PERIOD--$A'000
      -----------------------------       -------------- ----------------------
 16.1 Operating profit (loss) before
      income tax.......................      (2,703)              --
 16.2 Income tax expense...............          --               --
 16.3 Operating profit (loss) after
      income tax.......................      (2,703)              --
 16.4 Extraordinary items net of tax...          --               --
 16.5 Net profit (loss)................      (2,703)              --
 16.6 Outside equity interests.........      (1,406)              --
 16.7 Net profit (loss) attributable to
      members..........................      (1,297)              --

MATERIAL INTERESTS IN ENTITIES WHICH ARE NOT CONTROLLED ENTITIES

The economic entity has an interest (that is material to it) in the following entities. If the interest was acquired or disposed of during either the current or previous corresponding period, indicate date of acquisition ("from xx/xx/xx") or disposal ("to xx/xx/xx").

NAME OF ENTITY

                                    PERCENTAGE OF OWNERSHIP        CONTRIBUTION TO +OPERATING
                                INTEREST HELD AT END OF PERIOD  PROFIT (LOSS) AND EXTRAORDINARY
                                      OR DATE OF DISPOSAL         ITEMS AFTER TAX (ITEM 1.14)
                                ------------------------------- --------------------------------------
                                                    PREVIOUS       CURRENT               PREVIOUS
          EQUITY ACCOUNTED                        CORRESPONDING   PERIOD--            CORRESPONDING
             ASSOCIATES          CURRENT PERIOD      PERIOD        $A'000             PERIOD--$A'000
          ----------------      ----------------- ------------- -----------------   ------------------
 17.1 OzEmail Interline Pty
       Limited to April 1998
       (An additional interest
       was acquired in April
       1998 and the results
       consolidated from that
       date.).................  48% to April 1998      --                   (1,297)                 --
 17.2 Total...................                --       --                   (1,297)                 --
 17.3 Other material
      interests...............                --       --                      --                   --
 17.4 Total...................                --       --                      --                   --

ISSUED AND QUOTED SECURITIES AT END OF CURRENT PERIOD

Description includes rate of interest and any redemption or conversion rights together with prices and dates.

                                                                     PAID-UP
                                      NUMBER     NUMBER   PAR VALUE   VALUE
         CATEGORY OF +SECURITIES      ISSUED     QUOTED    (CENTS)   (CENTS)
         -----------------------    ---------- ---------- --------- ----------
       Preference +securities
 18.1  (description)..............         --         --       --          --
       Issued during current
 18.2  period.....................         --         --       --          --
 18.3  +Ordinary securities.......
       Issued during current
 18.4   period....................  10,448,240 10,448,240     .004         --
 18.5  +Convertible debt
        securities (description
        and conversion factor)....         --         --       --          --
       Issued during current
 18.6  period.....................         --         --       --          --.
                                                                      EXPIRY
                                                          EXERCISE   DATE (IF
                                                            PRICE      ANY)
                                                          --------- ----------
       Options (description and
 18.7  conversion factor).........
       Issued during current
 18.8  period.....................   1,080,000  1,080,000     1.20    1/1/2003
                                       500,000    500,000     2.52   17/6/2003
       Exercised during current
 18.9  period.....................   3,333,000  3,333,000     0.33   31/7/2000
                                       492,000    492,000 1.40 USD   31/7/2000
                                       120,000    120,000 0.75 USD  30/11/2001
       Expired during current
 18.10 period.....................         --         --       --          --
 18.11 Debentures (totals only)...         --         --       --          --
       Unsecured notes (totals
 18.12 only)......................         --         --       --          --

COMMENTS BY DIRECTORS

Comments on the following matters are required by ASX or, in relation to the half yearly report, by AASB 1029: Half-Year Accounts and Consolidated Accounts. The comments do not take the place of the directors' report and statement (as required by the Corporations Law) and may be incorporated into the directors' report and statement. For both half yearly and preliminary final reports, if there are no comments in a section, state NIL. If there is insufficient space to comment, attach notes to this report.

BASIS OF ACCOUNTS PREPARATION

If this report is a half yearly report, it is a general purpose financial report prepared in accordance with the listing rules and AASB 1029: Half-Year Accounts and Consolidated Accounts. It should be read in conjunction with the last annual report and any announcements to the market made by the entity during the period. [Delete if preliminary final statement.]

MATERIAL FACTORS AFFECTING THE REVENUES AND EXPENSES OF THE ECONOMIC ENTITY FOR THE CURRENT PERIOD

In April 1998, OzEmail bought out Metro Holdings' AG ("Metro") equity interest in OzEmail Interline, thereby increasing its equity interest to 88%. The consideration for the transaction was $17,322,000 and included the issue of 5,400,000 Ordinary Shares with a market value per Ordinary Share of US$2.2125, valued at A$18,520,000; and the loan forgiveness by Metro of A$2,043,000 owed by OzEmail Interline. At the same time, OzEmail and Metro agreed to terminate the Metro exclusive license agreement for no consideration. Goodwill recorded on acquisition of the additional interest was $18,791,000. Amortisation expense of $940,000 was recorded on the acquisition to 30 June 1998.

A DESCRIPTION OF EACH EVENT SINCE THE END OF THE CURRENT PERIOD WHICH HAS HAD A MATERIAL EFFECT AND IS NOT RELATED TO MATTERS ALREADY REPORTED, WITH FINANCIAL EFFECT QUANTIFIED (IF POSSIBLE).

Nil.

FRANKING CREDITS AVAILABLE AND PROSPECTS FOR PAYING FULLY OR PARTLY FRANKED DIVIDENDS FOR AT LEAST THE NEXT YEAR.

As at June 30, 1998 the economic entity had $7,293,506 of available franking credits. The directors believe that there are little prospects for paying dividends for at least the next year.

CHANGES IN ACCOUNTING POLICIES SINCE THE LAST ANNUAL REPORT ARE DISCLOSED AS FOLLOWS. (DISCLOSE CHANGES IN THE HALF YEARLY REPORT IN ACCORDANCE WITH PARAGRAPH 15(C) OF AASB 1029: HALF-YEAR ACCOUNTS AND CONSOLIDATED ACCOUNTS. DISCLOSE CHANGES IN THE PRELIMINARY FINAL REPORT IN ACCORDANCE WITH AASB 1001:
ACCOUNTING POLICIES-DISCLOSURE.)

Nil.

ADDITIONAL DISCLOSURE FOR TRUSTS

 19.1 Number of units held by the management company or a related party    --
      of it..............................................................
 19.2 A statement of the fees and commissions payable to the management    --
      company............................................................
      Identify:
      . initial service charges..........................................
      . management fees..................................................
      . other fees.......................................................

ANNUAL MEETING
(PRELIMINARY FINAL REPORT ONLY)

The annual meeting will be held as follows:
Place...................................................................     --
Date....................................................................     --
Approximate date the annual report will be available....................     --

COMPLIANCE STATEMENT

1 This report has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Law or other standards acceptable to ASX (see note 13).

   Identify other standards used

2 This report, and the financial statements prepared under the Corporations Law (if separate), use the same accounting policies.

3 This report does give a true and fair view of the matters disclosed (see note 2).

4 This report is based on financial statements to which one of the following applies.

   (Tick one)

    The financial statements have          The financial statements have been
      been audited.                          subject to review.


   XThe financial statements are in        The financial statements have not
      the process of being audited           yet been audited or reviewed.
      or subject to review.

5 If the audit report or review by the auditor is not attached, details of any qualifications are attached/. (Half yearly report only--the audit report or review by the auditor must be attached to this report if this report is to satisfy the requirements of the Corporations Law.)

6   The entity has a formally constituted audit committee.

                      (Signed)                         11 August, 1998
   Sign here: _______________________________     Date: ___________________
              (Michael Hughes--Company Secretary)

                    Michael Hughes
   Print name: ______________________________

NOTES

1. FOR ANNOUNCEMENT TO THE MARKET The percentage changes referred to in this section are the percentage changes calculated by comparing the current period's figures with those for the previous corresponding period. Do not show percentage changes if the change is from profit to loss or loss to profit, but still show whether the change was up or down. If changes in accounting policies or procedures have had a material effect on reported figures, do not show either directional or percentage changes in profits. Explain the reason for the omissions in the note at the end of the announcement section.

2. TRUE AND FAIR VIEW If this report does not give a true and fair view of a matter (for example, because compliance with an Accounting Standard is required) the entity must attach a note providing additional information and explanations to give a true and fair view.

3.  CONSOLIDATED PROFIT AND LOSS ACCOUNT

   Item 1.1 The definition of "operating revenue" and an explanation of "sales revenue" (or its equivalent) and "other revenue" are set out in AASB 1004: Disclosure of Operating Revenue.

   Item 1.2 "Share of associates' "net profit (loss) attributable to members"' would form part of "other revenue" in AASB 1004 to the extent that a profit is to be reported. ASX has elected to require disclosure of a share of a loss in the same location for consistency of presentation.

   Item 1.4 "+operating profit (loss) before abnormal items and tax" is calculated before dealing with outside +equity interests and extraordinary items, but after deducting interest on borrowings, depreciation and amortisation.

   Item 1.7 This item refers to the total tax attributable to the amount shown in item 1.6. Tax includes income tax and capital gains tax (if any) but excludes taxes treated as operating expenses (eg, fringe benefits tax).

4. INCOME TAX If the amount provided for income tax in this report differs (or would differ but for compensatory items) by more than 15% from the amount of income tax prima facie payable on the profit before tax, the entity must explain in a note the major items responsible for the difference and their amounts.


5.  CONSOLIDATED BALANCE SHEET
    FORMAT the format of the consolidated balance sheet should be followed as closely as possible. However, additional items may be added if greater clarity of exposition will be achieved, provided the disclosure still meets the requirements of AASB 1029 and AASB 1034. Banking institutions, trusts and financial institutions identified in an ASC Class Order dated 2 September 1997 may substitute a clear liquidity ranking for the Current/Non-Current classification.


   BASIS OF REVALUATION If there has been a material revaluation of non-current assets (including investments) since the last annual report, the entity must describe the basis of revaluation adopted. The description must meet the requirements of paragraphs 9.1--9.4 of AASB 1010: Accounting for the Revaluation of Non-Current Assets. If the entity has adopted a procedure of regular revaluation, the basis for which has been disclosed and has not changed, no additional disclosure is required. Trusts should also note paragraph 10 of AASB 1029 and paragraph 11 of AASB 1030.

6. STATEMENT OF CASH FLOWS For definitions of "cash" and other terms used in this report see AASB 1026: Statement of Cash Flows. Entities should follow the form as closely as possible, but variations are permitted if the directors (in the case of a trust, the management company) believe that this presentation is inappropriate. However, the presentation adopted must meet the requirements of AASB 1026. +Mining exploration entities may use the form of cash flow statement in Appendix 5B.

7. NET TANGIBLE ASSET BACKING Net tangible assets are determined by deducting from total tangible assets all claims on those assets ranking ahead of the +ordinary securities (ie, all liabilities, preference shares, outside +equity interests etc). +Mining entities are not required to state a net tangible asset backing per +ordinary security.

8. GAIN AND LOSS OF CONTROL OVER ENTITIES The gain or loss must be disclosed if it has a material effect on the consolidated financial statements. Details must include the contribution for each gain or loss that increased or decreased the entity's consolidated +operating profit (loss) and extraordinary items after tax by more than 5% compared to the previous corresponding period.

9. ROUNDING OF FIGURES This report anticipates that the information required is given to the nearest $1,000. However, an entity may report exact figures, if the $A'000 headings are amended. If an entity qualifies under an ASC Class Order dated 9 July 1997, it may report to the nearest million dollars, or to the nearest $100,000, if the $A'000 headings are amended.

10. COMPARATIVE FIGURES Comparative figures are the unadjusted figures from the previous corresponding period. However, if there is a lack of comparability, a note explaining the position should be attached.

11. COMPARATIVE FIGURES WHEN EQUITY ACCOUNTED INFORMATION FIRST INCLUDED IN THE ACCOUNTS There will be a lack of comparability in the figures for the previous corresponding period when equity accounted information is first included if this information has a material effect on the consolidated accounts. If it does have a material effect, attach a note providing a better comparison by restating "Operating profit (loss) after tax attributable to members" (item 1.10) and "Investments in associates" (item 4.8) for the previous corresponding period to incorporate equity accounted information. In addition, as required by Note 1, no directional or percentage changes in profit are to be reported in the "For announcement to the market" section. Where the disclosures were not previously required in Appendix 4B, no comparatives need be shown.

12. ADDITIONAL INFORMATION An entity may disclose additional information about any matter, and must do so if the information is material to an understanding of the reports. The information may be an expansion of the material contained in this report, or contained in a note attached to the report. The requirement under the listing rules for an entity to complete this report does not prevent the entity issuing reports more frequently. Additional material lodged with the +ASC under the Corporations Law must also be given to ASX. For example, a directors' report and statement, if lodged with the +ASC, must be given to ASX.

13. ACCOUNTING STANDARDS ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if one) must be complied with.

14. CORPORATIONS LAW ACCOUNTS As at 1/7/96, this report may be able to be used by an entity required to comply with the Corporations Law as part of its half yearly financial statements if prepared in accordance with Australian Accounting Standards.

                                   APPENDIX B

                            FORM 8-K CURRENT REPORT
                              DATED JUNE 19, 1998
                                 (SECTION 12.3)

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) NOVEMBER 25, 1997

                                OZEMAIL LIMITED
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        AUSTRALIA                   0-28476                NOT APPLICABLE
                            (COMMISSION FILE NUMBER)
     (STATE OR OTHER                                        (IRS EMPLOYER
      JURISDICTION                                       IDENTIFICATION NO.)
    OF INCORPORATION)

    OZEMAIL CENTRE, 39 HERBERT STREET, ST. LEONARDS 2065, SYDNEY, AUSTRALIA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                      NONE
                                   (ZIP CODE)

Registrant's telephone number, including area code 011-61-2-391-0400

                                 NOT APPLICABLE

         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OF DISPOSITION OF ASSETS

  (a) On November 25, 1997, OzEmail Limited, an Australian corporation ("OzEmail"), purchased all of the outstanding ordinary shares of Access One Pty Limited, an Australian Corporation ("Access One"), together with certain related assets, from Solution 6 Holdings Limited, an Australian corporation ("Solution 6"), pursuant to an Agreement for Sale and Purchase of the Internet Business of Solution 6, by and between OzEmail and Solution 6.

  The consideration for the purchase consisted of a payment of five million Australian dollars (A$5,000,000 or US$3,500,000) and the issue of ten million (10,000,000) ordinary shares par value A$0.004 per share of OzEmail with a fair value at the time of issuance of A$15,740,000. Of such shares, 7,200,000 were issued on November 25, 1997, with the balance of 2,800,000 shares to be issued on satisfaction of determining a working capital adjustment representing the adjustment to the fair value of net assets acquired as determined in accordance with the terms of the agreement for the sale and purchase of the assets of Solution 6. The source of the cash consideration was working capital. The amount of consideration was determined by arms-length negotiation among the parties. A copy of such agreement is filed as Exhibit 7(c)(2.1) to this report and is incorporated herein by reference. The description of the agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the provisions of the definitive agreement, incorporated by reference as an exhibit hereto.

  (b) Access One is in the business of providing Internet service in Australia. OzEmail intends to continue these operations.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:

  The following financial statements and pro forma financial information are filed as a part of this report:

  (a) Financial Statements of Business Acquired. Access One Pty Limited (Exhibit 99.4). The financial statements of Access One filed as part of this report were prepared on the basis of historical accounting principles consistent with the view of management incumbent at such time, prior to the acquisition of Access One by OzEmail. With respect to the treatment of revenue received in advance on long-term contracts, OzEmail believes however, that certain amounts should be treated as deferred revenue in accordance with OzEmail accounting policies and generally accepted accounting principles. The U.S. GAAP reconciliations within the Access One accounts fully reflect the deferred revenue in accordance with U.S. generally accepted accounting principles.

    In connection with the acquisition of Access One by OzEmail, the purchase and sale agreement provided for a working capital adjustment to be determined within six months of the acquisition (i.e., May 25, 1997). Solution 6 Holdings Limited, the vendor of Access One, and OzEmail have yet to reach an agreement as to the working capital adjustment. The Company does not believe that this will have a material adverse effect on the Company's business, results of operations or financial position.

  (b)Pro Forma Financial Information. OzEmail Limited and Access One Pty Limited (Exhibit 99.5)

  (c)Exhibits. The following documents are filed as exhibits to this report:

    1. Exhibit 7(c)(2.1)--Agreement for Sale and Purchase of the Internet Business of Solution 6, dated November 8, 1997, by and between OzEmail and Solution 6 (Incorporated by reference to Exhibit 10.2 of OzEmail's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 1998).


    2. Exhibit 7(c)(99.1)--Press Release, dated November 10, 1997, issued by OzEmail announcing the signing of the Agreement for Sale and Purchase of the Internet Business of Solution 6 (Incorporated by reference to Exhibit 99.1 of OzEmail's Form 10-Q filed with the Securities and Exchange Commission on November 14, 1998).

    3. Exhibit 7(c)(99.2)--Press Release, dated November 10, 1997, announcing third quarter 1997 results and the acquisition of Access One (Incorporated by reference to Exhibit 99.2 of OzEmail's Form 10-Q filed with the Securities and Exchange Commission on November 14,
       1998).

    4. Exhibit 7(c)(99.3)--Press Release, dated November 25, 1997, announcing the completion of OzEmail's acquisition of Access One (Incorporated by reference to the exhibit attached to OzEmail's Form 6-K filed with the Securities and Exchange Commission on April 2,
       1998).

    5. Exhibit 99.4--Financial Statements of Business Acquired. Access One Pty Limited

    6. Exhibit 99.5--Pro Forma Financial Information. OzEmail Limited and Access One Pty Limited

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


                                          OzEmail Limited
                                          (Registrant)

Date: June 19, 1998                                  /s/ Trevor Kennedy
                                          By: _________________________________
                                                    NAME: TREVOR KENNEDY
                                                      TITLE: DIRECTOR

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

                            PROFIT AND LOSS ACCOUNT
                        FOR THE YEAR ENDED 30 JUNE 1997

                                                                    11 MONTH
                                                     YEAR ENDED   PERIOD ENDED
                                                    30 JUNE 1996  30 JUNE 1996
                                               NOTE      $             $
                                               ---- ------------  ------------
Operating revenue.............................   2   21,257,387     7,416,356
                                                    ===========    ==========
Operating loss................................   2  (10,961,163)   (3,899,233)
                                                    ===========    ==========
Income tax attributable to operating loss.....   3          --            --
                                                    ===========    ==========
Operating loss after income tax...............      (10,961,163)   (3,899,233)
(Accumulated losses) at beginning of the
 financial year...............................       (3,899,233)          --
                                                    ===========    ==========
(Accumulated losses) at the end of the
 financial year...............................      (14,860,396)   (3,899,233)



         The accompanying notes form part of these financial statements

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

                                 BALANCE SHEET
                               AS AT 30 JUNE 1997

                                                      30 JUNE 1997  30 JUNE 1996
                                                 NOTE      $             $
                                                 ---- ------------  ------------
  Cash..........................................          252,259        20,787
  Receivables...................................   4    2,538,334     2,656,295
  Inventories...................................   5      116,856       332,052
  Other.........................................   6      141,658       143,014
                                                      -----------    ----------
    TOTAL CURRENT ASSETS........................        3,049,107     3,152,148
                                                      -----------    ----------
NON-CURRENT ASSETS
  Plant and equipment...........................   7    2,079,599     1,804,826
  Intangibles...................................   8    2,166,899     2,422,199
  Other.........................................   9          --        530,134
                                                      -----------    ----------
    TOTAL NON-CURRENT ASSETS....................        4,246,498     4,757,159
                                                      -----------    ----------
    TOTAL ASSETS................................        7,295,605     7,909,307
                                                      -----------    ----------
CURRENT LIABILITIES
  Accounts payable..............................  10    5,694,263     3,139,817
  Borrowings....................................  11   16,041,615     8,220,323
  Provisions....................................  12      258,726       225,513
                                                      -----------    ----------
    TOTAL CURRENT LIABILITIES...................       21,994,604    11,585,653
                                                      -----------    ----------
NON-CURRENT LIABILITIES
  Borrowings....................................  13       52,568       104,890
  Provisions....................................  14      108,827       117,995
                                                      -----------    ----------
    TOTAL NON-CURRENT LIABILITIES...............          161,395       222,885
    TOTAL LIABILITIES...........................       22,155,999    11,808,538
                                                      -----------    ----------
NET ASSETS......................................      (14,860,394)   (3,899,231)
                                                      ===========    ==========
SHAREHOLDERS' EQUITY
  Share capital.................................  16            2             2
  Accumulated losses............................      (14,860,396)   (3,899,233)
                                                      -----------    ----------
    TOTAL SHAREHOLDERS' EQUITY..................      (14,860,394)   (3,899,231)
                                                      ===========    ==========


         The accompanying notes form part of these financial statements

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

                            STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED 30 JUNE 1997

                                                        30 JUNE    30 JUNE 1996
                                                 NOTE   1997 $          $
                                                 ---- -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Receipts from customers.......................       21,526,468    4,647,079
  Interest received--other parties..............              --         1,638
  Other receipts................................              --         5,615
  Interest and other costs of finance paid--
   related entities.............................       (1,520,649)    (440,923)
  Interest and other costs of finance paid--
   other parties................................           (8,623)     (42,348)
  Management fees paid..........................       (1,373,245)  (1,516,091)
  Payments to suppliers and employees...........      (25,411,363)  (6,702,430)
                                                      -----------   ----------
NET CASH FLOW FROM OPERATING ACTIVITIES.........  15   (6,787,412)  (4,047,460)
                                                      ===========   ==========
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of plant and equipment............         (771,549)  (1,164,534)
  Proceeds from sale of plant and equipment.....           18,500       15,500
  Cash paid for purchase of Access One
   business.....................................              --    (2,551,769)
                                                      -----------   ----------
NET CASH FLOW FROM INVESTING ACTIVITIES.........         (753,049)  (3,700,803)
                                                      ===========   ==========
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash proceeds from issue of shares--shares
   issued on incorporation......................              --             2
  Borrowings from related entities..............        6,165,979    7,975,590
  Borrowings from ultimate controlling entity...        1,661,166      198,433
  Finance Lease Principal.......................           (6,091)     (22,460)
  Hire Purchase Principal.......................          (52,084)    (374,352)
                                                      -----------   ----------
NET CASH FLOW FROM FINANCING ACTIVITIES.........        7,768,970    7,777,213
NET INCREASE/(DECREASE) IN CASH HELD............          228,509       28,950
Add opening cash brought forward................           28,950          --
CLOSING CASH CARRIED FORWARD....................  15      257,459       28,950


         The accompanying notes form part of these financial statements

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

         NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

  The financial statements have been prepared in accordance with the historical cost convention. Cost in relation to assets represents the cash amount paid or the fair value of the asset given in exchange. These general purpose financial statements have been made out in accordance with the requirements of the Corporations Law and applicable accounting standards and in accordance with other mandatory professional reporting requirements.

  The accounting policies adopted were applied consistently throughout the financial year.

CASH

  For the purposes of the Statement of Cash Flows, cash includes cash on hand and in banks, and money market, investments readily convertible to cash within two working days net of outstanding bank overdrafts.

INCOME TAX

  Tax effect accounting is applied using the liability method whereby income tax is regarded as an expense, and is calculated on the accounting profit after allowing for permanent differences. To the extent timing differences occur between the time items are recognised in the accounts and when items are taken into account in determining taxable income, the net related taxation benefit or liability, calculated at current rates, is disclosed as a future income tax benefit or a provision for deferred income tax. The net future income tax benefit relating to tax losses and timing differences is not carried forward as an asset unless the benefit is virtually certain of being realised.

PLANT AND EQUIPMENT

  Plant and equipment are carried at cost. Any gain or loss on the disposal of assets is determined as the difference between the carrying value of the asset at the time of disposal and the proceeds from disposal, and is included in the results of the company in the year of disposal.

  Depreciation is provided on a straight line basis on all plant and equipment, at rates calculated to allocate the cost of valuation less estimated residual value at the end of the useful lives of the assets against revenue over those estimated useful lives.

MAJOR DEPRECIATION PERIODS ARE: PLANT AND EQUIPMENT--3 TO 5 YEARS.

RECOVERABLE AMOUNT

  Non-current assets are not revalued at an amount above their recoverable amount and, where carrying values exceed this recoverable amount, assets are written down. In determining this recoverable amount, the expected net cash flows have not been discounted to their present value using a market determined risk adjusted discount rate.

RESEARCH AND DEVELOPMENT

  Research and development costs are charged as incurred, except where future benefits are expected, beyond any reasonable doubt, to exceed those costs. Where research and development costs are deferred, they are amortised over future periods on a basis related to expected future benefits.

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED) INVENTORIES

  Inventories are valued at the lower of cost and net realisable value.

  Costs incurred in bringing each product to its present location and condition are accounted for as follows:

  Acquisition costs are calculated on a first-in first-out basis.

LEASES

  Finance leases, which effectively transfer to the economic entity substantially all of the risks and benefits incidental to ownership of the leased item, are capitalised at the present value of the minimum lease payments, disclosed as leased plant and equipment, and amortised over the period the economic entity is expected to benefit from the use of the leased assets.

  Operating lease payments, where the lessor effectively retains substantially all of the risks and benefits of ownership of the leased items, are included in the determination of the operating profit in equal instalments over the lease term.

  The cost of improvements to or on leasehold property is capitalised and disclosed as leasehold improvements.

EMPLOYEE ENTITLEMENTS

  Provision is made for employee entitlement benefits accumulated as a result of employees rendering services up to the reporting date. These benefits include wages and salaries, annual leave and a long service leave. Liabilities arising in respect of wages and salaries, annual leave and any other entitlements expected to be settled within twelve months of the reporting date are measured at their nominal amounts. All other employee entitlement liabilities are measured at the present value of the estimated future cash outflows to be made in respect of services provided by employees up to the reporting date. In determining the present value of future cash outflows, the interest rates attaching to government guaranteed securities which have terms to maturity approximating the terms of the related liability are used.

  Employee entitlement expenses and revenues arising in respect of the following categories:

  --wages and salaries, non-monetary benefits, annual leave, long service leave, sick leave and other leave entitlements; and

  --other types of employee entitlements

are charged against profits on a net basis in their respective categories.

  The contributions made to superannuation funds are charged against profits when due.

GOODWILL

  Goodwill represents the purchase consideration over the fair value of identifiable net assets acquired at the time of acquisition of a business or shares in a controlled entity. Goodwill is amortised by the straight line method over the period during which the benefits are expected to be received. This is taken as being 10 years.

GOING CONCERN

  The accounts have been prepared on a going concern basis which contemplates the continuity of the economic entity's business activities and the realisation of assets and the payment of liabilities in the normal course of business.

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED)

  Access One Pty Ltd has experienced significant losses and negative cash flows in the current year and as at 30 June 1997, the current liabilities exceed current assets by $18,945,497.

  The financial statements have been prepared on a going concern basis as the ultimate holding company, Solution 6 Holdings Limited, has indicated that it will provide support to the company to ensure it can pay its debts as and when they fall due.

  The ability of Solution 6 Holdings Limited to provide continuing financial support to Access One Pty Ltd will be determined by those matters which have been disclosed in the financial statements of Solution 6 Holdings Limited at 30 June 1997 which are as follows:

  The directors of Solution 6 Holdings Limited believe that the Solution 6 group will not incur operating losses for the 1998 financial year and will be able to meet its commitments as and when they fall due, and it is therefore appropriate to prepare the financial statements on a going concern basis.

  . A $7 million financing facility was obtained on 1 July 1997 from Integral Business Finance Pty Limited. This facility is secured by trade receivables and the value of real property owned by the group, the term of this facility is nine months. The proceeds of this facility have been used to repay the bank borrowings that existed at 30 June 1997.

  . A financing facility for at least $1 million has been offered by M.J. Capital Corporation on appropriate commercial terms.

  . Opportunities to raise further debt and/or equity capital are being actively pursued by the Board.

  . The sale of certain real property assets is currently being negotiated. These sales are expected to be finalised in the first half of the 1998 financial year and to realise at least the recorded amount.

  . The sale of operations considered to be non-core is being contemplated by the Board.

  . A review of all operating costs and infrastructure has been commenced with a view to reducing overall levels of expenditure.

  . The operations of Access One Pty Ltd have been restructured and the directors anticipate that this will lead to a turnaround in that entity's operations and improved cash outflows during the coming financial year.

  . The business of CABS has recently been acquired and the directors anticipate that this will generate significant profitable revenue during the 1998 financial year.

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED)
  As noted in these amounts, the appropriateness of the going concern basis for the preparation of the accounts depends upon the successful outcome of some or all of the above initiatives which, as they relate to future events, must be viewed conservatively.

2. OPERATING LOSS

                                                           1997       1996
                                                            $           $
                                                        ----------  ---------
Depreciation of plant and equipment....................    482,008    145,272
Amortisation of goodwill...............................    255,300    130,770
Bad and doubtful debts--trade debtors..................    424,135     39,755
Interest--related entities.............................  1,520,649    440,923
Interest--other corporations...........................      8,623     42,348
Loss on sale of non-current assets.....................        --      27,247
Rentals--operating leases..............................    471,100    103,492
Provisions for employee entitlements--current..........     33,213    107,274
Provisions for employee entitlements--non-current......     (9,168)    39,755
Provision for diminution in inventory..................    250,000        --
Research and development costs.........................  2,063,555    266,786
Foreign exchange (gain)................................        --         165
Management fees--related entities......................  1,373,245  1,516,091
Profit on sale of non-current assets...................     (3,732)   (17,704)
Interest--other corporations...........................        --      (1,638)
Included in the operating loss are the following items
 of operating revenue:
Sales revenue.......................................... 21,238,887  7,393,603
Interest--other corporations...........................        --       1,638
Proceeds from sale of non-current assets...............     18,500     15,500
Other..................................................        --       5,615
                                                        ----------  ---------
OPERATING REVENUE...................................... 21,257,387  7,416,356
                                                        ==========  =========

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED)
3. INCOME TAX

  The prima facie income tax using applicable tax rates differs from the income tax provided in the accounts as follows:

                                                            1997        1996
                                                             $           $
                                                         ----------  ----------
Prima facie tax on operating loss......................  (3,946,019) (1,403,724)
Amortisation of goodwill...............................      91,908      47,077
Other non-deductible items.............................      29,067         --
Tax effect of timing differences not tax effected:
  --Employee entitlements (non-current)................      (3,300)     42,478
  --Employee entitlements (current)....................      11,957      81,185
  --Provision for doubtful debts.......................      28,830      36,000
  --Unearned maintenance...............................     137,820      98,546
  --Deferred research and development written
   off/(capitalised)...................................     190,848    (190,848)
  --Provision for diminution in inventory..............      28,687         --
  --Prepayments........................................         488         --
  --Other Employment provisions........................      88,920         --
Tax effect of tax losses not recognised................   3,221,398     975,811
Tax effect of tax losses utilised by related entities..     119,396     313,475

  This future income tax benefit will only be obtained if:

  (a) future assessable income is derived of a nature and of an amount sufficient to enable the benefit to be realised;

  (b) the conditions of deductibility imposed by tax legislation continue to be complied with; and

  (c) no changes in tax legislation adversely affect the economic entity in realising the benefit.

4. RECEIVABLES (CURRENT)

                                                           1997       1996
                                                             $          $
                                                         ---------  ---------
Trade Debtors........................................... 2,458,943  2,746,524
Provision for doubtful debts............................  (180,085)  (100,000)
                                                         ---------  ---------
                                                         2,278,858  2,646,524
Money on deposit........................................     5,200      8,163
Other debtors...........................................   254,276      1,608
                                                         ---------  ---------
TOTAL RECEIVABLES (CURRENT)............................. 2,538,334  2,656,295
                                                         =========  =========
Movement in provision for doubtful debts:
Balance at beginning of year............................   100,000        --
Provision balance recognised on acquisition of internet
 business...............................................       --     100,000
Bad debts written off...................................   (47,915)       --
Bad and doubtful debts provided for during the year.....   128,000        --
                                                         ---------  ---------
BALANCE AT END OF YEAR..................................   180,085    100,000
                                                         =========  =========

5. INVENTORIES (CURRENT)

Finished goods at cost..................................   336,528    472,039
Provision for diminution in value.......................  (219,672)  (139,987)
                                                         ---------  ---------
Total inventories at lower of cost and net realisable
 value..................................................   116,856    332,052
                                                         =========  =========

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED)
6. OTHER CURRENT ASSETS

                                                           1997         1996
                                                             $           $
                                                        -----------  ----------
Prepayments............................................     141,658     143,014
                                                        -----------  ----------
                                                            141,658     143,014
                                                        ===========  ==========

7. PLANT AND EQUIPMENT

Fixtures and fittings--at cost.........................     175,558      40,235
Accumulated depreciation...............................     (28,841)        --
                                                        -----------  ----------
                                                            146,717      40,235
                                                        ===========  ==========
Plant and equipment at cost............................   2,527,357   1,903,050
Accumulated depreciation...............................    (616,670)   (168,713)
                                                        -----------  ----------
                                                          1,910,687   1,734,337
                                                        ===========  ==========
Plant and equipment under lease:
At cost................................................      38,312      38,312
Accumulated amortisation...............................     (16,117)     (8,058)
                                                        -----------  ----------
                                                             22,195      30,254
                                                        ===========  ==========
Total plant and equipment:
At cost................................................   2,741,227   1,981,597
Accumulated depreciation and amortisation..............    (661,628)   (176,771)
                                                        -----------  ----------
                                                          2,079,599   1,804,826
                                                        ===========  ==========

8. INTANGIBLES

Goodwill...............................................   2,552,969   2,552,969
Provision for amortisation.............................    (386,070)   (130,770)
                                                        -----------  ----------
                                                          2,166,899   2,422,199
                                                        ===========  ==========

9. OTHER NON-CURRENT ASSETS

Deferred research and development......................         --      530,134
                                                        -----------  ----------
                                                                --      530,134
                                                        ===========  ==========
Movements in deferred research and development:
Balance at beginning of year...........................     530,134         --
Deferral...............................................   1,533,421     769,920
Amortisation...........................................  (2,063,555)   (266,786)
                                                        -----------  ----------
BALANCE AT END OF YEAR.................................         --      530,134
                                                        ===========  ==========

10. ACCOUNTS PAYABLE (CURRENT)

Trade creditors........................................   4,399,908   2,171,201
Other creditors and accruals...........................     911,523     694,878
Unearned maintenance income............................     382,832     273,738
                                                        -----------  ----------
                                                          5,694,263   3,139,817
                                                        ===========  ==========

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED)

11. BORROWINGS (CURRENT)

                                                           1997         1996
                                                             $           $
                                                        -----------  ----------
Related parties.......................................   14,141,569   7,975,590
Ultimate controlling entity...........................    1,859,599     198,433
Hire purchase liability (note 18).....................       35,986      38,923
Lease liability (note 17).............................        4,461       7,377
                                                        -----------  ----------
                                                         16,041,615   8,220,323
                                                        ===========  ==========

12. PROVISIONS (CURRENT)

Employee entitlements.................................      258,726     225,513
                                                        -----------  ----------
                                                            258,726     225,513
                                                        ===========  ==========

13. BORROWINGS (NON-CURRENT)

Hire purchase liability (note 18).....................       48,196      97,343
Lease Liability (note 17).............................        4,372       7,547
                                                        -----------  ----------
                                                             52,568     104,890
                                                        ===========  ==========

14. PROVISIONS (NON-CURRENT)

Employee entitlements.................................      108,827     117,995
                                                        -----------  ----------
                                                            108,827     117,995
                                                        ===========  ==========

15. STATEMENT OF CASH FLOWS

(a)Reconciliation of cash--
  Cash at bank and on hand............................      252,259      20,787
  Cash on deposit.....................................        5,200       8,163
                                                        -----------  ----------
CLOSING CASH BALANCE..................................      257,459      28,950
                                                        ===========  ==========
(b)Reconciliation of the operating (loss) after tax to
      the net cash flow from operations--Operating
      (loss) after tax................................  (10,961,163) (3,899,233)
  Depreciation: Plant and equipment...................      482,008     145,272
  Amortisation: Goodwill..............................      255,300     130,770
  Writedown of deferred research and development......      530,134         --
  Proceeds from the sale of non-current assets........      (18,500)    (15,500)
  Book value of non-current assets sold...............       14,768      25,043
  Changes in assets and liabilities:
     Provision for doubtful debts.....................      128,000     100,000
     Provision for employee entitlements--current.....       33,213     107,274
     Provision for employee entitlements--non-
      current.........................................       (9,168)     39,755
     Provision for diminution in value of
      inventories.....................................      250,000         --
     Trade debtors....................................      239,666  (2,528,362)
     Other debtors....................................     (252,668)      1,621
     Inventories......................................      (34,804)     (4,172)
     Inventory provision..............................          --     (100,000)
     Prepayments......................................        1,356    (106,881)
     Research and development.........................          --     (503,844)
     Goodwill.........................................          --       52,080
     Trade creditors..................................    2,228,707   1,623,303
     Other creditors and accruals.....................      216,645     612,379
     Unearned maintenance.............................      109,094     273,035
                                                        -----------  ----------
NET CASH FROM OPERATING ACTIVITIES....................   (6,787,412) (4,047,460)
                                                        ===========  ==========

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED)

16. SHARE CAPITAL

                                                        1997       1996
                                                          $          $
                                                      ---------  ---------
Authorised 1,000,000 ordinary shares of $1.00 each... 1,000,000  1,000,000
                                                      =========  =========
Issued and paid up 2 ordinary shares of $1.00 each
 fully paid..........................................         2          2
                                                      =========  =========

17. LEASING EXPENDITURE COMMITMENTS

(a)FINANCE LEASE COMMITMENTS PAYABLE--
  Not later than 1 year..............................     5,260      8,716
  Later than 1 year but not later than 2 years.......     4,574      3,959
  Later than 2 years and not later than 5 years......       --       4,575
                                                      =========  =========
  Minimum lease payments.............................     9,834     17,250
  Less future finance charges........................    (1,001)    (2,326)
                                                      =========  =========
     TOTAL LEASE LIABILITY...........................     8,833     14,924
                                                      =========  =========
  Current Liability (Note 11)........................     4,461      7,377
  Non-current liability (Note 13)....................     4,372      7,547
                                                      =========  =========
                                                          8,833     14,924
                                                      =========  =========
(b)OPERATING LEASE COMMITMENTS PAYABLE--
  Not later than 1 year..............................   148,963    113,320
  Later than 1 year but not later than 2 years.......    76,259    118,320
  Later than 2 years and not later than 5 years......    21,887     51,520
                                                      ---------  ---------
                                                        247,109    283,160
                                                      =========  =========

18. HIRE PURCHASE EXPENDITURE COMMITMENTS

  Payable:
  Not later than 1 year..............................    42,818     52,447
  Later than 1 year but not later than 2 years.......    38,442     52,447
  Later than 2 years and not later than 5 years......    12,882     68,305
                                                      =========  =========
  Minimum hire purchase payments.....................    94,142    173,199
  Less future finance charges........................    (9,960)   (36,933)
                                                      =========  =========
     TOTAL HIRE PURCHASE LIABILITY...................    84,182    136,266
                                                      =========  =========
  Current Liability (Note 10)........................    36,986     38,923
  Non-Current Liability (Note 13)....................    48,196     97,343
                                                      ---------  ---------
                                                         84,182    136,266
                                                      =========  =========

19. FRANKING ACCOUNT

The amount of unappropriated profits and reserves
 that could be distributed out of existing franking
 credits or out of franking credits arising from the
 payment of income tax in the forthcoming period.....       NIL        NIL
                                                      =========  =========  ===

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED)

20. REMUNERATION OF DIRECTORS

                                                              1997     1996
                                                            --------- -------
                                                                $        $
Directors' remuneration:
Income paid, payable or otherwise made available by the
 company and any related bodies corporate or entities
 controlled by the ultimate controlling entity............. 1,201,035 388,108
                                                            ========= =======

  The number of directors of the company whose remuneration falls within the following bands:

                       $                           1997                                   1996
               -----------------                   ----                                   ----
                     0 -     999                    --                                       2
                60,000 -  69,999                    --                                       1
               110,000 - 119,999                      1                                    --
               120,000 - 129,999                    --                                       1
               180,000 - 189,999                      1                                    --
               200,000 - 209,999                    --                                       1
               260,000 - 269,999                      1                                    --
               630,000 - 639,999                      1                                    --

21. SEGMENT INFORMATION

  The company operates in the internet service industry and in the geographic segment of Australia.

22. RELATED PARTY DISCLOSURES

(a)The Directors of Access One Pty Ltd during the financial year were:

   B.M. Redden (appointed 24. 3.97)
   T.J. Ashman (resigned 4. 4.97)
   D.D. Stewart (resigned 21. 3.97)
   C.S. Tyler (appointed 24. 3.97)

(b) The following related party transactions occurred during the financial year:

   (i) Borrowings from Solution 6 Holdings Limited (ultimate controlling entity) during the year of $1,661,166 (1996--$198,433).

     Borrowings from Solution 6 Pty Ltd (related entity) during the year of $6,146,900 (1996--$7,951,609).

     Borrowings from ISIS International Limited (related entity) of $19,079 (1996--$23,981).

     At 30 June 1997 the balance of outstanding loans were:

                                                               1997      1996
                                                            ---------- ---------
                                                                $          $
      Solution 6 Holdings Limited..........................  1,859,599   198,433
      Solution 6 Pty Ltd................................... 14,098,509 7,951,609
      ISIS International Limited...........................     43,060    23,981

     The terms of these borrowings were:

     Solution 6 Holdings Limited--interest free loan payable at call;

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED)

     Solution 6 Pty Ltd--interest loan payable at call;

     ISIS International Limited--interest free trading account payable at call.

   (ii) During the year, management fees of $1,373,245 (1996--$1,516,091) and interest of $1,520,649 (1996--$440,923) were charged by Solution 6 Pty Ltd.

   (iii) Tax losses of $331,657 (1996--$870,763) were transferred to the following related companies at Nil consideration:

                                     1997       1997        1996       1996
                                  TAX LOSSES TAX BENEFIT TAX LOSSES TAX BENEFIT
                                  ---------- ----------- ---------- -----------
                                      $           $          $           $
      Solution 6 Pty Ltd........   131,109      47,199        --
      Solution 6 Holdings
       Limited..................       --          --     758,759     273,153
      Direct Connect Teleservice
       Pty Ltd..................   200,548      72,197    112,184      40,387
                                   -------     -------    -------     -------
                                   331,657     119,396    870,943     313,540
                                   =======     =======    =======     =======

   (c) Solution 6 Holdings Limited is the ultimate controlling entity.

23. AUDITORS' REMUNERATION

  Fees in relation to this company are borne by the chief entity as follows:

                                                                    1997   1996
                                                                   ------ ------
                                                                     $      $
Auditing accounts................................................. 36,000 36,038
Other services....................................................    --     --
                                                                   ------ ------
                                                                   36,000 36,038
                                                                   ====== ======

24. SUBSEQUENT EVENTS

  On 1 July 1997, Solution 6 Holdings Limited, the ultimate controlling entity, executed a loan agreement with Integral Business Finance Pty Ltd to provide a facility to borrow $7 million. That facility is supported by a specific and floating charge over the assets of Access One Pty Ltd and other Solution 6 Holdings Limited group entities.

  On 6 November 1997, the company concluded a settlement of its dispute with the vendor of the internet business over the royalty calculation method and the claims of related parties of the vendor for wrongful dismissal. An amount of $1,300,000 has been agreed to be paid in full and final settlement of any past or current disputes via 18 equal instalments over the next 18 months from 6 November 1997. Solution 6 Holdings Limited has issued promissory notes which fall due on the dates the instalments are to be paid to Labtam Pty Ltd in settlement of the amount owed.

  On 9 November 1997, Solution 6 Holdings Limited, the ultimate holding company, entered into a conditional agreement for the sale of its internet business and its shares in Access One Pty Ltd. its shares in Access One Pty Ltd.

25. RECONCILIATION TO US GAAP

  Australian GAAP varies in certain respects from generally accepted accounting principles in the United States (US GAAP). Application of US GAAP would have affected shareholders' equity as at 30 June 1997 and

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED) 1996 and net income (loss) for each of the year ended 30 June 1997 and the 11 months ended 30 June 1996 to the extent quantified below. A description of the material differences between Australian GAAP, as followed by Access One Pty Ltd (the Company), and US GAAP are as follows:

(A) REVENUE RECOGNITION/DEFERRED REVENUE

  The Company's revenues are derived primarily from quarterly and annual usage fees and hourly connect and monthly user charges for access to the Internet. Prior to 25 November 1997, the Company recognised revenue upon invoicing for annual contracts. Prior to 30 June 1996 the Company recognised revenue upon invoicing for quarterly contracts.

  US GAAP requires that revenue for internet usage be recognised over the term of the usage period. Revenue recognition in accordance with US GAAP would result in an increase in deferred revenue for the year ended 30 June 1997 and eleven months ended 30 June 1996 of $137,626 and $728,794, respectively.

(B) PRODUCT DEVELOPMENT COSTS

  The Company capitalised product development costs with an expected recoverable value equal to or greater than costs during the year ended 30 June 1996. The recoverability of the deferred costs was reassessed during the year ended 30 June 1997. The recoverable value of the costs at 30 June 1997 was assessed to be zero.

  US GAAP requires that all research and development costs be expensed when incurred except in very limited circumstances. The deferred research and development costs in Note 9 consist principally of salaries and certain other expenses directly related to development and modification of software product capitalised in accordance with the provisions of US Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Capitalisation begins when technological feasibility has been established and ends when the product is available for license to customers. Capitalised costs are amortised on a straight line basis over the estimated product life, or on the ratio of current revenues to total project revenues, whichever is greater.

  The product development costs capitalised for Australian generally accepted accounting principles did not meet the requirements of SFAS 86. This difference from US GAAP is include in the reconciliation of net income (loss) and shareholder's equity below.

(C) CASH

  The definition of cash included in Note 1 Summary of Significant Accounting Policy, describes cash as "cash on hand and in banks, and money market investments readily convertible to cash within 2 working days net of outstanding bank overdrafts" for the purposes of the Statement of Cash Flows. The inclusion of overdrafts in the definition of cash is not consistent with US GAAP, however as the company did not have an overdraft, no adjustment is required in the reconciliation to US GAAP.

                     ACCESS ONE PTY LTD A.C.N. 070 546 977

   NOTES TO AND FORMING PART OF THE ACCOUNTS AS AT 30 JUNE 1997--(CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) AND SHAREHOLDERS' EQUITY TO US GAAP

  The following is a reconciliation of the significant adjustments necessary to reconcile net income (loss) and shareholders' equity in accordance with US GAAP to the amounts determined under Australian GAAP for the year ended 30 June 1997 and the 11 months ended 30 June 1996.

                                                       YEAR ENDED 30 JUNE
                                                    -------------------------
                                                        1997         1996
                                                    ------------  -----------
Net loss as reported in the profit and loss
 statements according to Australian GAAP........... $(10,961,163) $(3,899,233)
Adjustments to accord with US GAAP:
  Deferred Revenue (a).............................     (137,626)    (728,794)
  Product Development Costs (b)....................      530,134     (530,134)
                                                    ------------  -----------
Net loss according to US GAAP...................... $(10,568,655) $(5,158,161)
                                                    ============  ===========
                                                           AT 30 JUNE
                                                    -------------------------
                                                        1997         1996
                                                    ------------  -----------
Shareholder's equity as reported in the profit and
 loss statements according to Australian GAAP...... $(14,860,396) $(3,899,233)
Cumulative adjustments required to accord with US
 GAAP
  Deferred Revenue (a).............................     (866,420)    (728,794)
  Product Development Costs (b)....................            0     (530,134)
                                                    ------------  -----------
Shareholder's equity according to US GAAP.......... $(15,726,816) $(5,158,161)
                                                    ============  ===========

26. RESTATEMENT OF 1996 FINANCIAL STATEMENTS

  The financial statements of Access One Pty Ltd dated 11 February 1997 were qualified for the 11 months ended 30 June 1996.

  The qualification was in respect of the company not amortising goodwill on the acquisition of the Access One business. Based on a cost of $2,522,969 and an estimated useful life of 10 years, the amortisation charged for the 11 months ended 30 June 1996 should have been $130,770.

  The amount of $130,770 was subsequently expensed as amortisation of goodwill in the financial statements for the year ended 30 June 1997, dated 14 November 1997.

  The results of Access One Pty Ltd have been restated in this report to recognise the amortisation of goodwill of $130,770 for the 11 months ended 30 June 1996.

  The impact of this restatement is as follows:

   (a) increase the loss for the 11 months ended 30 June 1996 by $130,770 to $3,899,233;

   (b) decrease the loss for the year ended 30 June 1997 by $130,770 to $10,961,163;

   (c) decrease the amount recorded for goodwill in Note 8 by $130,770 to $2,422,199 as at 30 June 1996.

                        REPORT OF INDEPENDENT AUDITORS

              TO THE BOARD OF DIRECTORS OF ACCESS ONE PTY LIMITED

  We have audited the accompanying balance sheet of Access One Pty Limited as of June 30, 1996 and June 30, 1997, and the related statements of profit and loss and cash flows for the year ended June 30, 1997 and the 11 months ended 30 June 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Access One Pty Limited at June 30, 1996 and 1997 and the results of their operations and their cash flows for the 11 months ended June 30, 1996 and the year ended 1997 in conformity with Australian Accounting Standards.

  Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. The application of the generally accepted accounting principles in the United States would have affected the determination of consolidated operating loss for the 11 months ended June 30, 1996 and the year ended 1997 and the determination of the shareholders' equity at June 30, 1996 and 1997 to the extent summarised in Note 25 to the financial statements.

  The accompanying financial statements have been prepared assuming that Access One Pty Limited will continue as a going concern. As more fully described in Note 1, Access One has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result form the outcome of this uncertainty.

                                          Ernst & Young
                                          Chartered Accountants

Sydney, Australia
November 21, 1997, except for Notes 25 and 26 for which the date is June 5, 1998.

                   PRO FORMA CONDENSED FINANCIAL INFORMATION

  The following unaudited pro forma financial information gives effect to the acquisition by OzEmail Limited (the Company) of Access One Pty Ltd (Access
One) in a transaction to be accounted for using the purchase method of accounting in accordance with APB Opinion No. 16 (the Acquisition). The unaudited pro forma information presents, on a U.S. GAAP basis, condensed pro forma financial information of the Company for the periods ended as of the dates indicated. The unaudited pro forma condensed statement of operations data is based on the historical financial statements of the Company and Access One and give effect to the transaction as if they had occurred on January 1, 1996 for the year ended December 31, 1996 and for the nine months ended September 30, 1997. The unaudited pro forma condensed balance sheet information is based on the individual balances sheets of the Company and Access One and gives effect to the transaction as if it occurred on September 30, 1997.

  The pro forma condensed financial information set forth below reflects pro forma adjustments that are based on available information and certain assumptions that the Company believes are reasonable. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at the time of the transaction. Any changes to adjustments included in the unaudited pro forma condensed financial information, arising as a result of additional information becoming available are expected to be immaterial. The Company's consideration is subject to a working capital adjustment representing the adjustment to the fair value of net assets acquired as further detailed in Note (b) to the pro forma financial information. The goodwill as calculated as if the transaction occurred on September 30, 1997 does not include the operating losses which occurred for the period from September 30, 1997 through to the acquisition date of November 25, 1997 of approximately A$3,531,000. The Company does not expect, other than the matter discussed herein, significant adjustments to the purchase price. Accordingly, actual amounts will differ from those in the unaudited pro forma condensed financial information. The Company expects to finalize the working capital adjustment prior to December 31, 1998.

  The unaudited pro forma condensed financial information is not necessarily an indication of the results that would have been achieved had such transaction been consummated as of the dates indicated or that may be achieved in the future. The unaudited pro forma financial information should be read in conjunction with the historical financial statements and notes thereto of the Company and Access One.

                       PRO FORMA CONDENSED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                     HISTORICAL           PRO FORMA
                                 ------------------- -------------------------
                                 OZEMAIL  ACCESS ONE ADJUSTMENTS      COMBINED
                                 -------  ---------- -----------      --------
ASSETS:
Cash and cash equivalents....... 55,343      1,170      (5,000)(a)     51,513
Accounts Receivable.............  6,203      2,121                      8,324
Other...........................  1,498        595       3,235 (b)      5,328
                                 ------    -------     -------        -------
TOTAL CURRENT ASSETS............ 63,044      3,886      (1,765)        65,165
Property and equipment, net..... 21,918      1,906         --          23,824
Goodwill........................     88      2,103      15,396 (c)     17,587
Other...........................  3,105        262         --           3,367
                                 ------    -------     -------        -------
TOTAL ASSETS.................... 88,155      8,157      13,631        109,943
                                 ======    =======     =======        =======
LIABILITIES
Accounts payable and accrued
 expenses....................... 12,583      4,912      (1,500)(b)     15,995
Other current liabilities....... 25,853      1,065       5,978 (a)(b)  32,896
                                 ------    -------     -------        -------
TOTAL CURRENT LIABILITIES....... 38,436      5,977       4,478         48,891
Long term debt..................  4,120     17,560     (17,560)(b)      4,120
                                 ------    -------     -------        -------
Related party debt
TOTAL LIABILITIES............... 42,556     23,537     (13,082)        53,011
                                 ------    -------     -------        -------
SHAREHOLDERS' EQUITY
Capital stock...................    415          2          27 (a)(c)     444
Additional paid in capital...... 53,331        --       11,304 (a)(c)  64,635
Retained earnings/(accumulated
 deficit)....................... (8,151)   (15,382)     15,382 (c)     (8,151)
Reserves........................      4        --          --               4
                                 ------    -------     -------        -------
TOTAL SHAREHOLDERS' EQUITY...... 45,599    (15,380)     26,713         56,932
                                 ------    -------     -------        -------
TOTAL LIABILITY AND
 SHAREHOLDERS' EQUITY........... 88,155      8,157      13,631        109,943
                                 ======    =======     =======        =======


 See accompanying notes to unaudited pro forma condensed financial information

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                         HISTORICAL           PRO FORMA
                                     ------------------- ----------------------
                                     OZEMAIL  ACCESS ONE ADJUSTMENTS   COMBINED
                                     -------  ---------- -----------   --------
NET REVENUES.......................  27,784     14,843        --        42,627
Cost of revenues...................  15,725     13,047        --        28,772
Sales and marketing................   7,617      5,348        --        12,965
Product development................   2,284        530        --         2,814
General and administrative.........   4,157      2,621        --         6,778
Amortization of Goodwill...........     --         227      3,273 (d)    3,500
                                     ------     ------     ------      -------
Income (loss) from operations......  (1,999)    (6,930)    (3,273)     (12,202)
Interest income (expense) net......   2,090       (830)       --         1,260
Other income.......................     882        --         --           882
                                     ------     ------     ------      -------
Income (loss) before income taxes..     973     (7,760)    (3,273)     (10,060)
(Provision) benefit for income
 taxes.............................    (556)       --         --          (556)
Minority equity interest...........      17        --         --            17
                                     ------     ------     ------      -------
Net income (loss)..................     434     (7,760)    (3,273)     (10,599)
                                     ======     ======     ======      =======
Basic net income (loss) per share..    0.01        N/A        N/A        (0.11)
Diluted net income (loss) per
 share.............................    0.01        N/A        N/A        (0.11)
                                     ======     ======     ======      =======
Basic weighted average shares
 outstanding (thousands)...........  89,286        N/A     10,000 (e)   99,286
Diluted weighted average shares
 outstanding (thousands)...........  94,986        N/A      4,300 (e)   99,286
                                     ======     ======     ======      =======



 See accompanying notes to unaudited pro forma condensed financial information

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED 30 SEPTEMBER, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                         HISTORICAL           PRO FORMA
                                     ------------------- ----------------------
                                     OZEMAIL  ACCESS ONE ADJUSTMENTS   COMBINED
                                     -------  ---------- -----------   --------
NET REVENUES.......................   38,557    18,610        --        57,167
Cost of revenues...................   23,466    16,054        --        39,520
Sales and marketing................    9,617     3,457        --        13,074
Product development................    6,945       --         --         6,945
General and administrative.........    6,373     3,078        --         9,451
Amortization of Goodwill...........      --        193      2,432 (d)    2,625
                                     -------    ------     ------      -------
Income (loss) from operations......   (7,844)   (4,172)    (2,432)     (14,448)
Interest income (expense) net......    2,747      (992)       --         1,755
Other income (expense).............     (112)        4        --          (108)
Income (loss) before income taxes..   (5,209)   (5,160)    (2,432)     (12,801)
(Provision) benefit for income
 taxes.............................   (3,794)      --         --        (3,794)
Net income (loss)..................   (9,003)   (5,160)    (2,432)     (16,595)
Basic net income (loss) per share..    (0.09)      N/A        N/A        (0.15)
Diluted net income (loss) per
 share.............................    (0.09)      N/A        N/A        (0.15)
Basic weighted average shares
 outstanding (thousands)...........  103,555       N/A     10,000 (e)  113,555
Diluted weighted average shares
 outstanding (thousands)...........  103,555       N/A     10,000 (e)  113,555



 See accompanying notes to unaudited pro forma condensed financial information

              NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)
(a) To reflect consideration issued in connection with the Acquisition. Such consideration consisted of (i) A$5,000 of cash paid by the Company from existing cash balances and (ii) the issuance of 10,000 ordinary shares valued at A$15,740. Under the terms of the Agreement, 7,200 ordinary shares (valued at A$11,333) were issued at closing and 2,880 ordinary shares (valued at A$4,407) will be issued upon determination of a working capital adjustment calculated in accordance with the Agreement. The value of the unissued 2,800 shares has been included as a liability in the pro forma financial information. Management expects the unissued shares to be issued and the working capital adjustment to be resolved prior to December 31, 1998. There are no contingencies noted in connection with the unissued shares.

(b) To record adjustments required to reflect the tangible assets acquired and liabilities assumed in connection with the acquisition. For purposes of this pro forma financial information, the carrying values of tangible assets acquired and liabilities assumed are assumed to approximate fair value on the date of the acquisition. In addition, the Company has recorded the following adjustments to reflect the fair value of tangible assets acquired and liabilities assumed:

   1. In connection with the acquisition the Company received options to acquire 4,160 unlisted ordinary shares of Solution 6 (the parent of Access One) at an exercise price of A$0.75. The options have been valued at the fair market value of A$1,023 as determined on November, 25 1997, using the Black Scholes option pricing model, and have been included within other current assets in the accompanying pro forma financial information. The options expire November 25, 2000.

   2. The Company estimates that resolution of the working capital adjustment, calculated in accordance with the Agreement, will result in the Company receiving $2,212 from Solution 6. Such amount has been recorded as an other current assets in the accompanying pro forma financial information. The Company expects the working capital adjustment to be resolved prior to December 31, 1998

   3. The Company has developed plans to integrate and rationalize the operations of Access One subsequent to the Acquisition. The Company has recorded liabilities of A$1,000 to reflect costs expected to be incurred in the near term in connection with the integration and rationalization.

   4. In connection with the Acquisition, the Company has agreed to assume capital lease obligations totaling A$571 previously recorded by Solution 6.

   5. In connection with the Acquisition, Solution 6 has agreed (i) repay accounts payable and accrued expenses of Access One totaling approximately A$1,500, and (ii) transfer the intercompany borrowings by Access One from Solution 6 of A$17,560 to the Company. The intercompany borrowing is recognized in the Company, where provision for recoverability is made before the amount is eliminated on consolidation of the Access One financials in the accompanying pro forma financial information.

(c) To eliminate historical pre acquisition losses and share capital of Access One and the historical net intangible asset balances of Access One of A$2,103 and to record the excess value of the acquisition price over the fair value of assets and liabilities as goodwill. Goodwill will be amortized on a straight-line basis over its estimated life of five years. No amount has been allocated to other intangible assets as (i) such balances are considered to be immaterial, and (ii) the useful lives of other intangible assets are assumed to be similar to the life assigned to Goodwill.

(d) To record the amortization of Goodwill acquired in the transaction and reverse goodwill amortization in the Access One historical financial statements.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

(e) To adjust weighted average shares for (i) shares issued as part of the consideration give to Solution 6 in acquiring Access One and (ii) to adjust for the dilutive shares taken into consideration under reported profits when the combined results reflect a loss.

(f) The Access One AGAAP historical financial statements have been adjusted for the items noted in note 25 of Access One financial statements, to be properly stated in accordance with US GAAP:

                                             12 MONTHS ENDED    9 MONTHS ENDED
                                            DECEMBER 31, 1996 SEPTEMBER 30, 1997
                                            ----------------- ------------------
                                                INC (DEC)         INC (DEC)
    Revenue................................      (A$357)              A$94
    Product Development Costs..............       A$531             (A$531)

   An adjustment to reduce revenues of A$489 would also be required to be made to the Access One AGAAP financial statements for the period prior to January 1, 1996 to adjust for the deferral of revenues.

   The AGAAP liability for deferred revenue has been increased by $752 at September 30, 1997 to comply with US GAAP.

                                   APPENDIX C

                    FORM 6-K FOR QUARTER ENDED JUNE 30, 1998
                                 (SECTION 12.4)

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 6-K

                        REPORT OF FOREIGN PRIVATE ISSUER
                      PURSUANT TO RULE 13A-16 OR 15D-16 OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                      FOR THE QUARTER ENDING JUNE 30, 1998

                                OZEMAIL LIMITED
                                ACN 066 387 157

 OZEMAIL CENTRE, 39 HERBERT STREET, ST. LEONARDS NEW SOUTH WALES 2065 AUSTRALIA
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.)

                         FORM 20-F [X]   FORM 40-F [_]

(Indicate by check mark whether the registrant by furnishing the information contained in this form is also thereby furnishing the information to the commission pursuant to rule 12g3-2(b) under the Securities Exchange Act of 1934.)

                                YES [_]   NO [X]

                                   FORM 6-K

                      FOR THE QUARTER ENDED JUNE 30, 1998

                                     INDEX

PART I.FINANCIAL INFORMATION

     ITEM 1

     CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

     Condensed Consolidated Balance Sheet as of December 31, 1997 and June 30, 1998.

     Condensed Consolidated Statement of Operations for the Three Months Ended June 30, 1997 and 1998 and for the Six Months Ended June 30, 1997 and 1998.

     Condensed Consolidated Statement of Cash Flows for the Six Months Ended June 30, 1997 and 1998.

     Notes to Condensed Consolidated Interim Financial Statements

     ITEM 2

     Management's Discussion and Analysis of Financial Condition and Results of Operations

     SIGNATURES

                                OZEMAIL LIMITED

                      CONDENSED CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                        DECEMBER 31, JUNE 30,
                                                            1997       1998
                                                        ------------ ---------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents..............................  A$ 51,614   A$ 15,984
Restricted term deposits...............................        --        3,720
Accounts receivable--trade, net of allowances of A$889
 and A$2,417, respectively.............................      8,427      13,026
Receivable from shareholder............................         32         --
Other receivables......................................      2,331       1,707
Income tax receivable..................................        --          509
Other current assets...................................      2,520       3,838
                                                         ---------   ---------
  TOTAL CURRENT ASSETS.................................     64,924      38,784
Plant and equipment, net...............................     27,179      27,413
Non-current investments................................      1,559       1,535
Goodwill and other intangibles.........................     19,839      21,945
Restricted term deposits...............................        --        4,585
Net deferred tax assets................................        285       2,114
Other non-current assets...............................        --        3,558
                                                         ---------   ---------
TOTAL ASSETS...........................................  A$113,786   A$ 99,934
                                                         =========   =========
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable.......................................  A$ 19,936   A$ 20,015
Deferred consideration.................................      4,407       4,407
Current portion of financing--lease liability..........      3,836       4,684
Short term loan--due to Metro..........................      2,043         --
Accrued expenses and other liabilities.................      7,513       4,399
Deposits under agreements with Metro...................     18,686         --
Income taxes payable...................................      3,776         --
                                                         ---------   ---------
  TOTAL CURRENT LIABILITIES............................     60,197      33,505
Non-current portion of financing--lease liability......      4,423       2,690
                                                         ---------   ---------
  TOTAL LIABILITIES....................................     64,620      36,195
                                                         ---------   ---------
Commitments and contingencies (Note 8).................        --          --
SHAREHOLDERS' EQUITY:
Ordinary Shares, A$0.004 par value; 1,250,000,000
 shares authorized; 111,000,010 and 121,448,250 shares
 issued and outstanding, respectively..................        444         486
Additional paid-in capital.............................     64,636      89,570
Accumulated deficit....................................    (15,916)    (23,449)
Dividends..............................................        --       (2,858)
Other comprehensive income (loss), net.................          2         (10)
                                                         ---------   ---------
  TOTAL SHAREHOLDERS' EQUITY...........................     49,166      63,739
                                                         ---------   ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............  A$113,786   A$ 99,934
                                                         =========   =========

  The accompanying notes are an integral part of these condensed consolidated interim financial statements.

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                   THREE MONTHS ENDED     SIX MONTHS ENDED
                                        JUNE 30,              JUNE 30,
                                   --------------------  --------------------
                                     1997       1998       1997       1998
                                   ---------  ---------  ---------  ---------
Net revenues...................... A$ 13,077  A$ 27,402  A$ 23,829  A$ 49,434
Costs and expenses:
  Cost of revenues--network
   operations and support.........     3,842      6,606      7,008     12,540
  Cost of revenues--communications
   and other......................     4,604      9,686      8,050     19,252
  Sales and marketing.............     3,013      5,716      5,772     10,473
  Product development.............     3,423      1,737      5,095      3,253
  General and administrative......     3,502      5,718      4,944      9,977
  Amortization of goodwill and
   other intangibles..............       --       1,359        --       2,490
                                   ---------  ---------  ---------  ---------
    Total costs and expenses......    18,384     30,822     30,869     57,985
                                   ---------  ---------  ---------  ---------
Loss from operations..............    (5,307)    (3,420)    (7,040)    (8,551)
Other income (expense):
  Foreign exchange gain, net......       --         321          4        235
  Interest income.................       552        288      1,107        786
  Other income (expense), net.....       --          63        941        225
  Interest expense................      (112)      (153)      (123)      (329)
                                   ---------  ---------  ---------  ---------
Loss before provision for income
 taxes............................    (4,867)    (2,901)    (5,111)    (7,634)
Income tax (expense) benefit......    (3,423)      (362)    (3,495)       101
                                   ---------  ---------  ---------  ---------
Net loss.......................... A$ (8,290) A$ (3,263) A$ (8,606) A$ (7,533)
                                   =========  =========  =========  =========
Basic loss per ordinary share..... A$  (0.08) A$ (0.027) A$ (0.083) A$ (0.064)
                                   =========  =========  =========  =========
Diluted loss per ordinary share... A$  (0.08) A$ (0.027) A$ (0.083) A$ (0.064)
                                   =========  =========  =========  =========
Weighted average ordinary shares
 and share equivalents
  --Basic.........................   103,500    122,797    103,500    118,459
                                   =========  =========  =========  =========
  --Diluted.......................   103,500    122,797    103,500    118,459
                                   =========  =========  =========  =========
Basic loss per ADS................ A$  (0.80) A$  (0.27) A$  (0.83) A$  (0.64)
                                   =========  =========  =========  =========
Diluted loss per ADS.............. A$  (0.80) A$  (0.27) A$  (0.83) A$  (0.64)
                                   =========  =========  =========  =========


  The accompanying notes are an integral part of these condensed consolidated interim financial statements.

                                OZEMAIL LIMITED

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                           -------------------
                                                             1997      1998
                                                           --------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss.................................................  A$(8,606) A$ (7,533)
Adjustments to reconcile net loss to net cash used in
 operating activities:
  Depreciation and amortization..........................     3,280      9,313
  Allowance for bad and doubtful accounts................     1,064      1,296
  Writeback of provisions and expenses incurred..........      (556)       --
  Loss/(gain) on disposal of plant and equipment.........         5         (5)
  Gain on sale of investment in Softbank.................      (775)       --
  Changes in assets and liabilities net of effects from
   purchase of Camtech:
    Accounts receivable..................................    (1,203)    (6,127)
    Receivable from shareholder..........................       --          32
    Other current assets.................................    (1,484)    (1,310)
    Accounts payable.....................................     1,026     (1,211)
    Accrued expenses and other current liabilities.......     2,347     (2,616)
Increase/(decrease) in income taxes payable/receivable,
 net.....................................................     3,870     (4,285)
Increase in deferred income taxes........................      (451)    (1,829)
                                                           --------  ---------
NET CASH USED IN OPERATING ACTIVITIES....................    (1,483)   (14,275)
                                                           --------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Sale of plant and equipment..............................        38         20
Sale of non current investment...........................       --          24
Purchase of plant and equipment..........................    (7,560)    (6,716)
Purchase of trade name...................................       --         (77)
Deposit payment for Southern Cross Cable (Note 6)........       --      (3,558)
Payments for restricted term deposits related to
 infrastructure purchases (Note 4).......................       --      (6,085)
Distribution to minority shareholders....................      (896)       --
                                                           --------  ---------
NET CASH USED IN INVESTING ACTIVITIES....................    (8,418)   (16,392)
                                                           --------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale and leaseback transactions........     5,000        --
Payments under finance lease obligations.................      (980)    (2,187)
Payment of dividends.....................................       --      (2,858)
Payments for restricted term deposits under finance lease
 obligations (Note 4)....................................       --      (2,220)
Proceeds from common stock issued upon exercise of
 options.................................................       --       2,314
Proceeds from bank overdraft.............................       120        --
                                                           --------  ---------
NET CASH PROVIDED BY / (USED IN) FINANCING ACTIVITIES....     4,140     (4,951)
Effect of exchange rate changes..........................        (5)       (12)
                                                           --------  ---------
Decrease in cash.........................................    (5,766)   (35,630)
Cash and cash equivalents at the beginning of the
 period..................................................    44,615     51,614
                                                           --------  ---------
Cash at the end of the period............................  A$38,849  A$ 15,984
                                                           ========  =========

  The accompanying notes are an integral part of these condensed consolidated interim financial statements.

                                OZEMAIL LIMITED

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                       (DOLLARS AND SHARES IN THOUSANDS)

                                                RETAINED
                                         -----------------------
                                         ADDITIONAL   EARNINGS                  OTHER         TOTAL
                                          PAID-IN   (ACCUMULATED            COMPREHENSIVE SHAREHOLDERS'
                         SHARES  DOLLARS  CAPITAL     DEFICIT)   DIVIDENDS     INCOME        EQUITY
                         ------- ------- ---------- ------------ ---------  ------------- -------------
BALANCE AT DECEMBER 31,
 1997................... 111,000  A$444   A$64,636   A$(15,916)      A$--         A$2       A$49,166
 Issuance of Ordinary
  Shares as part of
  Purchase of OzEmail
  Interline (Note 1)....   5,400     22     19,863         --         --          --          19,885
 Issuance of Ordinary
  Shares as part of
  Purchase of Camtech SA
  Pty Limited...........   1,103      4      2,773         --         --          --           2,777
 Common stock issued
  upon exercise of
  options...............   3,945     16      2,298         --         --          --           2,314
 Payment of dividends...     --     --         --          --      (2,858)        --          (2,858)
 Other comprehensive
  income................     --     --         --          --         --          (12)           (12)
 Net (loss).............     --     --         --       (7,533)       --          --          (7,533)
                         -------  -----   --------   ---------   --------       -----       --------
BALANCE AT JUNE 30,
 1998................... 121,448  A$486   A$89,570   A$(23,449)  A$(2,858)      A$(10)      A$63,739
                         =======  =====   ========   =========   ========       =====       ========




  The accompanying notes are an integral part of these condensed consolidated interim financial statements.

                                OZEMAIL LIMITED

 NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)
NOTE 1--THE COMPANY

THE COMPANY

  OzEmail Limited (the "Company" or "OzEmail") and its subsidiaries provide Internet access and other value added services in Australia and New Zealand.

  In April 1998, OzEmail bought out Metro Holdings' AG ("Metro") equity interest in OzEmail Interline, thereby increasing its equity interest to 88%. OzEmail issued 5,400,000 Ordinary Shares with a market value per Ordinary Share of US$2.2125, giving rise to a total consideration of A$18,520,000. Metro also agreed to forgive a debt of A$2,043,000 owed by OzEmail Interline. At the same time, OzEmail and Metro agreed to terminate the Metro exclusive license agreement for no consideration.

  On May 29, 1998, approximately 3,000,000 of OzEmail's Ordinary Shares held by the founders of the Company were listed and sold on the Australian Securities Exchange (ASX). The Company did not receive any proceeds from this listing.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

  The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and in accordance with Article 10 of Regulation S-X. The condensed balance sheet as of December 31, 1997 and June 30, 1998, the condensed statement of operations for the three and six months ended June 30, 1997 and 1998, and the condensed statement of cash flows for the six months ended June 30, 1997 and 1998 have been prepared by the Company, and have not been audited. In the opinion of management, these interim financial statements reflect all adjustments, consisting of normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows of the Company at June 30, 1998, and for all periods presented. Although the Company believes that the disclosures in these financial statements are adequate to make the information presented not misleading, certain information normally included in financial statements and related footnotes prepared in accordance with generally accepted accounting principles has been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. The accompanying financial statements should be reviewed in conjunction with the audited financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

  The results for the three and six month period ended June 30, 1998, are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 1998, or any future period.

  The Company conducts most of its business in Australian dollars. Amounts included in the financial statements and in notes herein are in Australian dollars and referenced as "A$." References to "US$" are to United States dollars and references to "NZ$" are to New Zealand dollars.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                OZEMAIL LIMITED

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)--
                                  (CONTINUED)

PRINCIPLES OF CONSOLIDATION

  The Consolidated Financial Statements include the accounts of OzEmail and its controlled subsidiaries: Voyager; Access One; OzEmail Interline; OzEmail Fax Investments; OzEmail West; OzEmail Technologies; Web Wide Media; and Cyber Publications. All intercompany accounts and transactions have been eliminated.

  Losses in excess of minority interest in consolidated subsidiaries are fully provided for by the Company.

BUSINESS COMBINATIONS

  Business combinations which have been accounted for under the purchase method of accounting include the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at their estimated fair value at the date of acquisition.

REVENUE RECOGNITION

  The Company's net revenues consist primarily of hourly connect time and monthly user charges for access to the Internet and are recognized over the period such services are rendered, if collection of the resulting receivable is deemed probable and provided no significant obligations remain outstanding. Net revenues also include charges for one-time Internet registration; sales of the Company's value added services; set-up and establishment fees; and advertising revenues received from the provision of online content. Revenues from registration, set-up and establishment fees are recognized at the time registration, set-up and establishment services are completed and related software, hardware and other services are delivered or provided. Revenues for product sales and related Internet services are recognized as products and services are delivered or rendered.

  The Company has also derived revenues from: license fees for licensing of the Internet telephony service offering network affiliates and in respect to the timed charges for the provision of the OzEmail Phone Internet telephony service in Australia.

  In conjunction with providing hourly and monthly Internet access, the Company provides free telephone technical support to its customers. Costs of these services are expensed in the period incurred to match the related revenues recognized from access to the Internet.

COST OF REVENUES

  The Company segregates its cost of revenues into two categories: "network operations and support" and "communications and other."

  Cost of revenues--network operations and support includes: technical and customer support staff; network and equipment maintenance and support; depreciation expense on network equipment; amortization of capitalized telecommunication installation costs and applicable overhead costs.

  Cost of revenues--communications and other includes: monthly telecommunications expenses; a fee payable as a percentage of revenue to the New South Wales government for revenues sourced from government customers; merchant commissions on credit card sales; cost of domain name registrations; and cost of other products sold by the Company.

  Cost of revenues in respect to license revenue is considered negligible.

                                OZEMAIL LIMITED

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)--
                                  (CONTINUED)

EARNINGS PER SHARE

  Following is a reconciliation of the numerators and denominators of the Basic and Diluted EPS computations for the periods presented below (information has also been provided for Basic and Diluted earnings per ADS) (dollars and shares in thousands, except earnings per share data):

                                       THREE MONTHS           SIX MONTHS
                                      ENDED JUNE 30,        ENDED JUNE 30,
                                    --------------------  --------------------
                                      1997       1998       1997       1998
                                    ---------  ---------  ---------  ---------
Numerator
Net loss..........................  A$ (8,290) A$ (3,263) A$ (8,606) A$ (7,533)
                                    =========  =========  =========  =========
Denominator for basic earnings per
 ordinary share
Weighted ordinary shares..........    103,500    119,997    103,500    115,659
Weighted contingently issuable
 ordinary shares..................        --       2,800        --       2,800
                                    ---------  ---------  ---------  ---------
                                      103,500    122,797    103,500    118,459
                                    =========  =========  =========  =========
Effect of dilutive securities.....        --         --         --         --
                                    ---------  ---------  ---------  ---------
Denominator for diluted earnings
 per ordinary share...............    103,500    122,797    103,500    118,459
                                    =========  =========  =========  =========
Loss per ordinary share
  Basic...........................  A$  (0.08) A$ (0.027) A$ (0.083) A$ (0.064)
                                    =========  =========  =========  =========
  Diluted.........................  A$  (0.08) A$ (0.027) A$ (0.083) A$ (0.064)
                                    =========  =========  =========  =========
Loss per ADS (1 ADS is equivalent
 to 10 ordinary shares):
  Basic...........................  A$  (0.80) A$  (0.27) A$  (0.83) A$  (0.64)
                                    =========  =========  =========  =========
  Diluted.........................  A$  (0.80) A$  (0.27) A$  (0.83) A$  (0.64)
                                    =========  =========  =========  =========

  Net loss used in the computation of basic and diluted earnings per share is not affected by the assumed issuance of stock under the Company's stock plans and is therefore the same under both calculations.

  Contingently issued ADS's represent shares to be issued in connection with the acquisition of Access One for which all conditions have been met for issuance as of December 31, 1997 and such shares have therefore been included within the calculation of basic earnings per ADS.

  Options to purchase approximately 8,896,000 and 5,833,000 Ordinary Shares were outstanding for the three months ended June 30, 1997 and 1998, respectively, but were excluded from the respective computation of diluted earnings per share because the Company was in a net loss position during this period and to include these options would be anti-dilutive.

GOODWILL AND OTHER INTANGIBLES

  Goodwill consists of the excess of cost over estimated fair value of net assets acquired and certain other intangibles relating to purchase transactions. Goodwill and intangibles are primarily amortized over 5 years. In the second quarter of 1998, amortization costs associated with goodwill and intangibles was A$1,359,000. The Company periodically evaluates the carrying value of goodwill and other intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If such circumstances arise, the Company would use an estimate of the undiscounted value of expected future operating cash flows to determine whether goodwill and intangibles are recoverable. If the review indicates that goodwill

                                OZEMAIL LIMITED

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)--
                                  (CONTINUED)
or intangibles will not be recoverable, the associated asset will be reduced to its estimated recoverable value in the respective period.

DIVIDENDS

  Any dividend payments made by the Company would, under the Australian Corporations Law, be limited to the Company's aggregate of amounts available for distribution, which aggregated A$3,840,000 at December 31, 1997 as determined under the Australian Corporations Law. The Directors of the Company declared a fully franked dividend of A$0.025 per share (A$0.25 per ADS) with an Australian ex-dividend date of March 26, 1998 and an Australian dividend payable date of March 27, 1998. The dividend was payable in Australian dollars to those holders of Ordinary Shares. The Bank of New York is responsible for distributing the dividend holders of ADSs in the US dollar equivalent of the Australian dollar payment. The Bank of New York, as depositary of the ADSs, set the ex-dividend date for holders of ADSs as March 21, 1998 American Eastern Standard time, with a dividend payable date of April 6, 1998 American Eastern Standard time.

RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS 130), and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). The Company will be required to adopt both statements for the year ended
December 31, 1998. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. The Company has adopted SFAS 130 for the purposes of these financial statements in this Form 6-K. Such adoption did not have a material impact. Currently, net income and comprehensive income of the Company is not materially different. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company is currently assessing its disclosure requirements under SFAS No. 131.

  In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This Statement of Position (SOP) provides guidance on accounting for the costs of computer software developed or obtained for internal use and requires that computer software costs that are incurred in the preliminary project stage, as defined by the standard, should be expensed as incurred. Once the capitalization criteria of the SOP have been met, external direct costs of materials and services consumed in developing or obtaining internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project (to the extent of the time spent directly on the project) and certain other costs incurred when developing computer software for internal use should be capitalized. The standard is effective for fiscal years beginning after December 15, 1997. The Company has adopted this standard in the first quarter of 1998 the impact of which was not material.

  On June 15, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 (January 1, 2000 for the Company). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. From time to time the Company has, and may in the future, enter into foreign currency contracts solely for hedging purposes. As of December 31, 1997 and June 30, 1998 there were no outstanding

                                OZEMAIL LIMITED

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)--
                                  (CONTINUED)
derivative instruments. As the Company's hedging activities are currently limited, management anticipates that the adoption of SFAS 133 will not have a significant effect on the Company's results of operations or its financial position.

NOTE 3--PLANT AND EQUIPMENT

                                                        DECEMBER 31, JUNE 30,
                                                            1997       1998
                                                        ------------ ---------
                                                            (IN THOUSANDS)
Plant and equipment consisted of the following:
  Telecommunications plant and equipment...............  A$ 11,619   A$ 13,379
  Telecommunications plant and equipment under finance
   lease...............................................      6,522       6,702
  Computer equipment...................................     13,112      16,476
  Computer equipment under finance lease...............      3,739       4,851
  Furniture and fittings...............................      1,746       2,121
  Leasehold improvements...............................      1,917       2,044
                                                         ---------   ---------
                                                            38,655      45,573
Accumulated depreciation and amortization..............    (11,476)    (18,160)
                                                         ---------   ---------
Net plant and equipment................................  A$ 27,179   A$ 27,413
                                                         =========   =========

NOTE 4--RESTRICTED TERM DEPOSITS

  As at June 30, 1998, the Company had A$3,720,000 and A$4,585,000 of cash held in current and non-current restricted term deposits, respectively, as a condition of various telecommunication related agreements. The term deposits classified as a non-current asset are denominated in US dollars totaling US$2,770,000 and will not be available for use by the Company for at least twelve months.

NOTE 5--ACQUISITIONS

  On May 8, 1998, the Company signed binding heads of agreement to acquire 55% of the share capital of PowerUp Pty Limited ("PowerUp"), an Internet service provider business based in the state of Queensland, after PowerUp acquires the business of Web Central Pty Limited ("Web Central"), a web hosting business based in Queensland which is controlled by the directors of PowerUp. Completion of the acquisition is contemplated to be during the third quarter of 1998, for a purchase consideration of 55% of 80% of annualized March 1998 WebCentral revenues and 55% of 60% of annualized March 1998 PowerUp revenues, less A$300,000 and less any amount by which the total current liabilities of PowerUp and WebCentral exceed A$380,000. The consideration is payable by allotting an amount of OzEmail Ordinary Shares which is calculated by dividing the purchase consideration by the OzEmail ADS price that was current on May 8, 1998.

  On March 31, 1998, the Company acquired the Internet access business assets and liabilities from Camtech SA Pty Limited ("Camtech"), situated in South Australia. The consideration for the acquisition will be equal to two thirds of Camtech's revenues over the twelve months from March 31, 1998. The immediate payment to Camtech was 1,103,240 Ordinary Shares valued at approximately A$2,777,000 at US$16.525 per ADS (1 ADS representing 10 Ordinary Shares). Goodwill of A$3,270,000 has been recognised after allowing for the estimated fair value of net assets at the date of acquisition and is to be amortised over five years. Any balance payment will be made at the end of the first quarter of 1999. Second, as an incentive to assist in the development of the business, the principals of Camtech will receive from Camtech a payment of 5% of the Internet access revenues arising from the business over the next two years. These payments will be expensed as incurred. The pro-forma effect on the six-month period ended June 30, 1998 is considered immaterial.

                                OZEMAIL LIMITED

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)--
                                  (CONTINUED)
NOTE 6--INTERNATIONAL TRANSMISSION CAPACITY

  In May 1998 the Company, by a wholly owned subsidiary, entered into a partly oral, partly written agreement with Southern Cross Cables Limited ("SX") to obtain capacity through an indefeasible right of use ("IRU") of a fibre optic submarine cable network linking Australia, New Zealand and the United States (the "Cable") for consideration totaling US$12,600,000. This agreement will be finalized by August 31, 1998. The Company's IRU of bandwidth capacity in the Southern Cross Cable is anticipated to provide increased service to its customers at reduced telecommunication costs to the Company. Pursuant to the agreement, the Company was required to pay a discounted part prepayment of US$2,217,000 that has been included in Other non-current assets in the accompanying June 30, 1998 Condensed Consolidated Balance Sheet. As of June 30, 1998, the open commitments relating to this agreement were US$10,080,000 that will be due upon the Cable's ready for service date ("RFS") anticipated in the first quarter of 2000. As required by the underlying agreement, US$2,520,000 of the open commitment is held in a restricted term deposit as of June 30, 1998 (Note 4). The term of the agreement expires on the 15th anniversary of the RFS date, however, it may be extended for a maximum of an additional five years at the option of the Company.

  Additionally, the Company entered into a three-year agreement, commencing April 8, 1998, to lease trans-Pacific satellite services for the provision of data transmission from the United States to Australia. During April 1998, the Company completed testing the satellite link from the West Coast of the United States to its own earth stations in Sydney, Melbourne and Brisbane. Under the terms of the agreement, the Company was required to pay approximately A$789,000 plus associated taxes, fees and duties for the hardware necessary to transmit and receive the satellite signal. Monthly services fees of approximately US$233,000 are payable under the agreement, of which, US$1,306,000 were payable in advance. As of June 30, 1998, the remaining amounts payable under the service agreement approximate US$7,172,000.

NOTE 7--INCOME TAXES

  Income before provision for income taxes in the second quarter of 1998 includes A$2,117,000 of losses relating to OzEmail Interline and A$368,000 of losses relating to the New Zealand operations of the Company's majority owned subsidiary Voyager.

  Both OzEmail Interline and Voyager (neither of which is a 100%-owned subsidiary of OzEmail), have incurred losses since their formation. As of June 30, 1998, the Company had A$8,962,000 and A$3,233,000 of net operating loss carryforwards associated with the OzEmail Interline and Voyager operations, respectively. These loss carryforwards are available to reduce future taxable income of either entity without any time limitation. However, the loss carryforwards will expire in the event of a change of ownership in these entities of greater than 51%. Management believes that the weight of available evidence indicates that it is more likely than not that these operations will not be able to utilize the net operating loss carryforwards, and thus a full valuation allowance of A$3,226,000 and A$1,164,000 has been recorded at June 30, 1998 with respect to OzEmail Interline and Voyager losses, respectively. If future evidence indicates that the Company will be likely to be able to utilize these operations' net operating loss carryforwards in future years, the valuation allowance will be reduced with a corresponding credit to the Company's tax expense. The Australian corporate tax rate is a flat rate of 36%.

NOTE 8--CONTINGENCIES

LITIGATION

  On March 18, 1997, the Australasian Performing Rights Association ("APRA") filed a statement of claim against the Company. APRA claimed that the Company infringed copyright in a variety of musical works owned

                                OZEMAIL LIMITED

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)--
                                  (CONTINUED)
and controlled by APRA by permitting the Company's customers to download those works. APRA sought injunctive relief and damages against the Company. On June 5, 1998 the Company settled this claim. Under the terms of the settlement, the Company will make a payment to APRA but makes no admission of liability and APRA has undertaken not to institute further proceedings against the Company or any other ISP until June 30, 1999 or until new Australian Commonwealth legislation is enacted, whichever is earlier. The payment to APRA is not material to the Company's financial position or results of operations

  OzEmail owns an 80% equity interest in Voyager, with the remaining 20% equity interest held by two former directors of Voyager (the "Minority Shareholders"). OzEmail and the Minority Shareholders are parties to a Shareholders' Agreement setting out certain rights and restrictions on the employment and stock ownership of the Minority Shareholders. On January 2, 1997 the Minority Shareholders provided formal notice to OzEmail that they wished to exercise their option under the Shareholders Agreement to sell their shares in Voyager to OzEmail at fair value. The parties could not reach a consensus on the price at which such sale of shares would take place and the Minority Shareholders commenced proceedings in September, 1997, in the High Court of New Zealand for recovery of the share sale price. OzEmail has sought legal advice from legal counsel and is defending the matter. The Company has provided for an amount that it believes adequately covers the estimated fair value of the shares and all other costs associated with this claim. The matter has been set down for hearing in August 1998.

  In connection with the acquisition of Access One Pty Limited, as of June 1998, Solution 6 Holdings Limited ("Solution 6") and the Company have yet to reach an agreement as to the working capital adjustment. The Company does not believe that this matter will give rise to any material liability. However, there can be no assurance that the ultimate disposition of this matter will not have a material adverse impact on the business, results of operations or financial condition of the Company

  From time to time, the Company has received, and may in the future receive, notice of claims by other parties against the Company. As of the date of this Form 6-K, the Company is not a party to any other legal proceedings, and is not aware of any other pending or threatened proceedings the outcome of which, in the opinion of management, would have a material adverse impact on the Company's business, results of operations or financial condition.

NOTE 9--STOCK OPTIONS

  In June 1998, the Directors approved a grant of 500,000 options to an employee to acquire 500,000 Ordinary Shares (equivalent to 50,000 ADSs) under the 1996 Stock Option Plan ("1996 Plan") at an exercise price approximately 12% below the fair market value of the Company's common stock at date of grant. Of these options, 50% vest in the option holder on March 31, 1999 and 50% vest on March 31, 2000. The charge to compensation expense during the second quarter of 1998 was diminimus.

  In January 1998, a total of 1,080,000 options to acquire 1,080,000 Ordinary Shares under the 1996 Plan were granted to employees at an exercise price equal to the fair market value of the Company's common stock at the date of grant. Of these options, 50% vest in the option holders on December 31, 1998, and 50% vest on December 31, 1999.

NOTE 10--SUPPLEMENTAL CASH FLOW INFORMATION

  The Company entered into a sale and lease-back transaction in December 1997 to the value of A$1,303,000. The sale proceeds were received in the fourth quarter of 1997 and disclosed within accrued expenses and other liabilities in the Balance Sheet as of December 31, 1997. The lease commencement date was January 1, 1998, and the liability was reclassified as a lease liability on this date.

                                OZEMAIL LIMITED

NOTES TO THE CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS (UNAUDITED)--
                                  (CONTINUED)

  As part of the consideration of the acquisition from Camtech of its Internet service business, the Company issued 1,103,240 Ordinary Shares for which no cash was received.

  As discussed in Note 1, during April 1998, the Company agreed to repurchase the equity interest in OzEmail Interline held by Metro and rescind the license agreement in exchange for issuing to Metro 5,400,000 of the Company's Ordinary Shares valued at A$18,520,000 on April 15, 1998. Metro also agreed to forgive a debt of A$2,043,000 currently owned by OzEmail Interline. Neither of these transactions had a cash impact.

NOTE 11--SUBSEQUENT EVENT

  In a press release issued on August 10, 1998, filed with the SEC on a separate Form 6K, the Company announced a planned offering of public debt and equity to raise US$250 million in capital for infrastructure to be deployed for the purpose of acquiring or building communications infrastructure including significant additional dedicated capacity in the Southern Cross Trans Pacific Cable, and long distance, inter- and intra-city, fibre optic cable. See "Management's Discussion and Analysis of Financial Condition and Result of Operations--Liquidity and Capital Resources". This report does not constitute an offer of securities. Any offering of securities will be made by means of a prospectus. The debt securities will neither be offered nor sold in Australia.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  Except for historical information contained herein, the matters discussed in this report contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those anticipated by these forward-looking statements as a result of various factors, including those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997. Factors that could cause or contribute to such differences include those discussed herein as well as those included in the documents that the Company files from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to update its forward-looking statements.

OVERVIEW

  In the 1998 year to date, the Company has taken a number of steps in order to enhance its position in the Australian, Internet service market and in the Internet telephony sector. Such steps have included:

 .   acquisition of the Internet service business of Camtech (SA) Pty Limited
    ("Camtech"), a leading regional Internet service provider in South
    Australia;

 .   as part of its ongoing commitment to build the Internet market in
    Australia, OzEmail is now offering a flat rate pricing plan marketed as OzMegaSaver; to residents in Sydney, Melbourne and Brisbane for $44.95 per month; and

 .   the introduction of prepaid phone cards by OzEmail to allow users to place telephone calls over the Internet from existing tone dial telephones.

  In April 1998 OzEmail Limited announced two infrastructure initiatives. The Company has completed testing a T3 satellite link from the West Coast of the United States to its own Earth stations in Sydney, Melbourne and Brisbane. The Company also announced it is purchasing IRU's to acquire dedicated fibre capacity between the United States, New Zealand and Australia.

  On May 8, 1998, the Company signed binding heads of agreement to acquire 55% of the share capital of PowerUp Pty Limited ("PowerUp"), an Internet service provider business based in the state of Queensland, after PowerUp acquires the business of Web Central Pty Limited ("WebCentral"), a web hosting business based in Queensland which is controlled by the directors of PowerUp.

  On May 29, 1998, approximately 3,000,000 of OzEmail's Ordinary Shares held by the founders of the Company were listed and sold on the Australian Stock Exchange (ASX). The Company did not receive any proceeds from this listing.

  Pursuant to an agreement dated June 22, 1998, Telstra Corporation Limited ("Telstra") has agreed to supply the Company an accessible Telstra Accelerate ATM Network service ("ATM Network") to allow for the rationalization of the network requirements of the Company. The agreement term is for two years, commencing the effective date of the agreement, and may be continually renewed for two month periods at the option of both the Company and Telstra. The ATM Network is anticipated to be available to the Company during the third quarter of 1998.

  During the second quarter of 1998, the Company has entered into a two year contract with the Vocation Education and Training Corporation to provide Internet services, including an intranet and remote dial-up access services, to the Queensland Technical and Further Education ("TAFE") schools.

  Steps taken to enhance the International Interline Internet Telephony business include:

 .   a strengthened presence by OzEmail in OzEmail Interline through an agreement in April 1998 to exchange 5,400,000 OzEmail Ordinary Shares for Metro Holdings' 40% equity interest in OzEmail Interline, thereby increasing OzEmail's equity position in OzEmail Interline to 88%;

 .   an agreement with Cisco Systems Inc. to facilitate the deployment of
    Internet telephony gateways, roaming authentication and settlement services as part of the OzEmail Interline strategy of being a service provider to providers of Internet telephony services;

 .   an agreement with Bay Networks Inc. to collaborate on the integration and promotion of their respective Internet telephony technology, services and capabilities;

 .   an agreement with 13 worldwide affiliates to exclusively market and sub-
    license OzEmail Interline's Internet telephony gateways; and

 .   a decision to relocate the headquarters of OzEmail Interline to Silicon
    Valley in the United States in order to leverage off the intellectual capital to be found in this region.

POTENTIAL FLUCTUATIONS IN OPERATING RESULTS

  The Company's prospects should be considered in the light of the risks, expenses and difficulties frequently encountered by companies in the early stage of development, particularly companies in new and evolving markets. The Company's operating results may fluctuate significantly in the future as a result of a variety of factors, including user demand for Internet access and services, capital expenditures and other costs relating to the maintenance and expansion of operations, the number and mix of dial up and permanent customers, customer retention rates, pricing changes by the Company and its competitors, new service introductions by the Company and its competitors, delays or expense in obtaining necessary equipment, access to telecommunications transmission capacity supplied by telecommunication carriers, economic conditions in the Internet access and services industry, and general economic conditions. There can be no assurance that the Company will be able to offset the effects of any future price reductions or cost increases with increased numbers of customers, higher revenue from enhanced services, cost reductions or otherwise. There can be no assurance that revenue growth will continue or that the Company will in the future sustain profitability on either a quarterly or annual basis.

  The Company's expense levels are based in part on its expectations regarding future revenues and are fixed to a large extent in the short term. As a result, the Company may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Any significant revenue shortfall would therefore have a material adverse impact on the Company's results of operations.

  The Company has historically experienced a decrease in demand during Australia and New Zealand's summer months in December, January and February of each year. There can be no assurance that the Company's results in any future quarter will not be negatively affected by such trends.

RESULTS OF OPERATIONS

  The following table sets forth consolidated operating results of the Company as a percentage of net revenues for the periods indicated:

                                              THREE MONTHS      SIX MONTHS
                                                  ENDED            ENDED
                                                JUNE 30,         JUNE 30,
                                              ---------------   -------------
                                               1997     1998    1997    1998
                                              ------   ------   -----   -----
Net revenues.................................    100%     100%    100%    100%
Costs and expenses:
  Cost of revenues--network operations and
   support...................................   29.4     24.1    29.4    25.4
  Cost of revenues--communications and
   other.....................................   35.2     35.3    33.8    38.9
  Sales and marketing........................   23.0     20.9    24.2    21.2
  Product development........................   26.2      6.3    21.4     6.6
  General and administrative.................   26.8     20.9    20.7    20.2
  Amortization of goodwill and other
   intangibles...............................    0.0      5.0     0.0     5.0
                                              ------   ------   -----   -----
    Total costs and expenses.................  140.6    112.5   129.5   117.3
                                              ------   ------   -----   -----
Loss from operations.........................  (40.6)   (12.5)  (29.5)  (17.3)
Foreign exchange gain, net...................    0.0      1.2     0.0     0.5
Interest income (expense), net...............    3.4      0.5     4.1     0.9
Other income (expense), net..................    0.0      0.2     3.9     0.5
                                              ------   ------   -----   -----
Loss before provision for income taxes.......  (37.2)   (10.6)  (21.5)  (15.4)
                                              ------   ------   -----   -----
Net loss.....................................  (63.4)%  (11.9)% (36.1)% (15.2)%
                                              ======   ======   =====   =====

THREE MONTHS ENDED JUNE 30, 1998 COMPARED TO THREE MONTHS ENDED JUNE 30, 1997

  Net revenues consist primarily of hourly connect-time and monthly user charges for Internet access. Net revenues also include charges for one-time Internet registration; sales of the Company's value added services; set-up and establishment fees; and advertising revenues received from the provision of online content. The Company's revenues are recorded net of discounts and chargebacks. Revenues from access fees are recognized over the period services are provided. Revenues for product sales and related Internet services are recognized as products and services are delivered or rendered. The Company also derives license fee revenues from license fees for licensing of the Internet telephony service offering to network affiliates, and in respect to the time charges for the provision of the OzEmail Phone Internet telephony service offering in Australia. (See Note 2 of Notes to Consolidated Interim Financial Statements (Unaudited)).

  Net Revenues: Total net revenues grew by 109.5% to A$27,402,000 in the second quarter of 1998 from A$13,077,000 in the second quarter of 1997. The increase in revenues was attributable primarily to the inclusion of Access One sales revenue following its acquisition in November 1997; and the inclusion of Camtech sales revenue which was acquired on March 31, 1998. Second quarter 1998 revenues as compared to second quarter 1997 revenues on a pro forma basis, assuming the Access One acquisition had occurred on January 1, 1997, of A$19,785,000 increased 38.5%, attributable principally to: growth in the number of active enterprise and residential customers using the Company's services and increases in billable hours; and increased revenue from the usage of ISDN connections and permanent modems. As of June 30, 1998, the Company's active customer base consisted of approximately 202,700 active customer accounts as compared to approximately 121,000 active customer accounts as at June 30, 1997.

  Cost of Revenues--Network Operations and Support. Cost of revenues--network operations and support includes: technical and customer support staff; network and equipment maintenance and support; depreciation, amortization and operating lease rental expense on network equipment; amortization of capitalized telecommunication installation costs and applicable overhead costs. Cost of revenues--network operations and support increased 71.9% to A$6,606,000 in the second quarter of 1998 from A$3,842,000 in the second quarter of 1997, but decreased as a percentage of net revenues to 24.1% from 29.4%, respectively. The increase in cost of revenues in absolute terms was primarily attributable to: inclusion of Access One network operations and support costs following the Company's acquisition of Access One in November 1997; and increased staffing costs as a result of expansion of the Company's customer support staff in order to enhance the level of customer service. The decrease in cost of revenues--network operations and support as a percentage of net revenues was primarily attributable to lower network operations and support costs as a percentage of revenues recorded by subsidiaries that have been acquired or have commenced accruing revenue since the second quarter of 1997, particularly Access One, which has lower technical support and customer support staffing levels than OzEmail.

  Cost of Revenues--Communications and Other. Cost of revenues--communications and other includes: monthly telecommunications expenses; a fee payable as a percentage of revenue to the New South Wales government for revenues sourced from government customers; merchant commissions on credit card sales; cost of domain name registrations; and cost of other products sold by the Company. Cost of revenues--communications and other increased 110.4% to A$9,686,000 in the second quarter of 1998 from A$4,604,000 in the second quarter of 1997, and increased marginally as a percentage of net revenues to 35.3% from 35.2%, respectively. The increase in cost of revenues in absolute terms was primarily attributable to: increased usage of the Internet by active customer accounts; increased megabyte usage due to the adoption of higher-speed modems by the Company's active customer accounts and increases in permanent modem connections; and inclusion of Access One communications costs that include dedicated leased bandwidth capacity to the United States that was in excess of usage requirements. This bandwidth capacity was reduced in February 1998 and the results reflect the first full quarter impact of this reduction.

  Sales and Marketing. Sales and marketing expenses include: sales and marketing personnel; promotional expenses; expenses related to the provision of the Company's online content services; and allocable overheads. Specific marketing costs include advertising, co-operative disk bundling with computer hardware and modem manufacturers and retailers, computer fairs and registration starter disks. Sales and marketing expenses increased 89.7% to A$5,716,000 in the second quarter of 1998 from A$3,013,000 in the second quarter of 1997, but decreased as a percentage of net revenues to 20.9% from 23.0%, respectively. The increase in sales and marketing expenses in absolute terms was primarily attributable to: an increase in the cost of salaries and wages related to the hiring of additional sales staff.

  Product Development. Product development expenses include: development of the OzEmail Interline Internet telephony related products/software; research and development costs; salaries of engineering staff; and allocable overheads. Product development expenses decreased to A$1,737,000 in the second quarter of 1998 from A$3,423,000 in the second quarter of 1997, and decreased as a percentage of net revenues to 6.3% from 26.2%. A one time adjustment was made for the Metro transaction in the second quarter of 1997. Apart from such adjustment, the decrease in product development costs was primarily attributable to significant amounts spent on the development of OzEmail Interline technologies in the second quarter of 1997.

  General and Administrative. General and administrative expenses include: expenses related to administrative staff; depreciation of non-network equipment; travel expenses of management; allocable overheads; and allowance for bad and doubtful accounts and bank charges. General and administrative expenses increased 63.3% to A$5,718,000 in the second quarter of 1998 from A$3,502,000 in the second quarter of 1997, and decreased as a percentage of net revenues to 20.9% from 26.8%. The increase in general and administrative expenses in absolute terms was primarily attributable to: hiring of additional staff; listing costs associated with completing a compliance listing on the Australian Stock Exchange; ("ASX") and inclusion of Access One and Camtech general and administrative expenses following their acquisitions in November 1997 and March 1998 respectively. The decrease as a percentage of net revenues is due to amounts provided for legal contingencies in second quarter 1997, which resulted in total general and administrative expenses comprising a higher proportion of revenues as compared to second quarter 1998.

  Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles relates to the excess of cost over estimated fair value of net assets acquired and certain other intangibles relating to purchase transactions. Goodwill and intangibles are amortized over periods ranging from two to five years. Amortization of goodwill and other intangibles of A$1,359,000 was recorded in the second quarter of 1998 primarily related to the acquisition of Access One and Camtech.

  Foreign exchange gain, net. Foreign exchange gains increased to A$321,000 in the second quarter of 1998 from A$0 in the second quarter of 1997. The increase is a result of the conversion to Australian dollars of monies held in US dollar bank accounts.

  Interest Income (Expense), Net. Interest income decreased to A$288,000 in the second quarter of 1998 from A$552,000 in the second quarter of 1997. The decrease was primarily attributable to a decrease in short-term Australian interest rates and a reduction in cash balances in the second quarter of 1998 as compared to the second quarter of 1997. Interest expense, increased to A$153,000 in the second quarter of 1998 from A$112,000, in the second quarter of 1997 primarily due to the outstanding capital leases during each respective period.

  Other Income (Expense), Net. Other income of A$63,000 in 1998 related primarily to the recognition of a deferred profit from the sale and lease-back of assets in the year ended December 31, 1997.

  Income Taxes. The Company recorded tax expense of A$362,000 in the second quarter of 1998 compared to A$3,423,000 in the second quarter of 1997. The reduction is due to the sale of the licence to Metro in second quarter 1997 which was taxable under Australian Taxation law.

  Net loss. The net loss for the second quarter of 1998 decreased to A$3,263,000 from A$8,290,000 in the second quarter of 1997. This represents a decrease of $5,027,000 over the 1997 quarter attributable primarily to a reduction in income tax expense due to the sale of the licence to Metro in second quarter 1997 which was taxable under Australian Taxation law in the second quarter of 1997. Net loss before provision for income taxes on a pro-forma basis (assuming the Access One acquisition had occurred on January 1, 1997) decreased 61% from A$7,438,000 for the three months ended June 30, 1997 to A$3,420,000 for the three months ended June 30, 1998. This is primarily attributable to considerable savings in communication costs and greater economies of scale in the network and operations support area.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

  Net Revenues: Total net revenues grew by 107.5% to A$49,434,000 in the first half of 1998 from A$23,829,000 in the first half of 1997. The increase in revenues was attributable primarily to the inclusion of Access One sales revenue following its acquisition in November 1997; and the inclusion of Camtech sales revenue; which was acquired on March 31, 1998. Revenues for the six months to June 30, 1998 as compared to the six months to June 30, 1997 revenues on a pro forma basis, assuming the Access One acquisition had occurred on January 1, 1997, of A$35,846,000 increased 38.0%, attributable principally to: growth in the number of active enterprise and residential customers using the Company's services and increases in billable hours; and increased revenue from the usage of ISDN connections and permanent modems. As of June 30, 1998, the Company's active customer base consisted of approximately 202,700 active customer accounts as compared to approximately 121,000 active customer accounts as at June 30, 1997.

  Cost of Revenues--Network Operations and Support. Cost of revenues--network operations and support increased 78.9% to A$12,540,000 in the six months to June 30, 1998 from A$7,008,000 in the six months to June 30, 1997, but decreased as a percentage of net revenues to 25.4% from 29.4%, respectively. The increase in cost of revenues in absolute terms was primarily attributable to: inclusion of Access One network operations and support costs following the Company's acquisition of Access One in November 1997; and increased staffing costs as a result of expansion of the Company's customer support staff in order to enhance the level of customer service. The decrease in cost of revenues--network operations and support as a percentage of net revenues was primarily attributable to lower network operations and support costs as a percentage of revenues recorded by subsidiaries that have been acquired or have commenced accruing revenue since June 30, 1997, particularly Access One, which has lower technical support and customer support staffing levels than OzEmail.

  Cost of Revenues--Communications and Other. Cost of revenues--communications and other increased 139.2% to A$19,252,000 in the six months to June 30, 1998 from A$8,050,000 in the six months to June 30, 1997, and increased as a percentage of net revenues to 38.9% from 33.8%, respectively. The increase in cost of revenues in absolute terms was primarily attributable to: increased usage of the Internet by active customer accounts; increased megabyte usage due to the adoption of higher-speed modems by the Company's active customer accounts and increases in permanent modem connections; and inclusion of Access One communications costs that include dedicated leased bandwidth capacity to the United States that was in excess of usage requirements. This bandwidth capacity was reduced in February 1998. The increase in cost of revenues-- communications and other as a percentage of net revenues was primarily attributable to: higher Access One communications cost structure because of excess bandwidth capacity to the United States to February 1998.

  Sales and Marketing. Sales and marketing expenses increased 81.4% to A$10,473,000 in the six months to June 30, 1998 from A$5,772,000 in the six months to June 30, 1997, but decreased as a percentage of net revenues to 21.2% from 24.2%, respectively. The increase in sales and marketing expenses in absolute terms was primarily attributable to: an increase in the cost of salaries and wages related to the hiring of additional sales staff.

  Product Development. Product development expenses decreased to A$3,253,000 in the six months to June 30, 1998 from A$5,095,000 in the six months to June 30, 1997, and decreased as a percentage of net revenues to 6.6% from 21.4%, respectively. A one time adjustment was made for the Metro transaction in the second quarter of 1997. Apart from such adjustment, the decrease in product development costs was primarily attributable to significant amounts spent on the development of OzEmail Interline technologies in the second quarter of 1997.

  General and Administrative. General and administrative expenses increased 101.8% to A$9,977,000 in the six months to June 30, 1998 from A$4,944,000 in the six months to June 30, 1997, and decreased marginally as a percentage of net revenues to 20.2% from 20.7%, respectively. The increase in general and administrative expenses in absolute terms was primarily attributable to: hiring of additional staff; listing costs associated with completing a compliance listing on the Australian Stock Exchange; ("ASX") and inclusion of Access One and Camtech general and administrative expenses following their acquisitions in November 1997 and March 1998 respectively.

  Amortization of Goodwill and Other Intangibles. Amortization of goodwill and other intangibles of A$2,490,000 was recorded in the six months to June 30, 1998 primarily related to the acquisition of Access One and the internet business of Camtech.

  Foreign exchange gain, net. Foreign exchange gains increased to A$235,000 in the six months to June 30, 1998 from A$4,000 in the six months to June 30, 1998. The increase is a result of the conversion to Australian dollars of monies held in US dollar bank accounts.

  Interest Income (Expense), Net. Interest income decreased to A$786,000 in the six months to June 30, 1998 from A$1,107,000 in the six months to June 30, 1997. The decrease was primarily attributable to a decrease in short-term Australian interest rates and a reduction in cash balances in the first half of 1998 as compared to the first half of 1997. Interest expense, increased to A$329,000 in the first half of 1998 from A$123,000, in the first half of 1997 primarily related to the outstanding capital leases during each respective period.

  Other Income (Expense), Net. Other income decreased to A$225,000 in the six months to June 30, 1998 from A$941,000 in the six months to June 30, 1997 as the previous period included a profit of A$775,000 from the sale of the Company's Web Wide Media business.

  Income Taxes. The Company recorded a tax benefit of A$101,000 in the six months to June 30, 1998 compared to tax expense of A$3,495,000 in the six months to June 30, 1997. The reduction is primarily due to the sale of the licence to Metro in the second quarter of 1997 which was taxable under Australian Taxation law.

  Net loss. Net loss decreased to A$7,533,000 in the six months to June 30, 1998 from A$8,606,000 in the six months to June 30, 1997. Net loss before provision for income taxes on a pro-forma basis (assuming the Access One acquisition had occurred on January 1, 1997) decreased 24.5% from A$10,112,000 for the six months ended June 30, 1997 to A$8,551,000 for the six months ended June 30, 1998. This is primarily attributable to the Company creating efficiencies from the acquisition through the elimination of duplicated infrastructure and the rationalization of excess bandwidth capacity used for transmission of data from the United States commencing in the second quarter of 1998.

LIQUIDITY AND CAPITAL RESOURCES

  The Company has historically financed its operations to date through cash flow from operations, shareholder loans, capital leases and the issuance of equity securities. During the six-month period ended June 30, 1998, the Company's Internet access business partially funded the continued development of OzEmail Interline and the on-going rationalization of the operations of Access One and OzEmail.

  Net cash flows used in operating activities in the six months to June 30, 1998 totaled A$14,275,000 as compared to net cash flows used in operating activities of A$1,483,000 in the six months to June 30, 1997. The increase in net cash flows used in operating activities in the first half of 1998 as compared to the first half of 1997 is primarily attributable to: tax payments of A$6,012,000 relating to the tax year ended December 31, 1997; and A$10,000,000 utilized to reduce an accrual for communications costs.

  Net cash flows used in investing activities in the six months to June 30, 1998 totaled A$16,392,000 as compared to net cash flows used in investing activities of A$8,418,000 in the six months to June 30, 1997. The increase in net cash flows used in investing activities in the six months to June 30, 1998 as compared to the six months to June 30, 1997 is primarily attributable to a deposit of A$3,558,000 in connection with the purchase of IRU bandwidth capacity in the Southern Cross Cable and A$6,085,000 of investments in restricted term deposits related to infrastructure acquisitions. This has been offset to some extent by lower acquisition amounts outlaid on capital equipment as the Company's network was expanded considerably in the prior year; and the absence of a distribution to minority shareholders in the six months ended June 30, 1998 compared to the same period in 1997. As described in Note 6 to the Interim Financial Statements, the Company has open commitments of approximately US$10,080,000 and US$7,172,000 associated with obtaining capacity in the Southern Cross Cable and a trans-Pacific satellite link, respectively.

  Net cash flows used in financing activities totaled A$4,951,000 in the six months to June 30, 1998, as compared to net cash flows provided by financing activities of A$4,140,000 in the six months to June 30, 1997. The increase in net cash flows used in financing activities in the six months to June 30, 1998 was primarily attributable to the payment of dividends; and payments and restricted term deposits entered into under capital lease obligations; offset by proceeds received from the exercise of options by a director of the Company. Proceeds from a sale and leaseback transaction totaling A$5,000,000 were received in the six months ended June 30, 1997. No such transaction was entered into in the year to date period of 1998.

  The Company believes that its cash and cash equivalents of A$15,984,000 as at June 30, 1998 will be sufficient to meet its presently anticipated working capital requirements. However, in a press release issued on August 10, 1998, filed with the SEC on a separate Form 6K, the Company announced a planned offering of public debt and equity to raise US$250 million in capital for infrastructure to be deployed for the purpose of acquiring or building communications infrastructure including significant dedicated capacity in the Southern Cross Trans Pacific Cable, and long distance, inter- and intra-city, fibre optic cable. In the future, the Company may also seek to expand its operations by making acquisitions or entering into joint ventures or licensing agreements in domestic or international markets, which may require additional capital. Entrance into certain countries or markets could require a significant commitment of resources, which could in turn require the Company to obtain additional financing earlier than otherwise expected. There can be no assurance that the Company will be able to successfully raise US$250 million through its planned offering of public debt and equity or obtain additional financing in a timely fashion, and limitations imposed on the foreign ownership of stock under the Australian Foreign Takeovers and Acquisitions Act could frustrate such efforts. The Company may from time to time consider the acquisition of complementary businesses, products or technologies which may require additional financing, although it has no present legal commitments or agreements, with respect to any such transaction.

OTHER

  Under Australian law, foreign persons are prohibited from acquiring more than a limited percentage of the shares in an Australian company without approval from the Australian Treasurer, or in certain other limited circumstances. These limitations are set out in the Australian Foreign Takeovers and Acquisitions Act. At this time, any foreign person, together with associates, is prohibited from acquiring 15% or more of the outstanding shares in the Company, and the total holdings of all foreign persons must be less than 40% in the aggregate unless approval is granted by the Australian Treasurer. Such investment restrictions could have a material adverse effect on the Company's ability to raise capital as needed and could make difficult or render impossible attempts by foreign entities to acquire the Company, including attempts that might result in a premium over market prices to holders of the Company's American Depositary Shares.

YEAR 2000 COMPLIANCE

  The Company has established a Year 2000 Project Task Force to review all the Company's services with a view to ensuring they remain operational before, during and after the transition to the year 2000. In addition, the Company has retained an external consultant to undertake a complete year 2000 business risk analysis of the Company. The Company is assessing the internal readiness of its existing computer systems to handle the advent of the year 2000. The Company expects to implement any systems and programming changes necessary to address the year 2000 issues. Most of the Company's technology and systems are relatively new, and often were designed with regard for year 2000 concerns. In addition, the Company is engaged in a review of its major suppliers to assess the extent of their preparations for the year 2000. However, there can be no assurance that the systems operated by third parties that interface with the Company's systems will achieve year 2000 compliance in a timely manner. Upon completion of the external consultant's findings, the Company will finalize a budget for year 2000 compliance procedures. Currently the Company estimates that total direct year 2000 project management costs will not exceed A$500,000. It is expected that the external consultant will finalize its analysis by the end of the third quarter 1998. The Company does not anticipate any additional significant expenses to be incurred with respect to its year 2000 compliance program.

RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS 130), and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131). The Company will be required to adopt both statements for the year ended
December 31, 1998. Under SFAS No. 130, companies are required to report in the financial statements, in addition to net income, comprehensive income including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities. The Company has adopted SFAS 130 for the purposes of these financial statements in this Form 6-K. Such adoption did not have a material impact. Currently, net income and comprehensive income of the Company is not materially different. SFAS No. 131 requires that companies report separately, in the financial statements, certain financial and descriptive information about operating segments, if applicable. The Company is currently assessing its disclosure requirements under SFAS No. 131.

  In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This Statement of

Position (SOP) provides guidance on accounting for the costs of computer software developed or obtained for internal use and requires that computer software costs that are incurred in the preliminary project stage, as defined by the standard, should be expensed as incurred. Once the capitalization criteria of the SOP have been met, external direct costs of materials and services consumed in developing or obtaining internal-use computer software; payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use computer software project (to the extent of the time spent directly on the project) and certain other costs incurred when developing computer software for internal use should be capitalized. The standard is effective for fiscal years beginning after December 15, 1997. The Company has adopted this standard in the first quarter of 1998 the impact of which was not material.

  On June 15, 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 (January 1, 2000 for the Company). SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. From time to time the Company has, and may in the future, enter into foreign currency contracts solely for hedging purposes. As of December 31, 1997 and June 30, 1998 there were no outstanding derivative instruments. As the Company's hedging activities are currently limited, management anticipates that the adoption of SFAS 133 will not have a significant effect on the Company's results of operations or its financial position.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          OzEmail Limited

                                                      /s/ Ian McGregor
                                          By: _________________________________
                                                        IAN MCGREGOR
                                                  CHIEF FINANCIAL OFFICER

Date: August 14, 1998

                                                                     APPENDIX D

LOGO OZEMAIL
                                   -------------------------
                                    N E W S  R E L E A S E
                                   -------------------------

                     OZEMAIL ANNOUNCES FURTHER INFRASTRUCTURE INVESTMENT

                    CONFIRMS PURCHASE OF POWERUP PTY LIMITED

FOR MORE INFORMATION CONTACT:

Michael Ward--Sydney, Australia--(+612) 9433 2498
Todd Friedman--San Francisco, United States--(415) 439 4514

SYDNEY, AUSTRALIA, SEPTEMBER 14, 1998--OzEmail Limited ("the Company", Nasdaq:
OZEMY, ASX; OZM), the leading provider of comprehensive Internet services in Australasia, announced an additional investment in the Southern Cross Cable Consortium to acquire fibre capacity between the United States, New Zealand and Australia.

Trans-Pacific capacity is a major cost for Internet service providers in Australia with most paying at least 16 cents per megabyte for their international traffic. "The acquisition of this additional capacity we are announcing today is in order to meet our projections for significant growth in the Australian market over the next decade," said Sean Howard, Chief Executive Officer of OzEmail.

The Southern Cross Cable agreement provides for capacity of 3.5 T3s (approx 150Mbps) in the first four years following the ready-for-service date, growing to 10.5 T3s (approx 450Mbps) thereafter. Southern Cross ("SC"), a wholly-owned New Zealand subsidiary of Southern Cross Bermuda, is entering into agreements for the supply of a cable link between Australia and the United States via New Zealand. SC is a consortium of telecommunications companies including Worldcom, Optus and Telecom NZ.

This announcement is additional to last April's agreement to acquire 45Mbps of capacity and the pre-payment of US$2.217m. The Company will make an additional payment of US$3.78m prior to 28 February 1999 as part of the new agreement, and at the ready-for-service date, anticipated to be during the year 2000, will make a one-off payment of US$35.3m covering the use of the cable for a period of 15 years.

"This represents a commitment to the future growth of our business and the Internet in Australia", said Mr. Howard. "One of our business' greatest assets will be our ability to manage rapid growth and to guarantee supply to our customers: Southern Cross Cable allows us to plan with confidence."

The Company today also advised of the completion of the purchase of 55% of the issued capital of Powerup Pty Ltd, the leading Queensland ISP with 19,200 active subscribers, announced on May 13 this year. The purchase consideration was 378,790 ordinary shares and cash of A$666,666. The business also includes the web-hosting service Web Central, which currently houses over 3300 corporate sites.

  OzEmail Limited (ACN 066 387 157), Level I, 39 Herbert Street, St. Leonards
                              NSW 2065, Australia

                                                                      APPENDIX E
LOGO OZEMAIL

                           ------------------------
                             N E W S  R E L E A S E
                           ------------------------

                     OZEMAIL REPORTS THIRD QUARTER RESULTS

FOR MORE INFORMATION CONTACT:

Sean Howard Michael Ward--Sydney, Australia--(+612) 9433 2400
Todd Friedman--San Francisco--(415) 296-7383

Sydney, Australia, November 6, 1998. OzEmail Limited (Nasdaq: OZEMY), the leading provider of comprehensive internet services in Australasia, today released its results for the third quarter ended September 30, 1998.

Revenues for the third quarter of 1998 were A$29,210 000 (US$17,400,000), an increase of 98.3% over 1997 third quarter revenues of A$14,728,000 (US$10,520,000). The record revenues in the quarter, representing the 15th straight quarter of sequential revenue growth, were primarily attributable to increased dial-up and permanent connections from OzEmail's Australian Internet connectivity business and the acquisition of Access One, Camtech and PowerUp Internet services over the last year. The operating loss for the quarter of A$3,517,000, compared to an operating loss of A$805,000 in the 1997 third quarter, was primarily due to costs associated with the further development of the Company's Interline Internet telephony business and expenses related to the acquisition of Access One. The net loss for the quarter was A$3,677,000, or A$0.30 per American Depositary Share ("ADS") (US$2,190,000 or US$0.176 per ADS) compared to a net loss for the third quarter of 1997 of A$398,000 or A$0.04 per ADS (US$284,000 or US$0.03 per ADS).

"We continue to lead the Australian market in subscribers, services and innovation," said Sean Howard, Chief Executive Officer of OzEmail. "Our market has seen dramatic change in the past year with the effects of deregulation of the telecommunications industry being felt and the entry of new players into our market. Through it all, we have maintained our position as number one in the minds of Australians as they log onto the Internet each day."

For the nine months ended September 30, 1998, total net revenues grew by 103% to A$78,644,000 from A$38,557,000 in the nine months ended September 30, 1997. The net loss for the nine months to September 30, 1998 was A$11,210,000 compared with a net loss of A$9,003,000 in the comparable 1997 period.

Operating highlights from the third quarter of 1998 include:

  * The Company's active customer base increased 95% over the 1997 third quarter to approximately 247,700.

    OzEmail Limited (ACN 066 387 157), OzEmail House, 39 Herbert Street, St.
                          Leonards NSW 2065, Australia
            Telephone: (+612) 9433 2400 Facsimile: (+612) 9906 4155

News Release                                                   November 6, 1998
OzEmail Reports Third Quarter 1998 Results

  * Positive earnings before interest, taxation, depreciation and amortization (EBITDA) of A$1,208,000 in the third quarter resulting in a year to date EBITDA of A$2,430,000.

  * The number of affiliates in the interline VoIP consortium reached 15 and new operations started in the following countries: France, The United Kingdom, Ireland and Norway. In September the Interline network managed
     1.9 million minutes of Internet voice traffic.

  * OzEmail signed an additional infrastructure contract with Southeren Cross Cable Consortium to assist in lowering communications costs into the next century.

  * The Company continued the rationalization of its infrastructure contributing to lower communications costs per subscriber.

"During the quarter, OzEmail continued to aggressively defend its market share," said Mr. Howard. "Our flat rate pricing plan has opened the door to the Internet for new users across the country and it remains the only national flat rate pricing plan on offer. The agreements we signed to acquire dedicated cable capacity linking Australia, New Zealand and the United States will significantly reduce our Internet traffic costs once the cable is available for service, currently scheduled for late next year."

OzEmail's Internet telephony business--Interline--today announced that it has added Teltran as an affiliate in New York. Interline also announced it signed a multi-year refile agreement with Teltran and established a new refile hub in Los Angeles, California with two new refile providers, Pacific Gateway Exchange Inc. (Nasdaq: PGEX) and Telecom New Zealand (TNZ).

Mr. Jean-Baptiste Rousselot, Chief Executive Officer of Interline, commented, "We have been expanding our affiliate consortium which now includes 15 members around the world. While our development efforts continue in full swing, we are looking forward to working with our partners as they begin delivering full international Internet long distance service in the coming quarters."

  Other highlights in the quarter included:

  * The release of MyMail, a web-based email service available from anywhere on the Internet;

  * The release of SouthernX--an Australian and New Zealand email address directory;

  * Chaos Music Market, an on-line music service supported by OzEmail, announced an additional 230,000 titles from all major catalogue would be available online, enabling secure preview and purchase of music from around the world;

  * Itravel, a Web-based travel service, which enables Internet users to research, plan, book and pay for all their travel arrangements online was launched in August; and

  * Apple Computer Australia chose the Company as the only pre-installed Internet service provider for the Australia release of IMac.

   OzEmail Limited (ACN 066 387 157), OzEmail House, 39 Herbert Street, St.
                         Leonards NSW 2065, Australia
            Telephone: (+612) 9433 2400 Facsimile: (+612) 9906 4155

News Release                                                   November 6, 1998
OzEmail Reports Third Quarter 1998 Results

In this news release, references to "US$" are to United States dollars and references to "A$" are to Australian dollars. Amounts for quarterly results and full year results are translated into US$ for convenience at the exchange rate prevailing at the end of each quarter and at the end of each full year, respectively. The exchange rates between the U.S. dollar and the Australian dollar were $0.7143, $0.5500 and $0.5957 (expressed in U.S. dollar/Australian dollars) at September 30, 1997. December 31, 1997 and September 30, 1998, respectively.

ABOUT OZEMAIL

OzEmail is the leading provider of comprehensive Internet services in Australia. The Company's Internet services are designed to meet the different needs of its residential and enterprise customers ranging from low cost dial up to high performance, continuous access services integrating the Company's ISDN offering and consulting expertise. OzEmail's Internet telephony business--Interline--is a partnership between OzEmail Ltd. (88%) and Ideata Pty Ltd (12%), an Australian manufacturer of telecommunications equipment. Interline has developed and is operating technology that allows the placement, routing and billing of high quality voice services over the internet, using existing tone dial phones.

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may differ materially from actual future events or results. The future performance of the Company involves risks and uncertainties that could cause actual results to differ markedly from those anticipated by such forward-looking statements. Such risks include but are not limited to the following: a limited operating history for the Company; potential fluctuations in operating results; competition; pricing pressure; dependence on third-party suppliers of hardware and software; shortage of modems; dependence on telecommunications carriers; management of growth; limited market; a need for and risks of international expansion; the existence of a new and uncertain market; customer retention issues; rapid technological change; security risks; the risk of system failure; formal licensing and joint marketing agreements; patents and proprietary rights; infringement claims; changes in government regulation; risks associated with providing content including potential liability; dependence on key personnel and need to hire additional qualified personnel; uncertainty of currency exchange rates; need for additional capital; enforceability of civil liabilities; antitakeover impact of Australian foreign investment restrictions; control of the Company by the Board of Directors; and possible volatility of ADS price. For a more complete description of certain of such risks and uncertainties, we refer you to the documents that the Company has filed from time to time with the Securities and Exchange Commission ("SEC") including its registration statements on Form F-1 dated August 26, 1998, August 25, 1998 and May 28, 1998, its 1997 Form 10-K dated May 15, 1998, 1996 Form 10-K dated March 31, 1997, its quarterly reports on Form 6-K dated August 14, 1998, and May 15, 1998, its Amendment No. 1 to Form 10-Q for the period to September 30, 1997, dated May 21, 1998. Its Amendment No. 1 to Form 10-Q for the period to June 30, 1997, dated May 21, 1998, and its Form 10-Qs dated August 13, 1996, November 14, 1998, and May 8, 1997.

   OzEmail Limited (ACN 066 387 157), OzEmail House, 39 Herbert Street, St.
                         Leonards NSW 2065, Australia
            Telephone: (+612) 9433 2400 Facsimile: (+612) 9906 4155

News Release                                                    November 6, 1998
OzEmail Reports Third Quarter 1998 Results

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                     DECEMBER 31, SEPTEMBER 30,
                                                         1997         1998
                                                     ------------ -------------
                                                     (IN THOUSANDS, EXCEPT PER
                                                       SHARE DATA)(UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.........................  A$ 51,614     A$ 14,732
  Restricted term deposits..........................        --          2,797
  Accounts receivable--trade, net of allowances of
   A$889 and A$3,524, respectively..................      8,427        15,653
  Other receivables.................................      2,363            21
  Current investments...............................        --            305
  Income tax receivable.............................        --          1,679
  Other current assets..............................      2,520         1,884
                                                      ---------     ---------
    Total current assets............................     64,924        37,071
Plant and equipment, net............................     27,179        31,255
Non-current investments.............................      1,559           535
Goodwill and other intangibles......................     19,839        23,484
Non-current restricted term deposits................        --          4,230
Net deferred tax assets.............................        285         1,717
Other non-current assets............................        --          3,559
                                                      ---------     ---------
Total assets........................................  A$113,786     A$101,851
                                                      =========     =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................  A$ 19,936     A$ 22,010
  Deferred consideration............................      4,407           --
  Current portion of financing--lease liability.....      3,836         4,393
  Short term loan--due to Metro.....................      2,043           --
  Accrued expenses and other liabilities............      7,513         6,674
  Deposits under agreements with Metro..............     18,686           --
  Income taxes payable..............................      3,776           --
                                                      ---------     ---------
    Total current liabilities.......................     60,197        33,077
Non-current portion of financing--lease liability...      4,423         2,198
                                                      ---------     ---------
Total liabilities...................................     64,620        33,275
                                                      =========     =========
Minority equity interest............................        --            808
Commitments and contingencies (Note 9)..............        --            --
Shareholders' equity:
  Ordinary Shares, 1,250,000,000 shares authorized;
   111,000,010 and 124,819,500 shares issued and
   outstanding, respectively........................        444           499
  Additional paid-in capital........................     64,636        95,257
  Accumulated deficit...............................    (15,916)      (27,126)
  Dividends.........................................        --         (2,858)
  Other comprehensive income (loss), net............          2            (4)
                                                      ---------     ---------
    Total shareholders' equity......................     49,166        65,768
                                                      ---------     ---------
Total liabilities and shareholders' equity..........  A$113,786     A$101,851
                                                      =========     =========

 OzEmail Limited (ACN 066 387 157), Ground Flr, Building B, 39 Herbert Street,
                        St. Leonards NSW 2065, Australia
            Telephone: (+612) 9433 2400 Facsimile: (+612) 9906 4155

News Release                                                    November 6, 1998
OzEmail Reports Third Quarter 1998 Results

                                OZEMAIL LIMITED
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                   THREE MONTHS ENDED     NINE MONTHS ENDED
                                      SEPTEMBER 30,         SEPTEMBER 30,
                                   --------------------  --------------------
                                     1997       1998       1997       1998
                                   ---------  ---------  ---------  ---------
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                 (UNAUDITED)
Net revenues...................... A$ 14,728  A$ 29,210  A$ 38,557  A$ 78,644
Costs and expenses:
  Cost of revenues--network
   operations and support.........     3,967      7,350     10,976     19,890
  Cost of revenues--communications
   and other......................     4,440     11,363     12,490     30,615
  Sales and marketing.............     3,845      5,959      9,617     16,432
  Product development.............     1,852      1,875      6,945      5,128
  General and administrative......     1,429      4,898      6,373     14,875
  Amortization of goodwill and
   other intangibles..............       --       1,282        --       3,772
                                   ---------  ---------  ---------  ---------
Total costs and expenses..........    15,533     32,727     46,401     90,712
                                   ---------  ---------  ---------  ---------
Loss from operations..............      (805)    (3,517)    (7,844)   (12,068)
Other income (expense):
  Foreign exchange gain (loss),
   net............................      (116)        62       (112)       297
  Interest income.................       859        239      2,354      1,025
  Other income (expense), net.....        59       (508)       612       (283)
  Interest expense................       (96)      (135)      (219)      (464)
                                   ---------  ---------  ---------  ---------
Loss before provision for income
 taxes and minority equity
 interest.........................       (99)    (3,859)    (5,209)   (11,493)
Income tax (expense) benefit......      (299)       169     (3,794)       270
Minority equity interest..........       --          13        --          13
                                   ---------  ---------  ---------  ---------
Net loss.......................... A$   (398) A$ (3,677) A$ (9,003) A$(11,210)
                                   =========  =========  =========  =========
Basic loss per ordinary share..... A$ (0.004) A$ (0.030) A$ (0.087) A$ (0.093)
                                   =========  =========  =========  =========
Diluted loss per ordinary share... A$ (0.004) A$ (0.030) A$ (0.087) A$ (0.093)
                                   =========  =========  =========  =========
Weighted average ordinary shares
 and share equivalents
  --Basic.........................   103,663    124,509    103,555    120,497
                                   =========  =========  =========  =========
  --Diluted.......................   103,663    124,509    103,555    120,497
                                   =========  =========  =========  =========
Basic loss per ADS................ A$ (0.042) A$ (0.295) A$ (0.870) A$ (0.930)
                                   =========  =========  =========  =========
Diluted loss per ADS.............. A$ (0.042) A$ (0.295) A$ (0.870) A$ (0.930)
Basic loss per ADS................ US$(0.030) US$(0.176) US$(0.593) US$(0.554)
                                   =========  =========  =========  =========
Diluted loss per ADS.............. US$(0.030) US$(0.176) US$(0.593) US$(0.554)

 OzEmail Limited (ACN 066 387 157), Ground Flr, Building B, 39 Herbert Street,
                        St. Leonards NSW 2065, Australia
            Telephone: (+612) 9433 2400 Facsimile: (+612) 9906 4155

                                                                      APPENDIX F

           EXEMPTIONS FROM AND MODIFICATIONS TO THE CORPORATIONS LAW
                              GRANTED BY THE ASIC

                                 (SECTION 15.3)

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                  CORPORATIONS LAW--SECTION 730--DECLARATION

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") declares that Chapter 6 of the Law applies to the person named in Schedule A in the case referred to in Schedule B as if:

1. SECTION 603 WERE MODIFIED BY:

  (a)inserting the following definitions:

    "additional shares", in relation to a takeover scheme, means shares:

    (a) issued during the takeover period;

    (b) which, on issue are of the same class as the shares to which the takeover scheme relates; and

    (c) specified in the Part A statement as being shares to which the takeover scheme relates.

    "convert" includes exercise;

    "convertible securities", in relation to a company, comprise:

    (a) securities to which are attached rights granted by the company to be allotted shares in the company; and

    (b) any other rights granted by the company (whether or not securities as defined in section 92) to subscribe for shares in the company,"; and

  (b)adding the following words to the end of paragraph (c) of the definition of "prescribed occurrence":

    "(other than an allotment of additional shares by the target company pursuant to the conversion or convertible securities issued before the date of the offers)".

2. SECTION 634 WERE MODIFIED BY:

  (a)inserting "(1)" at the beginning of the section;

  (b)inserting the following subsection after subsection (1):

  "(2)So far as practicable apply this Division and Division 2 to a takeover scheme as if:

    (a)additional shares form part of the relevant class; and

    (b) holders of convertible securities were holders of the additional shares which may be issued on conversion of those convertible securities."

3. SECTION 636 WERE MODIFIED BY INSERTING THE FOLLOWING WORD AND PARAGRAPH AFTER PARAGRAPH 636(1)(B):

  "; and

  (c) any differences in the manner or time prescribed for acceptance of the offers attributable only to the fact that at the time the offers for shares in the relevant class were first made, or at any time during the offer period, the offeree held an additional share or a convertible security.";

4. SUBSECTION 636(2) WERE MODIFIED BY INSERTING AFTER THE WORDS "RELEVANT CLASS" THE WORDS:

  "and to each holder of convertible securities who does not hold other shares in the relevant class.";

5. SUBSECTION 638(4) WERE MODIFIED BY INSERTING THE FOLLOWING PARAGRAPHS AFTER PARAGRAPH (B):

  "(c)the maximum number of shares which may become part of the relevant class; and

  (d) the maximum number of shares in the relevant class to which the offeror may become entitled upon exercise of convertible securities held by the offeror or its associates.";

6. SECTION 639 WERE MODIFIED BY ADDING THE FOLLOWING SUBSECTIONS AT THE END OF THE SECTION:

  "(3) The offeror must, not later than two business days after becoming aware of the name and address of a person to whom additional shares are issued during the offer period and to whom an offer has not already been sent, send in an approved manner to that person

    (a)an offer dated the same day as offers already sent under the takeover scheme;

    (b) a copy of each document or notice which has been published or given under Divisions 3, 5, or 6 of this Part during the offer period; and

    (c)a covering letter explaining the effect of those documents and notices.

  (4)Subsections 637(1), 638(2) and 646(1) do not apply to an offer sent under this section.";

7. SUBPARAGRAPH 647(1)(B)(II) WERE MODIFIED TO READ:

  "give a copy of that statement to each person:

  (A) registered at the date of the Part B Statement as the holder of shares to which the Part A statement relates; and

  (B)to whom an offer to which that Part A statement relates was made.";

8. SECTION 647 WERE MODIFIED BY INSERTING THE FOLLOWING SUBSECTION AFTER SUBSECTION (1):

  "(1A) The offeror must, within 2 business days of the target giving a Part
       B statement in accordance with subparagraphs (1)(b)(i) and (ii), give a copy of the Part B statement to each person to whom an offer was made under the takeover scheme only because the person was the holder of convertible securities and to whom the target company has not sent a copy of the Part B statement.";

9. SUBSECTION 662(4) WERE MODIFIED TO READ AS FOLLOWS:

  "(4) The number of shares specified in accordance with subsection (3) may be expressed as a number of shares, or as a percentage of the total number of shares which are at the end of the offer period included in that class to which the offer relates.";

10. PARAGRAPH 701(1)(A) WERE MODIFIED TO READ AS FOLLOWS:

  "where takeover offers have been made under a full takeover scheme in respect of shares in a class of shares (including additional shares), the shares in respect of which the offers were made (including the additional shares) are shares subject to acquisition. Shares to which the offeror was entitled when the first of the offers was made and additional shares to which the offeror became entitled upon their issue, however, are not shares subject to acquisition;"

11. PARAGRAPH 701(2)(A) WERE MODIFIED BY INSERTING AFTER THE WORDS "CLASS OF SHARES" THE FOLLOWING WORDS:

  ", including additional shares,";

12. CLAUSE 11 IN PART A IN SECTION 750 WERE MODIFIED BY INSERTING AFTER THE WORDS "OFFERS RELATE" THE FOLLOWING:

  "(including any shares referred to in paragraph 638(4)(c))".

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

                                  SCHEDULE B

This modification applies to the takeover scheme by the person named in Schedule A for fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in the company named in Schedule C in respect of which a Part A statement is registered by the Commission at or about the date of this instrument.

It does not apply if the offers made under the scheme are subject to a defeating condition which would operate if the target company issued additional shares (as defined above) during the offer period.

                                  SCHEDULE C

                        OZEMAIL LIMITED ACN 066 387 157

Dated 22 December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                   CORPORATIONS LAW--SECTION 728--EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law") the Australian Securities and Investments Commission ("Commission") exempts the person named in Schedule A ("applicant") from compliance with the section or sections listed in Schedule B in the case referred to in Schedule C to the extent that the section or sections require the document to be signed by a director of the applicant on condition that:

(a)the document is signed by an agent of the director, authorised in writing, in his or her place; and

(b)an original or verified copy authorization is lodged with the Commission with the signed document referred to in paragraph (a).

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

                                  SCHEDULE B

              s637(1)(a)--Part A Statement
              s657(1)(a)--Notice of Variation
              s657(2)(a)--Notice of Variation--offer period to exceed 6 months

                                  SCHEDULE C

The takeover scheme by UUNET Holdings Australia Pty Limited ACN 085 531 684 in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement is registered by the Commission on or about the date of this instrument.

Dated 22 December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                   CORPORATIONS LAW--SECTION 728--EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby exempts the person named in Schedule A (offeror) from compliance with sections 654(1) and 656(1) of the Law in the case referred to in Schedule B so that each of the takeover offers referred to in Schedule B may, subject to the conditions listed in Schedule C (conditions), be varied by extending the period of the offer at any time before the end of the offer period without the offer at the time of the extension being free of defeating conditions.

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

                                  SCHEDULE C

1. The offeror must no later than 5pm (Sydney time) on the day on which the offer period would, but for the extension, have ended:

  (a) make an announcement of the declaration to the Australian Stock Exchange Limited, Company Announcements Platform; and

  (b)issue a press release via generally accepted media channels of the declaration.

2. The offeror must also comply with the requirements of section 657 of the Law in respect of the proposed variation.

3. The proposed extension must, if it is effected less than 7 days before the day which would have been the last day of the offer period but for such extension, not be for a period less than 5 business days.

Dated 22 December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                  CORPORATIONS LAW--SECTION 730--DECLARATION

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby declares that Chapter 6 of the Law applies in relation to the person named in Schedule A ("offeror") in the case referred to in Schedule B as if sub-paragraph 637(1)(b) was modified or varied by inserting after the words "particulars referred to in subsection 638(4)" the words "or any other date or information required to be contained in the offer under the Securities Exchange Act of 1934 (USA) which is unknown as at the date of the Part A statement".

                                  SCHEDULE A

            UUNET HOLDINGS AUSTRALIA PTY LIMITED (ACN 085 531 684)

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited (ACN 066 387 157) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

Dated 22 December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

               AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION
                    CORPORATIONS LAW--SECTION 728 EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby exempts the person named in Schedule A (offeror) from compliance with section 663(2) of the Law in the case referred to in Schedule B, subject to the conditions in Schedule C to permit the offers referred to in Schedule B to be declared free from a defeating condition at any time before the end of the offer period.

                                  SCHEDULE A

            UUNET HOLDINGS AUSTRALIA PTY LIMITED (ACN 085 531 684)

                                  SCHEDULE B

A takeover scheme or any contracts resulting from the acceptance of takeover scheme offers by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

                                  SCHEDULE C

1. The offeror must no later than 5 pm (Sydney time) on the day on which the offer period ends:

  (a) make an announcement of the declaration to the Australian Stock Exchange Limited, Company Announcements Platform; and

  (b) issue a press release via generally accepted media channels of the declaration.

2. The offeror must also comply with the requirements of sections 663(3) and 663(4) of the Law in respect of the declaration.

3. If the proposed declaration is effected less than 7 days before the day which would have been the last day of the offer period (but for the extension referred to in this condition), the offeror must extend the offer period by a period of not less than 5 business days.

Dated 22 December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                AUSTRALIAN SECURITIES AND INVESTMENT COMMISSION
                   CORPORATIONS LAW SECTION 730--DECLARATION

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby declares that Chapter 6 of the Law applies in relation to the person named in Schedule A (offeror) in the case referred to in Schedule B as if:

1. section 603 of the Law were modified or varied by:

    (a) adding in the definition of "takeover offer' after the words "to acquire shares" the words "or American Depositary Shares representing shares"; and

    (b) adding in the definition of "takeover scheme" after the words "shares in a company" the words "or American Depositary shares representing shares in that company";

2. in Divisions 1, 4, 5, 6 and 7 of Part 6.3 of Chapter 6 of the Law and Divisions 4 and 5 of Chapter 6 of the Law (with the exception of sections 642 and 644 of the Law and subsections 638(4), 662(3), 662(4), 663(3) and
   663(6) of the Law):

    (a) a reference to share or shares includes a reference to an American Depositary Share representing 10 fully paid ordinary shares or American Depositary Shares representing 10 fully paid ordinary shares; and

    (b) a reference to "member' or "holder' includes a reference to the holder of an American Depositary Share representing 10 fully paid ordinary shares;

3. In Section 701 of the Law, a reference to "Shares" includes shares that are represented by American Depository Shares;

4. subsection 646(1) of the Law were modified or varied by inserting at the end of that subsection the words "and a list of the names and addresses of all of the holders of American Depositary Shares representing shares to whom the offeror sent offers"; and:

5. subsection 642(2) of the Law were modified or varied by inserting at the end of that subsection the words:

    "except to the extent to which that condition provides that:

    (a) a person who accepts the offer in respect of American Depositary Shares representing shares may not also accept the offer in respect of the shares represented by those American Depositary Shares; or

    (b) a person who accepts the offer in respect of shares may not also accept the offer in respect of the American Depositary Shares representing those shares".

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

Dated 22 December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

               AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION
                   CORPORATIONS LAW--SECTION 728--EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commissions ("Commission") hereby exempts the person named in Schedule A (offeror) from compliance with sections 636 and 638(7) of the Law in the case referred to in Schedule B (takeover offer), to the extent necessary to permit the offeror to withhold amounts from consideration payable under the takeover offer, if and to the extent required by, and in accordance with, applicable United States of America federal backup withholding tax legislation.

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

Dated 22 December 1998

[Signed]

Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

               AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION
                   CORPORATIONS LAW--SECTION 728--EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby exempts the person named in Schedule A (offeror) from compliance with section 636(1) of the Law in the case of each of the takeover offers referred to in Schedule B, (takeover offers), insofar, subject (in the case of paragraph (a) below only) to the conditions listed in Schedule C, as it is necessary:

(a) to permit payment of the consideration by the Offeror under the takeover offers to be paid either in Australian dollars (AUD) or United States of America dollars (USD); and

(b) to permit the takeover offers to stipulate that each offeree in the United States of America who accepts the offer in respect of certificated shares must do so by delivering a form of acceptance and transfer to an agent of offeror in the United States of America.

                                  SCHEDULE A

            UUNET HOLDINGS AUSTRALIA PTY LIMITED (ACN 085 531 684)

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares ("Shares") and American Depositary Shares ("ADS") representing fully paid ordinary shares in OzEmail Limited (ACN 066 387 157) in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

                                  SCHEDULE C

1. Subject to the following provisions, the consideration payable under the offer will be made in USD.

2. All holders of Shares and/or ADS's who accept the offer (including those whose Shares and/or shares represented by ADS's are the subject of compulsory acquisition under Division 6 of Part 6.5 of the Law) will have the right to elect to receive payment in AUD in lieu of USD determined in accordance with clause 4. That election can be made by the holder of shares and/or ADS's completing provisions in the Letter of Transmittal (in the case of shares represented by ADS's) and the Acceptance and Transfer form (in the case of Shares).

3. However, if an election under clause 2 is not made:

  (a) the holder of ADSs will receive USD; and

  (b) the holder of Shares will receive AUD determined in accordance with clause 4.

4. Conversion of USD into AUD will be made on the basis that the cash amount payable in USD will be converted, without charge, from USD to AUD at the exchange rate obtainable by the registry for the offeror in Australia, in the case of Shares, and the Bank of New York in the case of Shares or shares represented by ADS's on the spot market in Sydney or New York, respectively, at approximately noon (local time) on the date that the offeror makes the cash consideration available to its registry in Australia or the Bank of New York (as the case may be) for forwarding to accepting holders of ADS's or Shares.

5. All payments of consideration to holders of Shares and ADSs who have been deemed to have elected, or who in fact have elected, to receive the consideration in AUD must be made by a cheque drawn against a bank holding a banking license under the Banking Act 1959 (Cth).

Dated 22 December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                    CORPORATIONS LAW--SECTION 607--APPROVAL

Pursuant to section 607(1) and for the purposes of paragraph 607(2)(c) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") approves the person named in Schedule A sending specified documents that the person proposes to send under Chapter 6:

  (a) to holders of fully paid ordinary shares in OzEmail Limited ACN 066 387 157 ("Shares") by pre-paid airmail post or by courier originating in Australia where the addressee is located in an external territory or outside of Australia;

  (b) to holders of American Depository Shares representing Shares ("ADSs") by pre-paid ordinary post, pre-paid airmail post or by courier originating in the United States of America;

  (c) to holders of options over Shares by pre-paid ordinary post, pre-paid airmail post or by courier originating:

    (i) in Australia where the addressee is located in an external territory or outside of Australia, other than the United States of America; and

    (ii)in the United States of America where the addressee is located in that country.

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

Dated 22 December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Australian Securities and Investments Commission

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                   CORPORATIONS LAW--SECTION 728--EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby exempts the person named in Schedule A (offeror) from compliance with section 641(1) and clause 4 of Part A in section 750 of the Law, in the case referred to in Schedule B (takeover scheme) to the extent that those provisions require the Part A statement to disclose any acquisitions or disposals in the target company within 4 months of the day specified in clause 4 of Part A in section 750 of the Law by any persons referred to in Schedule C, in the circumstances referred to in Schedule C.

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

                                  SCHEDULE B

A takeover scheme by the Offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 ("Target") in respect of which a Part A statement was registered on or about the date of this instrument.

                                  SCHEDULE C

1. Any related body corporate of the Offeror and any director or secretary of the Offeror or any related body corporate of the Offeror:

  (a) acting in the capacity of trustee of a superannuation fund established for the benefit of employees of the Offeror or of any of its related bodies corporate who has, acquires or disposes of a relevant interest in shares solely in that capacity without the actual knowledge of the Offeror by reason of a decision made and implemented by a fund manager which is not related to the Offeror and which acted independently of and without direction from the trustee, the Offeror or any of its related bodies corporate;

  (b) where the aggregate number of voting shares of the Target in each superannuation fund in which each of the trustees has a relevant interest does not exceed five per cent of the ordinary shares in the Target.

2. Any:

  (a) related bodies corporate of the Offeror:

    (i) the operations and management of which are conducted outside
        Australia;

    (ii) which are associates of the Offeror by reason only of section 11 of the Law;

    (iii) which are not involved in the planning or progress of the Takeover Scheme; and

    (iv) which are not investment companies; and

  (b)directors and secretaries of such related bodies corporate who are:

    (i) resident outside Australia;

    (ii) not involved in the planning or progress of the Takeover Scheme;
         and

    (iii) associates of the Offeror by reason only of section 11 of the Law;

  who has or commences to have or ceases to have a relevant interest in shares, where the Offeror does not have actual knowledge of the interest, acquisition or disposal, and where the aggregate of the relevant interests in the voting shares of the Target acquired, disposed of or held, which are not disclosed in the Part A statement registered by the Commission, does not exceed five per cent of ordinary shares in the Target.

Dated this 22th day of December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Commission

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                  CORPORATIONS LAW--SECTION 730--DECLARATION

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby declares that Chapter 6 of the Law applies in relation to the person named in Schedule A (offeror) in the case referred to in Schedule B as if sub-paragraph 2(a) in Part A in Section 750 of the Law was modified or varied by inserting "business" before "addresses of all the directors."

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

Dated this 22th day of December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Commission

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                  CORPORATIONS LAW--SECTION 730--DECLARATION

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby declares that Chapter 6 of the Law applies in relation to the person named in Schedule A (offeror) in the case referred to in Schedule B as if clause 14 of Part A of section 750 of the Law was modified or varied by deleting the words "the date of the last balance sheet laid before the company in general meeting" and inserting instead the words "the shares of the company were listed on the Australian Stock Exchange."

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

Dated this 22th day of December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Commission

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                   CORPORATIONS LAW--SECTION 728--EXEMPTION

Pursuant to section 728 of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") hereby exempts the person named in Schedule A ("Offeror") in the case referred to in Schedule B (takeover offer) from compliance with section 686 of the Law, to the extent that section 686 prohibits a disposal of shares by the Offeror constituted by the withdrawal by a person to whom the takeover offer is made of that person's acceptance of the takeover offer.

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

                                  SCHEDULE B

A takeover scheme by the Offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered by the Commission on or about the date of this instrument.

Dated this 22th day of December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Commission

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                  CORPORATIONS LAW--SECTION 730--DECLARATION

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") declares that Chapter 6 of the Law applies in relation to the person named in Schedule A in the case referred to in Schedule B as if section 644(1) were modified by deleting the words "the day immediately before".

                                  SCHEDULE A

       UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684 ("OFFEROR")

                                  SCHEDULE B

The service by the Offeror on OzEmail Limited ACN 066 387 157 of its Part A statement, a copy of which has been registered by the Commission on or about the date of this instrument

Dated this 22th day of December 1998.

[Signed]

Signed by Neil Johnson
a delegate of the Commission

                AUSTRALIAN SECURITIES & INVESTMENTS COMMISSION
                  CORPORATIONS LAW--SECTION 730--DECLARATION

Pursuant to section 730(1) of the Corporations Law ("Law"), the Australian Securities and Investments Commission ("Commission") declares that Chapter 6 of the Law applies to the person named in Schedule A (offeror) in the case referred to in Section B as if subsections 650(3) and 650(3A) were deleted.

                                  SCHEDULE A

             UUNET HOLDINGS AUSTRALIA PTY LIMITED ACN 085 531 684

                                  SCHEDULE B

A takeover scheme by the offeror in relation to fully paid ordinary shares and American Depositary Shares representing fully paid ordinary shares in OzEmail Limited ACN 066 387 157 in respect of which a Part A statement was registered on or about the date of this instrument.

Dated this 22th December 1998

[Signed]

Signed by Neil Johnson
a delegate of the Commission

  Facsimile copies of the Letter of Transmittal, properly completed and duly signed, will be accepted. The Letter of Transmittal, ADRs evidencing ADSs and any other required documents should be sent by each tendering holder of ADSs of OzEmail or such holder's broker, dealer, commercial bank, trust company or other nominee to the U.S. Depositary as follows:

                     The U.S. Depositary for the Offer is:

                             THE BANK OF NEW YORK

                                 By Facsimile           By Hand or Overnight
        By Mail:                 Transmission:                Delivery:
    Tender & Exchange            (for Eligible            Tender & Exchange
       Department             Institutions Only)             Department
     P.O. Box 11248             (212) 815-6213           101 Barclay Street
  Church Street Station                                  Receive and Deliver
   New York, New York                                          Window
       10286-1248                                     New York, New York 10286


                               For Confirmation
                           Telephone: (800) 507-9357

  Facsimile copies of the Acceptance and Transfer Form, properly completed and duly signed, will be accepted. The Acceptance and Transfer Form, Share certificate(s) (in the case of a holder tendering certificated Shares) and any other dealer required documents should be sent by each tendering holder of Shares of OzEmail or his broker, dealer, commercial bank, trust company or other nominee to the Registry, or if such holder is in the United States, the U.S. Depositary.

                  The Registry for the Offer in Australia is:

                    NATIONAL REGISTRY SERVICES PTY LIMITED

        By Mail:                 By Facsimile                 By Hand:
      Reply Paid 85              Transmission:        Level 1, Grosvenor Place
       PO Box N460              (02) 9372 6011            225 George Street
     Grosvenor Place                                       Sydney NSW 2000
        NSW 1219                                         Tel: (02) 9372 6060

  Any questions or requests for assistance or additional copies of the Offer, the Acceptance and Transfer form, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Manager at their respective telephone numbers and locations listed below. Holders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

         The Information Agent for the Offer in the United States is:

                         LOGO MACKENZIE PARTNERS, INC.

                               156 Fifth Avenue
                           New York, New York 10010
                         (212) 929-5500 (call collect)
                                      or
             From the United States Call Toll-Free (800) 322-2885

                The Financial Advisor to MCI WORLDCOM, Inc. is:

                                 MERRILL LYNCH

         Level 49, MLC Centre             Merrill Lynch World Headquarters
          19-29 Martin Place                         North Tower
            Sydney NSW 2000                    World Financial Center
     (02) 9226 5342 (call collect)          New York, New York 10281-1305
                                            (212) 449-8971 (call collect)

           The Dealer Manager for the Offer in the United States is:

                                 MERRILL LYNCH
                       Merrill Lynch World Headquarters
                                  North Tower
                            World Financial Center
                         New York, New York 10281-1305

                         (212) 449-8971 (call collect)